UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)
Information Required in Proxy Statement

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

WORKHORSE GROUP INC.

(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Workhorse Group Inc. 3600 Park 42 Drive, Suite 160E, Sharonville, Ohio 45241 (888) 646-5205

Notice of Annual Meeting of
Stockholders to be held
on May 2, 2023

Meeting Details
Time and Date May 2, 2023, at 10:30 a.m. Eastern Time	Location The Annual Meeting will be held in a virtual meeting format at www.virtualshare- holdermeeting.com/ WKHS2023.	Record Date Stockholders of record at the close of business on March 6, 2023 will be entitled to receive notice of, attend and vote at the Annual Meeting.

The 2023 Annual Meeting of Stockholders (the “Annual Meeting”) of Workhorse Group Inc. ("Workhorse" or the "Company") will be held on May 2, 2023, at 10:30 a.m. Eastern Time. The Annual Meeting will be held in a virtual meeting format at www.virtualshareholdermeeting.com/WKHS2023.

At the Annual Meeting, you will be asked:
1	To elect the eight director nominees named in the Proxy Statement to hold office until the next annual meeting of stockholders or until their successors are duly elected and qualified;
2	To ratify the appointment of Grant Thornton LLP as the Company's independent auditors for the fiscal year ending December 31, 2023;
3	To approve the Workhorse Group Inc. 2023 Long-Term Incentive Plan; and
4	To act on such other matters as may properly come before the meeting or any adjournment thereof.

Because of the significance of these proposals to the Company and its stockholders, it is vital that every stockholder vote at the Annual Meeting.

These proposals are fully set forth in the accompanying Proxy Statement which you are urged to read thoroughly. For the reasons set forth in the Proxy Statement, your Board of Directors recommends a vote "FOR" each of the director nominees under Proposal 1 and "FOR" Proposals 2 and 3. After reading the enclosed Proxy Statement, please sign, date, and return promptly the enclosed Proxy in the accompanying postpaid envelope we have provided for your convenience or vote via the Internet as instructed herein to ensure that your shares will be represented. You may wish to provide your response electronically through the Internet by following the instructions set out on the enclosed proxy card.

To be admitted to the Annual Meeting at www.virtualshareholdermeeting.com/WKHS2023, you must have your control number available and follow the instructions found on your proxy card or voting instruction form. You may vote during the Annual Meeting, but we suggest you vote beforehand by following the instructions available on the meeting website during the meeting. Please allow sufficient time before the Annual Meeting to complete the online check-in process. Your vote is very important.

Proxy materials or a Notice of Internet Availability of Proxy Materials (the "Notice") are being first released or mailed on or about March 23, 2023, to all stockholders entitled to vote at the Annual Meeting. In accordance with rules and regulations adopted by the Securities and Exchange Commission (the "SEC"), instead of mailing a printed copy of our proxy materials to each record stockholder, we may furnish proxy materials by providing internet access to those documents. The Notice contains instructions on how to access our proxy materials and vote online, or in the alternative, request a paper copy of the proxy materials and a proxy card.

By Order of the Board of Directors

Raymond J. Chess
Chairman of the Board of Directors

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held May 2, 2023. In addition to the copies you have received, the Proxy Statement and our 2022 Annual Report on Form 10-K are available to stockholders at: https://www.proxyvote.com.

Whether or not you plan on attending the virtual meeting, please vote as promptly as possible to ensure that your vote is counted.

Workhorse Group Inc. 3600 Park 42 Drive, Suite 160E, Sharonville, Ohio 45241 (888) 646-5205

March 23, 2023

Dear Fellow Workhorse Stockholders,

We recently announced our fourth quarter and full year 2022 earnings results. I am proud of what our team has accomplished since I first arrived 18 months ago, and I remain confident that Workhorse is well-positioned to enter our next phase of growth.

During 2022, we made real, tangible progress on the execution of our product roadmaps, including, most notably, the first deliveries of our W4 CC vehicle to customers. We executed on our other electric vehicle roadmaps and are on track to bring those to the market, according to plan. We advanced our Aerospace business in 2022 and launched our Stables & Stalls initiative, which is actively executing for FedEx on multiple delivery routes. Importantly, to support all the hard work underway, we completed building out our leadership, engineering and operational teams with talented and highly experienced individuals who will drive our strategy forward. Lastly, we resolved a number of key legacy issues and strengthened our financial position.

Recent highlights include:

●	Executed Product Roadmaps: We produced and delivered 23 W4 CC vehicles in Q4 2022. We are prepared to start production of our W750 vehicle in Q2 2023, and the W56 program remains on track for start of production in Q3 2023. Our team successfully managed peak holiday season for Stable & Stalls and has been using the first EV W750 step van to actively execute for FedEx on multiple delivery routes in Ohio.
●	Advanced Drone Development: We advanced drone technology development in our Aerospace business. We conducted demonstrations of simultaneous package deliveries by multiple aircrafts to two prospective last-mile delivery clients and successfully field tested our humanitarian and logistical operations (HALO) drone internationally.
●	Completed Transformation of Union City Plant: We completed the transformation of our Workhorse Ranch, which we were proud to showcase at our Analyst Day in December 2022. In the plant, we are producing and delivering the W4 CC vehicle and assembling and shipping Tropos vehicles. The large, state-of-the-art complex provides us with the operations and support we need to continue ramping up production of our electric vehicles.
●	Concluded Other Facilities Improvement Efforts: We concluded the facility improvement efforts in Wixom, Michigan and are near completion of the testing center in Sharonville, Ohio. We are also in the process of installing production lines for drones at the engineering, technical design and production facility in Mason, Ohio.
●	Discontinued C1000 Program: After thorough engineering review, durability testing and careful consideration, we decided to discontinue the C1000 program and reallocate engineering and supply chain resources towards the development and production of our other products.
●	Resolved legacy issues: We resolved a number of legacy legal and regulatory issues that allow us to further sharpen our focus on our strategic priorities.
●	Maintained solid financial position: Workhorse has access to capital to deliver on our goals and generate value for our stockholders and all of our stakeholders, including our valued employees. As we ramp up production and deliveries of our commercial vehicles and drones, we expect to generate significant revenue growth in 2023.

It has been an incredibly busy and productive year. I am grateful for our team’s hard work, execution and focus during this important time. We have strengthened our business from top to bottom to position us for the future. We look forward to further executing on our product roadmaps and achieving our vision of pioneering the transition to zero emission commercial vehicles. I’m confident we have the right team and plans in place to emerge as a winner in our segment and deliver exceptional value to our customers, communities, and you, our stockholders.

Thank you for your support.

Best Regards.

Sincerely,

Richard F. Dauch

Chief Executive Officer

i

Workhorse Group	ii	2023 Proxy Statement

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Proxy Statement

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Workhorse Group Inc. (“Workhorse” or the "Company") to be voted at the Annual Meeting of Stockholders (the "Annual Meeting"), which will be held on May 2, 2023, at 10:30 a.m. Eastern Time and at any postponements or adjournments thereof. The proxy materials will be furnished to stockholders on or about March 23, 2023. The Annual Meeting will be held as a virtual meeting. Stockholders attending the virtual meeting will be afforded the same rights and opportunities to participate as they would at an in-person meeting. You will be able to attend and participate in the Annual Meeting online via a live webcast by visiting www.virtualshareholdermeeting.com/WKHS2023. In addition to voting by submitting your proxy prior to the Annual Meeting, you also will be able to vote your shares electronically during the Annual Meeting.

Revocability of Proxy and Solicitation

Any stockholder executing a proxy that is solicited hereby has the power to revoke it prior to the voting of the proxy. Revocation may be made by attending the Annual Meeting and voting the shares of stock in person, or by delivering to the General Counsel of the Company at the principal office of the Company prior to the Annual Meeting a written notice of revocation or a later-dated, properly executed proxy. Solicitation of proxies may be made by directors, officers and other employees of the Company by personal interview, telephone, facsimile transmittal or electronic communications. No additional compensation will be paid for any such services. This solicitation of proxies is being made by the Company, which will bear all costs associated with the mailing of this Proxy Statement and the solicitation of proxies.

Record Date

Stockholders of record at the close of business on March 6, 2023, will be entitled to receive notice of, attend and vote at the Annual Meeting.

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ProXY STATEMENT

Information About the Annual Meeting and Voting

why am i receiving these materials?

The Company has furnished these materials to you, in connection with the Company's solicitation of proxies for use at the Annual Meeting of Stockholders to be held on May 2, 2023, at 10:30 a.m. Eastern Time. The Annual Meeting will be held as a virtual meeting. Stockholders attending the virtual meeting will be afforded the same rights and opportunities to participate as they would at an in-person meeting. You will be able to attend and participate in the Annual Meeting online via a live webcast by visiting www.virtualshareholdermeeting.com/WKHS2023. These materials have also been made available to you on the Internet. These materials describe the proposals on which the Company would like you to vote and also give you information on these proposals so that you can make an informed decision. We are furnishing our proxy materials on or about March 23, 2023 to all stockholders of record entitled to vote at the Annual Meeting.

Notice of Internet Availability (Notice and Access)

Instead of mailing a printed copy of our proxy materials to each stockholder, we are furnishing proxy materials via the Internet. This reduces both the costs and the environmental impact of sending our proxy materials to our stockholders. If you received a "Notice of Internet Availability," you will not receive a printed copy of the proxy materials unless you specifically request a printed copy. The Notice of Internet Availability will instruct you how to access and review the important information contained in the proxy materials. The Notice of Internet Availability also instructs you how to submit your proxy on the Internet and how to vote by telephone.

If you would like to receive a printed or emailed copy of our proxy materials, you should follow the instructions for requesting such materials included in the Notice of Internet Availability. In addition, if you received paper copies of our proxy materials and wish to receive all future proxy materials, proxy cards and annual reports electronically, please follow the electronic delivery instructions on www.proxyvote.com. We encourage stockholders to take advantage of the availability of the proxy materials on the Internet to help reduce the cost and environmental impact of our annual stockholder meetings.

The Notice of Internet Availability is first being sent to stockholders on or about March 23, 2023. Also on or about March 23, 2023, we will first make available to our stockholders this Proxy Statement and the form of proxy relating to the 2023 Annual Meeting filed with the SEC on March 23, 2023.

What is included in these materials?

These materials include:

•	this Proxy Statement for the Annual Meeting; and
•	the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2022.

What is the proxy card?

The proxy card enables you to appoint Richard F. Dauch, our Chief Executive Officer, and James D. Harrington, our General Counsel, Chief Compliance Officer, and Secretary, as your representatives at the Annual Meeting. By completing and returning a proxy card, you are authorizing these individuals to vote your shares at the Annual Meeting in accordance with your instructions on the proxy card. This way, your shares will be voted whether or not you attend the Annual Meeting.

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What is the purpose of the Annual Meeting?

At our Annual Meeting, stockholders will act upon the matters outlined in the Notice of Annual Meeting on the cover page of this Proxy Statement, including (i) the election of the eight persons named herein as nominees for directors of the Company, to hold office subject to the provisions of the bylaws of the Company, until the next annual meeting of stockholders or until their successors are duly elected and qualified; (ii) ratification of the appointment of Grant Thornton LLP as the Company's independent auditors for the fiscal year ending December 31, 2023; and (iii) approval of the Workhorse Group Inc. 2023 Long-Term Incentive Plan. In addition, management will report on the performance of the Company during fiscal year 2022 and respond to questions from stockholders.

VOTE REQUIRED; QUORUM; BROKER NON-VOTES

The presence at the meeting, in person or by proxy, of the holders of a majority of the number of shares of common stock issued and outstanding on the record date will constitute a quorum permitting the meeting to conduct its business. As of the record date, there were 170,823,669 shares of Workhorse common stock issued and outstanding. Thus, the presence of the holders of common stock representing at least 85,411,835 votes will be required to establish a quorum. Stockholders are entitled to one vote for each share of common stock held by them.

For purposes of the quorum and the discussion below regarding the vote necessary to take stockholder action, stockholders of record who are present at the virtual Annual Meeting or by proxy and who abstain, including brokers holding customers’ shares of record who cause abstentions to be recorded at the meeting, are considered stockholders who are present and entitled to vote and are counted towards the quorum.

Brokers holding shares of record for customers generally are not entitled to vote on “non-routine” matters, unless they receive voting instructions from their customers. As used herein, “uninstructed shares” means shares held by a broker who has not received such instructions from its customers on a proposal. A “broker non-vote” occurs when a nominee holding uninstructed shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that non-routine matter. It is important that you provide voting instructions to your bank, broker or other nominee, if you wish to determine the voting of your shares.

We anticipate that only the proposal to ratify the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm is a routine matter that brokers are entitled to vote shares on without receiving instructions.

For the election of directors, the nominees receiving the most “For” votes at the Annual Meeting or by proxy will be elected. Approval of all other matters requires the affirmative vote of a majority of the votes cast on the applicable matter via attendance at the virtual Annual Meeting or by proxy. Abstentions, broker non-votes and directions to withhold authority will not be counted as votes cast and accordingly will have no effect on the outcome of any proposal.

What is the difference between a stockholder of record and a beneficial owner of shares held in street name?

Most of our stockholders hold their shares in an account at a brokerage firm, bank or other nominee holder, rather than holding share certificates in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially in street name.

Stockholder of Record

If, on March 6, 2023, your shares were registered directly in your name with our transfer agent, Empire Stock Transfer, Inc., you are considered a stockholder of record with respect to those shares, and the Notice of Annual Meeting and Proxy Statement was sent directly to you by the Company. As the stockholder of record, you have the right to direct the voting of your shares by returning the proxy card to us. Whether or not you plan to attend the Annual Meeting, if you do not vote over the Internet, please complete, date, sign and return a proxy card to ensure that your vote is counted.

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Beneficial Owner of Shares Held in Street Name

If, on March 6, 2023, your shares were held in an account at a brokerage firm, bank, broker-dealer, or other nominee holder, then you are considered the beneficial owner of shares held in "street name," and the Notice of Annual Meeting & Proxy statement was forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As the beneficial owner, you have the right to instruct that organization on how to vote the shares held in your account. However, since you are not the stockholder of record, you may not vote these shares in person at the Annual Meeting unless you receive a valid proxy from the organization.

How do I vote?

Stockholders of Record. If you are a stockholder of record, you may vote by any of the following methods:

Via the Internet. You may vote by proxy via the Internet by following the instructions provided on the enclosed proxy card.	By Mail. You may vote by completing, signing, dating and returning your proxy card in the pre-addressed, postage-paid envelope provided.	Online at the Meeting. You can vote at the meeting at www.virtualshareholdermeeting.com/ WKHS2023.

Beneficial Owners of Shares Held in Street Name. If you are a beneficial owner of shares held in street name, you may vote by any of the following methods:

Via the Internet. You may vote by proxy via the Internet by following the instructions provided on the enclosed proxy card.	By Mail. You may vote by proxy by filling out the vote instruction form and returning it in the pre-addressed, postage-paid envelope provided.	Online at the Meeting. You can vote at the meeting at www.virtualshareholdermeeting.com/ WKHS2023.

How can I get electronic access to the proxy materials?

The Notice provides you with instructions regarding how to:

•	view the Company's proxy materials for the Annual Meeting on the Internet;
•	request hard copies of the materials; and
•	instruct the Company to send future proxy materials to you electronically by email.

Choosing to receive future proxy materials by email will save the Company the cost of printing and mailing documents to you and will reduce the impact of the Company's annual stockholder meetings on the environment. If you choose to receive future proxy materials by email, you will receive an email message next year with instructions containing a link to those materials and a link to the proxy voting website. Your election to receive proxy materials by email will remain in effect until you terminate it.

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What happens if I do not give specific voting instructions?

Stockholders of Record. If you are a stockholder of record and you:

•	indicate when voting on the Internet that you wish to vote as recommended by the Board, or
•	sign and return a proxy card without giving specific voting instructions,

then the proxy holders will vote your shares in the manner recommended by the Board on all matters presented in this Proxy Statement and as the proxy holders may determine in their discretion with respect to any other matters properly presented for a vote at the Annual Meeting.

Beneficial Owners of Shares Held in Street Name. If you are a beneficial owner of shares held in street name and do not provide the organization that holds your shares with specific voting instructions, under the rules of various national and regional securities exchanges, the organization that holds your shares may generally vote on routine matters, but not on non-routine matters. Under New York Stock Exchange ("NYSE") rules, if your shares are held by a member organization, as that term is defined under NYSE rules, responsibility for making a final determination as to whether a specific proposal constitutes a routine or non-routine matter rests with that organization or third parties acting on its behalf.

What are the Board's recommendations?

The Board's recommendation is set forth together with the description of each item in this Proxy Statement. In summary, the Board recommends a vote:

•	for election of the eight director nominees named in the Proxy Statement to hold office until the next annual meeting of stockholders or until their successors are duly elected and qualified;
•	for ratification of the appointment of Grant Thornton LLP as the Company's independent auditors for the fiscal year ending December 31, 2023; and
•	for approval of the Workhorse Group Inc. 2023 Long-Term Incentive Plan.

With respect to any other matter that properly comes before the Annual Meeting, the proxy holders will vote as recommended by the Board or, if no recommendation is given, in their own discretion.

How are proxy materials delivered to households?

Only one copy of the Company's Notice of Internet Availability, Annual Report on Form 10-K for the fiscal year ended December 31, 2022 and this Proxy Statement will be delivered to an address where two or more stockholders reside with the same last name or who otherwise reasonably appear to be members of the same family based on the stockholders' prior express or implied consent.

We will deliver promptly, upon written or oral request, a separate copy of the Company's Notice of Internet Availability, Annual Report on Form 10-K for the fiscal year ended December 31, 2022 and this Proxy Statement. If you share an address with at least one other stockholder, currently receive one copy of our Annual Report on Form 10-K and Proxy Statement at your residence, and would like to receive a separate copy of our Annual Report on Form 10-K and Proxy Statement for future stockholder meetings of the Company, please specify such request in writing and send such written request to Workhorse Group Inc., 3600 Park 42 Drive, Suite 160E, Sharonville, Ohio 45241; Attention: General Counsel.

Interest of Officers and Directors in matters to be acted upon

Except for the election to our Board of the nominees and the approval of our 2023 Long-Term Incentive Plan (under which our directors and officers are eligible to receive grants), none of our officers or directors has any interest in any of the matters to be acted upon at the Annual Meeting.

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Environmental, Social and Governance

Our mission is based on the foundation of the commercial vehicle transition to zero emissions. To do this, we embrace a world with reduced carbon emissions in both energy generation and consumption. We are designing and manufacturing a key ingredient of the transportation ecosystem evolution to achieve this goal - last mile electric delivery vehicles. We design and manufacture all-electric delivery trucks and drones, including the technology that optimizes the way these vehicles operate. We are focused on our core competency of bringing our electric delivery vehicle platforms to serve the last mile delivery market.

We are investing to make our facilities more efficient and sustainably designed and are also driving a continuous safety mindset by focusing on worker engagement. In addition, we are focused on reducing the carbon footprint throughout our supply chain. We are committed to developing sourcing of responsibly produced materials from suppliers who have social, environmental and sustainability best practices in their own operations.

Finally, we believe that sound corporate governance is essential to helping us achieve our goal, including with respect to Environmental, Social, and Governance matters (“ESG”). We continue to evolve a governance framework that exercises appropriate oversight of responsibilities at all levels throughout the company. During 2022, we established our first ESG Committee, made up of leaders from across our company, and they began regular presentations on our related initiatives to our Board, which guides our ESG impacts, initiatives and priorities.

Corporate Governance

We have established a comprehensive corporate governance plan for the purpose of defining responsibilities, setting high standards of professional and personal conduct and assuring compliance with these responsibilities and standards. As part of its annual review process, our Board of Directors monitors developments in corporate governance. Summarized below are some of the key elements of our corporate governance plan. Many of these matters are described in more detail elsewhere in this proxy statement.

Director Independence and Diversity. Nine of our ten current directors are, and, if all nominees are elected, seven of our eight directors will be, independent under the independence standards of the Nasdaq Stock Market. Under our Corporate Governance Guidelines, at least three-quarters (75%) of our directors shall meet such independence standards as well as the SEC’s enhanced independence standards for audit committee members. In addition, the diversity of our Board members fully satisfies Nasdaq’s board diversity objective. Non-employee directors are scheduled to meet separately in executive session after every regularly scheduled Board meeting.

Audit Committee. All members meet the independence standards for audit committee membership under the rules of the Nasdaq Stock Market and applicable SEC rules. Each of Messrs. Budde and Quigley has been designated as an “audit committee financial expert” as defined in the SEC rules. All members of the Audit Committee satisfy Nasdaq’s financial literacy requirements. The Audit Committee operates under a written charter that governs its duties and responsibilities. These responsibilities include the sole authority to appoint, review, evaluate and replace our independent auditors; overseeing our internal control over financial reporting, our internal audit function, our enterprise risk management program and our compliance programs generally; and reviewing proposed related party transactions.

Human Capital Management and Compensation Committee. All members meet the independence standards for compensation committee membership under the rules of the Nasdaq Stock Market and applicable SEC rules. The Human Capital Management and Compensation Committee operates under a written charter that governs its duties and responsibilities. These responsibilities

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include overseeing our policies, processes and controls relating to human resources, including related to our culture, diversity and inclusion, and talent development programs; and reviewing our overall compensation philosophy and programs to ensure they appropriately link management's interests with those of stockholders, reward executive officers for their contributions, and provide appropriate retention incentives.

Nominating and Corporate Governance Committee. All members are independent under the rules of the Nasdaq Stock Market. The Nominating and Corporate Governance Committee operates under a written charter that governs its duties and responsibilities. These responsibilities include recommending to the Board the nominees for election as directors at any meeting of stockholders and the persons to be elected by the Board to fill any vacancies on the Board; overseeing our executive succession planning; and overseeing our ESG program, except relating to human resources policies and procedures.

Corporate Governance Guidelines. We have adopted Corporate Governance Guidelines, including qualification and independence standards for directors, director responsibilities, and board structure and process.

Stock Ownership Guidelines. We have adopted Stock Ownership Guidelines to align the interests of our executives and directors with the interests of our stockholders and promote our commitment to sound corporate governance. The Stock Ownership Guidelines apply to the non-employee directors (3x annual cash retainer), the Chief Executive Officer (6x salary) and all other executive officers (3x salary).

Anti-Hedging Policy and Trading Restrictions. We have an insider trading policy which, among other things, prohibits our directors, officers and other employees from engaging in “insider trading,” trading in our securities on a short-term basis, purchasing our securities on margin, short-selling our securities or entering into transactions designed to hedge the risks and benefits of ownership of our securities.

Anti-Pledging Policy. Under our insider trading policy, our directors and executive officers are prohibited from pledging our securities as collateral.

Code of Conduct. We have adopted a Code of Conduct that applies to all directors, officers and employees and covers a broad range of topics, including data security, compliance with laws, restrictions on gifts, and conflicts of interest. All salaried employees will be required to affirm from time to time in writing their acceptance of, and compliance with, the Code of Conduct.

Recoupment Policy. We have adopted a recoupment policy under which we will, in specified circumstances, require reimbursement of annual and long-term incentives paid to an executive officer.

Double-Trigger Required on Change in Control. The employment agreements with our executive officers, including our Named Executive Officers, provide for severance payments and accelerated vesting of equity grants upon a change in control only if a qualifying termination occurs within 18 months of the change in control.

Human Capital

We understand that our success is ultimately rooted in people. Competition for qualified personnel in our space is intense, and our success depends in large part on our ability to recruit, develop and retain a productive and engaged workforce. Accordingly, investing in our employees and their well-being, offering competitive compensation and benefits, promoting diversity and inclusion, adopting progressive human capital management practices and maintaining community outreach constitute core elements of our corporate strategy.

Governance. Our Board and its committees provide important oversight on certain human capital matters. The Human Capital Management and Compensation Committee maintains responsibility to review, discuss and set strategic direction for various people-related business strategies, including compensation and benefit programs. We manage our human capital and care for our

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employees in a manner that aligns with our core values of integrity, transparency, accountability, excellence, and teamwork. Our management team administers all employment matters, including recruiting and hiring, onboarding and training, compensation and rewards, performance management, and professional development. We continuously evaluate and enhance our internal policies, process and practices to increase employee engagement and productivity.

Employee Hotline. We have an employee hotline that provides our employees an opportunity to report matters such as safety concerns, fraud or other misconduct. All reported matters are reviewed in accordance with established protocols by our Legal, Human Resources and Internal Audit departments, who monitor the remediation and disposition of any reported matters.

Support Employee Well-being and Engagement. We support the overall well-being of our employees from a physical, emotional, financial, and social perspective. Our well-being program includes a long-standing practice of flexible paid time off, life planning benefits, wellness platforms and employee assistance programs.

Offer Competitive Compensation and Benefits. We strive to ensure our employees receive competitive and fair compensation and innovative benefits offerings, tying incentive compensation to both business and individual performance, offering competitive maternal/paternal leave policies, and providing meaningful retirement and health benefits.

Promote Sense of Belonging through Diversity and Inclusion Initiatives. We promote an inclusive and diverse workplace, where all individuals are respected and feel they belong regardless of their age, race, national origin, gender, religion, disability, sexual orientation, or gender identity.

Provide Programs for Employee Recognition. We also offer rewards and recognition programs to our employees, including awards to recognize employees who best exemplify our values and spot awards to recognize employee contributions. We believe that these recognition programs help drive strong employee performance and retention. We conduct annual employee performance reviews, where each employee completes a self-assessment and is evaluated by his or her manager, a process which empowers our employees. Employee performance is assessed based on a variety of key performance metrics, including the achievement of objectives specific to the employee’s department or role.

Create Opportunities for Growth and Development. We focus on creating opportunities for employee growth, development, training, and education, including through management and leadership development programs and opportunities to cultivate talent and identify candidates for new roles from within the Company.

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Security Ownership of Certain
Beneficial Holders and Management

The following table shows the number of shares of common stock beneficially owned as of the Record Date by (i) each director and nominee for director, by each current executive officer, and by all current directors and executive officers as a group and (ii) all the persons who were known to be beneficial owners of five percent or more of our common stock, our only voting securities, on March 6, 2023. Applicable percentage ownership is based on 170,823,669 shares of common stock outstanding as of March 6, 2023.

Name Of Beneficial Owner(1)	Common Stock Beneficially Owned	Percentage of Common Stock(2)
Directors
Raymond J. Chess	248,164(3)	*
Richard F. Dauch	1,899,926(4)	1.11%
H. Benjamin Samuels	1,146,564(5)	*
Gerald B. Budde	300,521(6)	*
Harry DeMott	82,508(7)	*
Michael L. Clark	187,006(8)	*
Jacqueline A. Dedo	150,428(7)	*
Pamela S. Mader	103,013(7)	*
William G. Quigley III	82,508(7)	*
Austin Scott Miller	73,315(7)	*
Executive Officers
Gregory T. Ackerson	240,985(9)	*
Joshua J. Anderson	256,753(10)	*
Ryan W. Gaul	284,924(11)	*
Robert M. Ginnan	390,189(12)	*
John W. Graber	264,828(13)	*
James D. Harrington	404,980(14)	*
Stanley R. March	274,375(15)	*
James C. Peters	150,855(16)	*
Kerry K. Roraff	190,402(17)	*
All officers and directors as a group (19 people)	6,732,244	3.93%
Certain Other Beneficial Holders
BlackRock, Inc.	11,538,946(18)	6.75%
The Vanguard Group	8,857,480(19)	5.19%
Brandon Torres Declet†	0	*
Dr. Jean Botti†	0	*

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*	Less than one percent.
†	Director Nominee.
1.	Except as otherwise indicated, the address of each beneficial owner is c/o Workhorse Group Inc., 3600 Park 42 Drive, Suite 160E, Sharonville, Ohio 45241.
2.	Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Stock options to purchase shares of common stock that are currently exercisable or exercisable within 60 days of March 6, 2023 are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage of ownership of such person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.
3.	Includes 61,882 shares of restricted stock which vest in August 2023.
4.	Includes 1,186,744 shares of restricted stock, all of which vest no later than February 23, 2025; and (ii) options to purchase 148,213 shares of common stock at an exercise price of $10.27, all of which options are currently exercisable.
5.	Includes (i) 49,505 shares of restricted stock which vest in August 2023; (ii) 445,421 shares of common stock held by the Samuels 2012 Children's Trust UAD 10/28/12; and (iii) 220,966 shares of common stock held by the Marci Rosenberg 2012 Family Trust, a trust managed by Mr. Samuels’s wife. Mr. Samuels is a trustee of the Children's Trust.
6.	Includes (i) 49,505 shares of restricted stock which vest in August 2023 and (ii) 119,692 shares of common stock owned by the Gerald B. Budde Living Trust, of which Mr. Budde is the trustee.
7.	Includes 49,505 shares of restricted stock which vest in August 2023.
8.	Includes (i) 49,505 shares of restricted stock which vest in August 2023 and (ii) options to purchase 46,000 shares of common stock at an exercise price of $1.10 held by Mr. Clark, all of which options are currently exercisable.
9.	Includes (i) 119,847 shares of restricted stock held by Mr. Ackerson, all of which vest no later than February 22, 2026; and (ii) options to purchase 10,000 shares of common stock at an exercise price of $1.19 held by Mr. Ackerson, all of which options are currently exercisable.
10.	Includes 205,546 shares of restricted stock held by Mr. Anderson, all of which vest no later than February 22, 2026.
11.	Includes 246,551 shares of restricted stock held by Mr. Gaul, all of which vest no later than February 22, 2026.
12.	Includes 337,295 shares of restricted stock held by Mr. Ginnan, all of which vest no later than February 22, 2026.
13.	Includes 229,328 shares of restricted stock held by Mr. Graber, all of which vest no later than February 22, 2026.
14.	Includes 344,513 shares of restricted stock held by Mr. Harrington, all of which vest no later than February 22, 2026.
15.	Includes 162,487 shares of restricted stock held by Mr. March, all of which vest no later than February 22, 2026.
16.	Includes 132,399 shares of restricted stock held by Mr. Peters, all of which vest no later than February 22, 2026.
17.	Includes 164,138 shares of restricted stock held by Ms. Roraff, all of which vest no later than February 22, 2026.
18.	This information was derived solely from the Schedule 13G/A filed by BlackRock, Inc. on January 31, 2023. The address of BlackRock, Inc. is 55 East 52nd Street, New York, NY 10055. BlackRock, Inc. reported sole voting power over 11,305,125 shares and sole dispositive power over 11,538,946 shares.
19.	This information was derived solely from the Schedule 13G filed by The Vanguard Group on February 9, 2023. The address of The Vanguard Group is 100 Vanguard Blvd., Malvern, PA 19355. The Vanguard Group reported shared voting power over 248,039 shares, sole dispositive power over 8,473,868 shares and shared dispositive power over 383,612 shares.

Workhorse Group	10	2023 Proxy Statement

Information About the Board of Directors

The Board oversees our business and affairs and monitors the performance of management. Currently, nine of our ten directors are independent. Biographical information about our directors is provided in “Proposal No. 1 — Proposal for the Election of Eight Directors” on page 18. Except as set forth in this Proxy Statement, none of our directors held directorships in other reporting companies or registered investment companies at any time during the past five years. Our Board currently consists of the following ten persons, six of whom have been nominated by the Company to stand for re-election.

Name	Age	Position	Director Since
Raymond J. Chess(2)	65	Director, Chairman	2014
Richard F. Dauch	62	Director and Chief Executive Officer	2021
H. Benjamin Samuels(1)(3)	55	Director	2015
Gerald B. Budde(1*)	61	Director	2015
Harry DeMott(2)(3)	56	Director	2016
Michael L. Clark(1)(3*)	51	Director	2018
Jacqueline A. Dedo(1)(2*)	61	Director	2020
Pamela S. Mader(2)(3)	59	Director	2020
William G. Quigley III(1)	61	Director	2022
Austin Scott Miller(2)(3)	61	Director	2022
1.	Audit Committee
2.	Nominating and Corporate Governance Committee
3.	Human Capital Management and Compensation Committee
*	Committee Chair

Board meetings during the 2022 fiscal year

During 2022, the Board held 12 meetings. Each director, except Mr. Miller, who was elected by stockholders in May 2022, attended at least 75% of the meetings of the Board and committees on which such director served in 2022. The Board also approved certain actions by unanimous written consent. Directors are not required to attend the Annual Meeting, but all directors attended the 2022 Annual Meeting.

Committees established by the Board

The Board has standing Audit, Human Capital Management and Compensation, and Nominating and Corporate Governance Committees. Information concerning the function of each Board committee follows.

Audit Committee

The Board has established an Audit Committee in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), consisting of Gerald B. Budde (Chair), Michael L. Clark, Jacqueline A. Dedo, William G. Quigley III and H. Benjamin Samuels. Our Board has determined that the members are all “independent directors” as defined by the rules

Workhorse Group	11	2023 Proxy Statement

of the Nasdaq Capital Market (“Nasdaq”) applicable to members of an audit committee and Rule 10A-3(b)(i) under the Exchange Act. In addition, each of Messrs. Budde and Quigley is an “audit committee financial expert” as defined in Item 407(d)(5) of Regulation S-K and demonstrates “financial sophistication” as defined by the rules of Nasdaq. The Audit Committee assists the Board in monitoring (1) the integrity of our financial statements, (2) our compliance with legal and regulatory requirements, and (3) the independence and performance of our internal and external auditors. The Audit Committee’s principal functions include:

•	reviewing our annual audited consolidated financial statements with management and our independent auditors, including major issues regarding accounting and auditing principles and practices and financial reporting that could significantly affect our consolidated financial statements;
•	reviewing our quarterly consolidated financial statements with management and our independent auditors prior to the filing of our Quarterly Reports on Form 10-Q, including the results of the independent auditors' reviews of the quarterly consolidated financial statements;
•	recommending to the Board the appointment of, and continued evaluation of the performance of, our independent auditors;
•	approving the fees to be paid to our independent auditors for audit services and approving the retention of our independent auditors for non-audit services and all fees for such services;
•	reviewing periodic reports from our independent auditors regarding our independent auditors’ independence, including discussion of such reports with the independent auditors;
•	reviewing the adequacy of our overall control environment, including internal financial controls and disclosure controls and procedures;
•	reviewing with our management and legal counsel legal matters that may have a material impact on our consolidated financial statements or our compliance policies and any material reports or inquiries received from regulators or governmental agencies;
•	overseeing our internal audit function;
•	overseeing our risk management policies and risk management framework, including our enterprise risk management program; and
•	reviewing the overall adequacy and effectiveness our regulatory and ethics and compliance programs.

During 2022, the Audit Committee met four times. A copy of the Audit Committee's charter is posted on the Company's website at www.workhorse.com in the "Investors" section of the website.

HUMAN CAPITAL MANAGEMENT AND COMPENSATION COMMITTEE

Our Human Capital Management and Compensation Committee consists of Michael L. Clark (Chair), Harry DeMott, Pamela S. Mader, Austin Scott Miller and H. Benjamin Samuels. Our Board has determined that each of the members is an “independent director” as defined by the Nasdaq rules applicable to members of a compensation committee. The Human Capital Management and Compensation Committee is responsible for establishing the compensation of our senior management, including salaries, bonuses, termination arrangements, and other executive officer benefits as well as director compensation. The Human Capital Management and Compensation Committee also administers our equity incentive plans. The Human Capital Management and Compensation Committee works with our Chairman and Chief Executive Officer and reviews and recommends to the Board compensation decisions regarding senior management including compensation levels and equity incentive awards. The Human Capital Management and Compensation Committee also approves employment and compensation agreements with our key personnel and directors. The Human Capital Management and Compensation Committee has the power and authority to conduct or authorize studies, retain independent consultants, accountants or others, and obtain unrestricted access to management, our internal auditors, human resources and accounting employees and all information relevant to its responsibilities. The Human Capital Management and Compensation Committee is responsible for developing our executive compensation philosophy and reviewing and recommending to the Board for approval all compensation policies and compensation programs for the executive team.

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The responsibilities of the Human Capital Management and Compensation Committee, as stated in its charter, include the following:

•	assist the Board in its oversight of our policies and strategies relating to culture, diversity and inclusion, and talent development programs;
•	oversee our ESG program relating to human resources matters;
•	review and approve the Company's compensation guidelines and structure;
•	review and recommend to the Board on an annual basis the corporate goals and objectives with respect to compensation for the Chief Executive Officer;
•	review and recommend to the Board on an annual basis the evaluation process and compensation structure for the Company's other officers, including salary, bonus, incentive and equity compensation;
•	review on an annual basis the potential risk to us from our compensation programs and policies, including any incentive plans, and whether such programs and policies incentivize unnecessary and excessive risk taking; and
•	periodically review and make recommendations to the Board regarding the compensation of non-employee directors.

During 2022, the Human Capital Management and Compensation Committee met four times. The Human Capital Management and Compensation Committee is governed by a written charter approved by the Board. A copy of the charter is posted on the Company’s website at www.workhorse.com in the “Investors” section of the website.

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee consists of Jacqueline A. Dedo (Chair), Raymond J. Chess, Harry DeMott, Pamela S. Mader and Austin Scott Miller. Our Board has determined that each of the members of the Nominating and Corporate Governance Committee is an “independent director” as defined by the rules of Nasdaq. The Nominating and Corporate Governance Committee is generally responsible for recommending to the Board policies, procedures, and practices designed to help ensure that our corporate governance policies, procedures, and practices continue to assist the Board and our management in effectively and efficiently promoting the best interests of our stockholders. The Nominating and Corporate Governance Committee is also responsible for selecting and recommending for approval by our Board a slate of director nominees for election at each of our annual meetings of stockholders; recommending to the Board the composition and chairs of our Board committees; and recommending to the Board director nominees to fill vacancies or new positions on the Board or its committees that may occur or be created from time to time, all in accordance with our bylaws and applicable law. The Nominating and Corporate Governance Committee’s principal functions include:

•	developing and maintaining our corporate governance policy guidelines;
•	evaluating the performance of the Board and its committees;
•	overseeing an annual review by the Board on succession planning for executive officers and members of the Board;
•	overseeing our ESG program, except relating to human resources policies and procedures; and
•	selecting and recommending a slate of director nominees for election at each of our annual meetings of the stockholders and recommending to the Board director nominees to fill vacancies or new positions on the Board or its committees that may occur from time to time.

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During 2022, the Nominating and Corporate Governance Committee met five times. The Nominating and Corporate Governance Committee is governed by a written charter approved by our Board. A copy of the Nominating and Corporate Governance Committee’s charter is posted on the Company’s website at www.workhorse.com in the “Investors” section of the website.

In identifying potential independent candidates for the Board with significant senior-level professional experience, the Nominating and Corporate Governance Committee solicits candidates from the Board, senior management and others and may engage a search firm in the process. The Nominating and Corporate Governance Committee reviews and narrows the list of candidates and interviews potential nominees. The final candidate is also introduced and interviewed by the Board and the Chairman. In general, in considering whether to recommend a particular candidate for inclusion in our Board slate of recommended director nominees, the Nominating and Corporate Governance Committee will apply the criteria set forth in our Corporate Governance Guidelines. Further, specific consideration is given to, among other things, diversity of background and experience that a candidate would bring to our Board. The Nominating and Corporate Governance Committee does not assign specific weights to particular criteria and no particular criterion is a prerequisite for each prospective nominee. We believe that the backgrounds and qualifications of our directors, considered as a group, should provide a composite mix of experience, knowledge and abilities that will allow our Board to fulfill its responsibilities. Stockholders may recommend individuals to the Nominating and Corporate Governance Committee for consideration as potential director candidates by submitting their names, together with appropriate biographical information and background materials to our Nominating and Corporate Governance Committee. Assuming that appropriate biographical and background material has been provided on a timely basis, the Nominating and Corporate Governance Committee will evaluate stockholder recommended candidates by following substantially the same process and applying substantially the same criteria, as it follows for candidates submitted by others.

Nomination of Directors

As provided in its charter and as described above, the Nominating and Corporate Governance Committee is responsible for identifying individuals qualified to become directors. In evaluating potential candidates for director, the Nominating and Corporate Governance Committee considers the entirety of each candidate's credentials.

Qualifications for consideration as a director nominee may vary according to the particular areas of expertise being sought as a complement to the existing composition of the Board. However, at a minimum, candidates for director must possess:

•	high personal and professional ethics and integrity;
•	the ability to exercise sound judgment;
•	the ability to make independent analytical inquiries;
•	a willingness and ability to devote adequate time and resources to diligently perform Board and committee duties; and
•	the appropriate and relevant business experience and acumen.

The Nominating and Corporate Governance Committee will consider nominees recommended by stockholders if such recommendations are made in writing to the committee. The Nominating and Corporate Governance Committee does not plan to change the manner in which the committee evaluates nominees for election as a director based on whether the nominee has been recommended by a stockholder or otherwise.

The Nominating and Corporate Governance Committee does not have a formal policy relating to diversity among directors. In considering new nominees and whether to re-nominate existing members of the Board, the committee seeks to achieve a Board with strengths in its collective knowledge and a broad diversity of perspectives, skills and business and professional experience. Among other items, the committee looks for a range of experience in strategic planning, sales, operations, finance, executive leadership, industry and similar attributes. The diversity of our Board members fully satisfies Nasdaq’s board diversity objective.

Workhorse Group	14	2023 Proxy Statement

At least a majority of the Directors on the Board must be “independent directors” as defined by Nasdaq rules. Under our Corporate Governance Guidelines, at least three-quarters (75%) of our directors must meet Nasdaq’s independence standards as well as the SEC’s enhanced independence standards for audit committee members.

Board Leadership Structure and Role in Risk Oversight

The Company has separated the positions of Chairman and Chief Executive Officer. Given the demanding nature of these positions, the Board believes it is appropriate to separate the positions of Chairman and Chief Executive Officer. Our Chairman presides over all meetings of the Board, including executive sessions when held. He briefs the Chief Executive Officer on issues arising in executive sessions and communicates frequently with him on matters of importance. He has responsibility for shaping the Board's agenda and consults with all directors to ensure the Board agendas and Board materials provide the Board with the information needed to fulfill its responsibilities. From time to time, he may also represent the Company in interactions with external stakeholders at the discretion of the Board.

The Board has determined that each of our current directors, except for Mr. Dauch, is an “independent director” as that term is defined in the Nasdaq listing standards. The Board has also determined that each member of the Audit Committee, Human Capital Management and Compensation Committee and Nominating and Corporate Governance Committee meets the independence standards applicable to those committees prescribed by Nasdaq and the SEC. In making these determinations, the Board considered all relationships between the Company and the directors. The Board determined each such relationship, and the aggregate of such relationships, to be immaterial to the applicable director’s ability to exercise independent judgment.

Our Board has overall responsibility for risk oversight, including cybersecurity risks. The oversight is conducted primarily through committees of the Board, as disclosed in each of the descriptions of each of the committees above and in the charters of each of the committees, but the full Board has retained responsibility for general oversight of risks as well as the Company’s overall strategy.

Stockholder Communications

Stockholders requesting communication with directors can do so by writing to Workhorse Group Inc., c/o General Counsel, 3600 Park 42 Drive, Suite 160E, Sharonville, Ohio 45241 or by emailing jim.harrington@workhorse.com. At this time we do not screen communications received and would forward any requests directly to the named director. If no director was named in a general inquiry, the General Counsel would contact either the Chairman or the chairperson of a particular committee, as appropriate. We do not provide the physical address, email address, or phone numbers of directors to outside parties without a director's permission.

Workhorse Group	15	2023 Proxy Statement

Compensation of Directors

Our non-employee directors are generally eligible to receive compensation for services they provide to us consisting of retainers and equity compensation as described below. During 2022, each non-employee director was eligible to receive an annual Board retainer of $75,000. The Chairman received an additional retainer of $25,000.

In addition to cash compensation, our non-employee directors are eligible to receive annual equity-based compensation consisting of restricted stock awards with an aggregate grant date value equal to $100,000 or, in the case of the Chairman, $125,000. Generally, the forfeiture restrictions applicable to the restricted stock awards lapse on the six-month anniversary of the date of grant of such awards. The restricted stock awards granted to our non-employee directors are subject to the terms and conditions of our equity plans and the award agreements pursuant to which such awards are granted. Each non-employee director is also reimbursed for travel and miscellaneous expenses to attend meetings and activities of the Board or its committees.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)
Raymond J. Chess	100,000	125,000	225,000
H. Benjamin Samuels	75,000	100,000	175,000
Gerald B. Budde	75,000	100,000	175,000
Harry DeMott	75,000	100,000	175,000
Michael L. Clark	75,000	100,000	175,000
Pamela S. Mader	75,000	100,000	175,000
Jacqueline A. Dedo	75,000	100,000	175,000
William G. Quigley III	62,500	100,000	162,500
Austin Scott Miller	50,000	75,000	125,000
1.	The amounts reflected in the "Stock Awards" column represent the grant date fair value of restricted stock awards granted to our non-employee directors, as computed in accordance with FASB ASC Topic 718.

Directors' and Officers' Insurance

The Company has purchased directors' and officers' liability insurance ("D&O Insurance") for the benefit of its directors and officers, and the directors and officers of its subsidiaries, against liability incurred by them in the performance of their duties as directors and officers of the Company, or its subsidiaries, as the case may be. The primary policy also provides coverage to the corporate entity for securities claims.

Workhorse Group	16	2023 Proxy Statement

Report of the Audit Committee of the Board of Directors

The Audit Committee, on behalf of the Board, serves as an independent and objective party to monitor and provide general oversight of the integrity of our consolidated financial statements, our independent registered public accounting firm's qualifications and independence, the performance of our independent registered public accounting firm and our standards of business conduct. The Audit Committee performs these oversight responsibilities in accordance with its Audit Committee Charter.

Our management is responsible for preparing our consolidated financial statements and managing our financial reporting process. Our independent registered public accounting firm is responsible for expressing an opinion on the conformity of our audited consolidated financial statements to generally accepted accounting principles in the United States of America. The Audit Committee met with our independent registered public accounting firm, with and without management present, to discuss the results of their examinations and the overall quality of our financial reporting.

In this context, the Audit Committee reviewed and discussed our audited consolidated financial statements for the year ended December 31, 2022 with management and with our independent registered public accounting firm. The Audit Committee has discussed with our independent registered public accounting firm the matters required to be discussed by applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the Securities and Exchange Commission. In addition, the Audit Committee provided guidance and oversight to the internal audit function, including the audit plan, and results of internal audit activity. The Company’s new Director of Internal Audit has direct access to the Audit Committee to discuss any matters desired, and she presented an update of internal audit activity at each regularly scheduled Audit Committee meeting.

The Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding such independent registered public accounting firm's communications with the Audit Committee concerning independence and has discussed with the independent registered public accounting firm its independence from us and our management.

Based on its review of the audited consolidated financial statements and the various discussions noted above, the Audit Committee recommended to the Board that our audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2022.

Respectfully submitted by the Audit Committee,

Gerald B. Budde, Chair
Michael L. Clark
Jacqueline A. Dedo
William G. Quigley III
H. Benjamin Samuels

The foregoing Audit Committee Report does not constitute soliciting material and shall not be deemed filed or incorporated by reference into any other filing of our Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent we specifically incorporate this Audit Committee Report by reference therein.

Workhorse Group	17	2023 Proxy Statement

ACTIONS TO BE TAKEN AT THE MEETING
PROPOSAL NO. 1

Proposal for Election of Eight Directors

At this year's Annual Meeting, the Board proposes that the nominees listed below be elected to hold office until the next annual meeting of stockholders or until their successors are duly elected and qualified. Six of the nominees are currently serving as directors. All nominees have consented to being named in this Proxy Statement and to serve if elected.

Assuming a quorum is present, the eight nominees receiving the highest number of affirmative votes of shares entitled to be voted will be elected as directors of the Company to hold office until the next annual meeting of stockholders and until their successors are duly elected and qualified. Unless marked otherwise, proxies received will be voted "FOR" the election of the nominees named below. In the event additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner as will ensure the election of the nominees listed below, and, in such event, the specific nominees to be voted for will be determined by the proxy holders.

INFORMATION WITH RESPECT TO DIRECTOR NOMINEES

Listed below are the nominees for election to our Board with information showing the principal occupation or employment of the nominees for director, the principal business of the corporation or other organization in which such occupation or employment is carried on, and such nominees' business experience during the past five years. Such information has been furnished to the
Company by the director nominees.

NAME	AGE	POSITION
Current Directors
Raymond J. Chess	65	Director, Chairman
Richard F. Dauch	62	Director, Chief Executive Officer
Jacqueline A. Dedo	61	Director
Pamela S. Mader	59	Director
William G. Quigley, III	61	Director
Austin Scott Miller	61	Director
New Nominees
Dr. Jean Botti	66	Nominee
Brandon Torres Declet	47	Nominee

Workhorse Group	18	2023 Proxy Statement

CURRENT DIRECTORS

Raymond J. Chess

Chairman of the Board of Directors

Mr. Chess has more than 40 years of experience in the automotive industry. Mr. Chess joined General Motors in 1980, and during his 37 years with General Motors, he held ever increasing roles and responsibilities in both manufacturing and product development. While in manufacturing, Mr. Chess held key positions in both plant floor operations and manufacturing engineering such as Chief Manufacturing Engineer and Executive Director of Stamping and Assembly. While in product development, Mr. Chess was a Vehicle Line Executive, where he led global cross functional responsibilities for GM's commercial truck line from 2001 to 2009 and GM's cross over segment from 2009 through 2012. Upon retirement from General Motors, he formed his own engineering consulting company. Mr. Chess serves on the Board of Directors of Rush Enterprises, Inc. (NASDAQ: RUSHA). Mr. Chess holds a Bachelor of Science in Mechanical Engineering from Kettering University and a Master of Business Administration from Indiana University. He started working with Workhorse in 2013 on our advisory board, was then elected to our Board of Directors and subsequently became our Chairman.

Mr. Chess's extensive industry knowledge and executive experience in the automotive industry, together with his experience on other public company boards, position him well to serve as our Chairman and a member of our committees.

Richard F. Dauch

Chief Executive Officer and Director

Mr. Dauch has nearly 30 years of experience in the automotive and manufacturing industries, including most recently as the Chief Executive Officer of the publicly traded automotive supplier, Delphi Technologies (NYSE: DLPH). Previously, Mr. Dauch served as the President and CEO of Accuride Corporation from 2011 to 2019 and of Acument Global Technologies from 2008 to 2011. He also served in various executive roles at American Axle & Manufacturing from 1995 to 2008 and United Technologies from 1992 to 1995 and as an officer in the United States Army from 1983 to 1990. Mr. Dauch attended the United States Military Academy at West Point, where he graduated with a Bachelor of Science degree in engineering, and the Massachusetts Institute of Technology, where he graduated with a dual Master of Science degree in Engineering and Management.

Mr. Dauch's extensive knowledge of the automotive industry gained through more than a decade as a CEO of both public and private companies, together with his proven talents and leadership, positions him well to serve as our Chief Executive Officer and as a member of our Board.

Workhorse Group	19	2023 Proxy Statement

Jacqueline A. Dedo

Director

Ms. Dedo has over 30 years of global automotive, off highway, industrial and aftermarket experience. She has held various leadership positions at Piston Group, Dana Holding Corp., The Timken Co., Motorola and Robert Bosch Corporation, among others, and has a proven background in managing full P&L responsibilities for major business units and entire companies responsible for up to $2 billion in revenue. In 2015, Ms. Dedo co-founded Aware Mobility LLC, which is focused on the development, investing, partnering and application of both electrified propulsion and connectivity tools, platforms and applications. Prior to May 2015, Ms. Dedo served as President of Piston Group and held various positions with Dana Holding Corp, The Timken Company, Motorola, Covisint LLC, Robert Bosch Corporation and Cadillac Motor Car Company. Ms. Dedo received a Bachelor of Science degree in Electrical Engineering from Kettering University and holds a number of board positions including Cadillac Products Automotive, Kettering University and Michigan Science Center. Ms. Dedo serves as a member of the Board of Directors of Li-Cycle Holdings Corp. (NYSE: LICY). Ms. Dedo holds 20 patents.

Ms. Dedo's extensive and varied executive experience at several significant companies, together with her proven leadership skills, qualifies her well to serve as a member of our Board and our committees.

Pamela S. Mader

Director

Ms. Mader brings over three decades of automotive, manufacturing, and consultancy experience, with an accomplished track record in leading Fortune 100 manufacturing organizations and driving growth in entrepreneurial companies. Prior to 2020, Ms. Mader served as Vice President of Consulting at Belcan Consulting, Engineering, and Technical Services, LLC. From 2012 through 2018, Ms. Mader held various executive positions leading manufacturing advisory services with Allegiant International, LLC. As Vice President of Internal Operations, she led purchasing and supplier management, sales and marketing, HR and talent acquisition, and customer relations. Ms. Mader drove significant growth in supply chain advisory services in the US market, while also expanding the business into Mexico and Europe. From 1986 through 2010, Ms. Mader held positions of increasing responsibility within General Motors including Plant Manager of several General Motor's assembly, stamping, and powertrain operations. Ms. Mader led plants with more than 4,500 employees, producing award winning, segment leading vehicles. She was recognized in Automotive News' 100 Leading Women and is a Distinguished Alumnus of Purdue University. Ms. Mader received a Bachelor of Science in Organizational Leadership from Purdue University and serves as a Board Member for Purdue University, College of Polytechnic.

Ms. Mader's extensive automotive industry and manufacturing experience, together with her experience with emerging growth companies, positions her well to serve as a member of our Board and our committees.
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William G. Quigley, III

Director

Mr. Quigley has over three decades of financial and operating experience in the automotive and manufacturing industries as well as prior board-level tenure. He most recently served as Senior Vice President and Chief Financial Officer of Nexteer Automotive Group Limited, a tier one automotive supplier operating from 27 manufacturing facilities and three global technical centers with over 12,000 employees. Mr. Quigley has also previously held positions as Executive Vice President and Chief Financial Officer at Dana Holding Corporation and Visteon Corporation. Mr. Quigley serves as a member of the Board of Directors and chair of the Audit Committee at Cadre Holdings, Inc. (NYSE: CDRE) and as a member of the Board of Directors of ElectraMeccanica Vehicles Corp. (NASDAQ: SOLO). Mr. Quigley holds a Bachelor of Arts in Accounting from Michigan State University and is a Certified Public Accountant in the state of Michigan.

Mr. Quigley’s substantial financial and operating experience in the automotive and manufacturing industries positions him well to serve as a member of our Board and our committees.

Austin Scott Miller	Director

Mr. Miller is a retired Four-Star General in the United States Army. He supported, led and shaped the most challenging national security issues at the highest levels of the U.S. government. He was a former Delta Force commander, who served as the final commander of NATO’s Resolute Support Mission and as commander of the United States Forces in Afghanistan from September 2018 through July 2021. Previously, he served as commander of the Joint Special Operations Command. Mr. Miller has over two decades of experience in the deployment and tactical use of UAVs and global logistics planning and execution. Mr. Miller is the recipient of the Defense Distinguished Service Medal, the Army Distinguished Service Medal, the Defense Superior Service Medal and the Legion of Merit. Following his retirement from the Army, he has served on the board of advisors of Striveworks, a data analytics software company headquartered in Austin, Texas. Mr. Miller received a Bachelor of Science from the United States Military Academy at West Point and a Masters in Strategic Studies from the Marine Corps Senior Service College.
Mr. Miller's tremendous government and leadership experience, together with his experience with drones and global logistics planning and execution, positions him well to serve as a member of our Board and our committees.

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NOMINEES

Dr. Jean Botti	Dr. Botti brings more than three decades of global aviation and automotive leadership experience with expertise in electrification. He currently serves as Chief Executive Officer and Chief Technology Officer of VoltAero SA, an electric aircraft company. Dr. Botti previously served as Chief Innovation and Strategy Officer at Philips NV, Chief Technical Officer at Airbus Group for ten years and in various technology leadership roles in fuel cells, power train, propulsion, dynamics and thermal systems at Delphi Automotive. He began his career in roles at General Motors and Renault. Dr. Botti graduated from the National Institute of Applied Sciences with a degree in mechanical engineering. He also holds an MBA from Central Michigan University, a degree in Research and Development Management from the Massachusetts Institute of Technology, and a PhD from the National Conservatory of Arts & Trades. Dr. Botti holds 31 patents and four defensive publications.
Dr. Botti’s tremendous technology background and experience, as well as his experience at large global companies, position him well to serve as a member of our Board and our committees.

Brandon Torres Declet	Mr. Torres Declet is a pioneer in the drone industry with a significant operational background and more than 25 years of experience intersecting top government agencies and corporate industry in highly regulated markets. He currently serves as Chief Executive Officer and Chairman of the Board of Unusual Machines and previously served in various leadership roles including as Chief Executive Officer and Director at AgEagle Aerial Systems, a leading publicly traded commercial drone company. Mr. Torres Declet has also founded numerous successful drone businesses including Measure UAS and Measure Global, one of the largest drone service providers in North America and the leading drone operations SaaS platform, respectively. He also served as Senior Advisor to Oxford University’s Centre for Technology and Global Affairs and was appointed to the FAA’s Advanced Aviation Advisory Committee by the U.S. Secretary of Transportation. Mr. Torres Declet holds a degree in Political Science from Union College, a Juris Doctor from Fordham University School of Law, and an LLM from Georgetown University Law Center.

Mr. Torres Declet’s extensive experience in, and knowledge of, the aerospace industry, combined with his experience at startup companies, position him well to serve as a member of our Board and our committees.

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MEMBERS OF THE CURRENT BOARD OF DIRECTORS NOT STANDING FOR RE-ELECTION

H. Benjamin Samuels has more than 25 years of experience as a senior business executive. He served as CEO of Victory Packaging from 2007 through 2015, during which time he led an executive team managing more than 1,700 employees. From 2015 to 2019, Mr. Samuels was appointed as Co-President after Victory Packaging was acquired by KapStone Paper and Packaging Corporation. From 1995 through 2007, Mr. Samuels served in multiple roles, including as Vice Chairman and leader of Victory Packaging’s national accounts group, real estate, and finance and legal departments, achieving a period of unprecedented growth in sales and profitability. He is currently the Board Chair of Saxco, a packaging distributor focused on the food and beverage industry, and of Leedo Manufacturing, a producer of kitchen and bath cabinets. Mr. Samuels is an active member in the community, where he serves as Board Chair of the Jewish Federation of Greater Houston and as a Director of the Samuels Family Foundation. Mr. Samuels also serves on the boards of, and holds leadership positions with, Teach For America, Children at Risk, Brighter Bites, Move For Hunger, Leo Baeck Education Center Foundation, and Houston Food Bank. Mr. Samuels received a Bachelor of Arts in American Studies and Economics from Amherst College as well as a Master of Business Administration from the Harvard Graduate School of Business Administration.

Gerald B. Budde is currently Chief Financial Officer, Accretive Insurance Solutions, Inc., a newly formed collection of niche specialty and wholesale insurance providers. Mr. Budde held financial leadership roles with Assured Partners, Inc., including Vice President Corporate Finance from 2021 to 2022, the Eastern Regions Chief Financial Officer from 2018 to 2021 and the Midwest Region Chief Financial Officer from 2011 to 2018. Mr. Budde started his career in public accounting with EY in 1983 after graduating with a Bachelor of Science degree in Accounting from the University of Dayton. Mr. Budde joined Cincinnati Milacron Inc. in April 1994. Mr. Budde was appointed as Machine Tool Group Controller in January 1995, became the Vice President of Finance for Cincinnati Machine, a successor company, in October 1998, and was subsequently appointed as Vice President of Finance and Administration for UNOVA Manufacturing Technologies in 2002. Mr. Budde left UNOVA in 2003 to become the Chief Financial Officer at Neace Lukens, which was acquired by AssuredPartners in 2011. Mr. Budde was previously a member of the Finance Committee for St. Margaret of York parish and served on the Board of Trustees and Finance Committee for Mount Notre Dame High School.
Harry DeMott has more than 30 years of experience in the investment community, having worked as a research analyst and portfolio manager at investment banks, hedge funds and venture capital funds. He has served on the boards of several public companies and chaired a variety of board committees. He is a long-time operator and investor in the media, sports and entertainment industries. He is the co-founder of Raptor Ventures I LP, where he has been a General Partner since February 2011. In addition, Mr. DeMott is a member of the Board of Directors of Temerity Media d/b/a Proper (where he was the co-founder and also serves as CEO), Achari VenturesHolding Corp (AVHIU - where he chairs the Audit Committee), SecurityPoint Media and Kinslips. He also serves as founder and managing partner for Harmerle Investments, a family investment business – Chelsea Realty. Prior to co-founding Raptor Ventures, Mr. DeMott served on the Board of Directors of Pandora Media, Inc. from 2006 through 2011, along with a variety of other tech startups. Earlier, he served as senior analyst at Knighthead Capital Management, an analyst at King Street Capital Management, portfolio manager at Bourgeon Capital Management and managing member and founder at Gothic Capital Management. Mr. DeMott's career has been focused on finding, fostering and investing in disruptive technology companies. He previously spent nine years at First Boston (now Credit Suisse), where he was a director in the equity research division specializing in radio, TV, outdoor advertising and cell towers. He earned a Bachelor of Arts degree in economics from Princeton University in 1988 and a Master of Business Administration in finance from New York University in 1991.
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Michael L. Clark is a Chartered Financial Analyst (CFA) Charterholder with close to twenty years of investing and capital markets experience. He serves as a director of Laws Whiskey House, a privately held, Denver-based award-winning craft distillery. Mr. Clark has also served as a director of Halcón Resources from September 2016 until October 2019 and as a director of Paragon Offshore Ltd., including as Chairman of the Corporate Governance and Compensation Committee and a member of its Audit Committee, from July 2017 until its sale to Borr Drilling Limited in March 2018. Mr. Clark was a Partner of SIR Capital Management, LLC from 2014 until his retirement in 2016 and from 2008 to 2013 he served as a Portfolio Manager and Partner. Prior to that, Mr. Clark valued equities as a Portfolio Manager at Satellite Asset Management, LLC from 2005 to 2007 and as an Equity Research Analyst at SAC Capital Management, LLC from 2003 to 2005 and at Merrill Lynch from 1997 to 2002. Mr. Clark began his career at Deloitte & Touche, LLP, progressing to Senior Auditor. He is a Certified Public Accountant licensed in New York State. The National Association of Corporate Directors (NACD) recognized him as an NACD Governance Fellow in 2017. Mr. Clark earned a Bachelor of Arts in Economics from the University of Pennsylvania and a Master of Business Administration in Finance and Economics with Distinction from New York University’s Stern School of Business.

REQUIRED VOTE

The election of the directors of the Company requires the affirmative vote of a plurality of the shares of the Company's common stock present in person or represented by Proxy at the Annual Meeting, which will be the nominees receiving the largest number of votes, which may or may not constitute a majority.

RECOMMENDATION OF THE BOARD FOR PROPOSAL NO. 1:

The Board recommends a vote “FOR” the election of all the nominees described above.

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Information About the Executive Officers

The executive officers are appointed annually by our Board and hold office until their successors are elected and duly qualified, unless otherwise specified in an individual's employment agreement. There are no family relationships between any of our directors or executive officers. The current executive officers of the Company, and their ages as of March 6, 2023 are as follows:

Name	Age	Position	Officer Since
Richard F. Dauch	62	Chief Executive Officer	Chief Executive Officer since August 2021
Robert M. Ginnan	59	Chief Financial Officer	Chief Financial Officer since January 2022
Gregory T. Ackerson	46	Controller and Chief Accounting Officer	Controller and Chief Accounting Officer since 2019
Joshua J. Anderson	46	Chief Technology Officer	Chief Technology Officer since September 2021
Ryan W. Gaul	47	President, Commercial Trucks	President, Commercial Trucks since April 2021
John W. Graber	66	President, Aerospace	President, Aerospace since April 2021
James D. Harrington	62	General Counsel, Chief Compliance Officer, and Secretary	General Counsel and Secretary since August 2021
Stanley R. March	63	Vice President, Corporate Development and Communications	Vice President, Corporate Development and Communications since November 2021
James C. Peters	62	Vice President, Supply Chain Management	Vice President, Supply Chain Management since September 2021
Kerry K. Roraff	47	Chief Human Resources Officer	Chief Human Resources Officer since February 2022

Biographical information regarding our executive officers as of March 6, 2023 is set forth below:

Richard F. Dauch

Chief Executive Officer, Director | Age: 62 | Chief Executive Officer since: 2021

Mr. Dauch has nearly 30 years of experience in the automotive and manufacturing industries. Mr. Dauch served as the Chief Executive Officer of the publicly traded automotive supplier, Delphi Technologies (NYSE: DLPH) from January 2020 to October 2021. Previously, Mr. Dauch served as the President and CEO of Accuride Corporation from 2011 to 2019 and of Acument Global Technologies from 2008 to 2011, in various executive roles at American Axle & Manufacturing from 1995 to 2008 and United Technologies from 1992 to 1995 and as an officer in the United States Army from 1983 to 1990.

Mr. Dauch attended the United States Military Academy at West Point, where he graduated with a Bachelor of Science in engineering, and the Massachusetts Institute of Technology, where he graduated with a dual Master of Science in engineering and management.

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Robert M. Ginnan

Chief Financial Officer | Age: 59 | Chief Financial Officer since: 2022

Mr. Ginnan has more than 20 years of senior finance and leadership experience. Prior to joining the Company, he most recently served as the Chief Executive Officer for privately held Family RV, the fifth largest RV dealer in the United States. Prior to serving as Chief Executive Officer of Family RV, he served as Chief Financial Officer, during which time revenues grew from $80 million to $200 million. Throughout his career, Mr. Ginnan has held positions of increasing responsibility in finance, ranging from plant to corporate levels. In these various roles, he has executed multiple accounting and information technology system installations and refined capital structures for firms in multiple industries.

Mr. Ginnan received a Bachelor of Science in Accounting from the Ohio State University and a Master of Business Administration from Ashland University.

Gregory T. Ackerson

Corporate Controller and Chief Accounting Officer | Age: 46 | Chief Accounting Officer since: 2019

Mr. Ackerson has over 20 years of experience in accounting, auditing and finance and has served in several leadership positions throughout his career. He has been with the Company since April 2018. In addition to serving as Corporate Controller, he served as the Company's Interim Chief Financial Officer from September 2021 through January 2022. Prior to joining the Company, Mr. Ackerson was an Assurance Senior Manager with BDO USA LLP from December 2015 through March 2018 and Senior Manager Technical Accounting for NewPage Corporation from April 2011 through March 2015. Mr. Ackerson has also served as an Inspection Specialist for PCAOB and various progressive audit roles with PwC.

Mr. Ackerson received his Master of Science in Accounting and Bachelor of Business Administration and Finance from the University of Cincinnati in 2000.

Joshua J. Anderson

Chief Technology Officer | Age: 46 | Chief Technology Officer since: 2021

Mr. Anderson has more than 20 years of experience in the EV and hybrid commercial vehicle space, with prior executive roles encompassing engineering, technology and intellectual property, business development and customer service. Prior to joining Workhorse, he most recently served in several capacities, including as Founder and President of Leiten beginning in 2019, a startup next-generation electric vehicle developer targeted at the medium duty chassis market, President of RexRover beginning in 2020, a final stage manufacturer and upfitter of work trucks and equipment, and President of DESCH Systems beginning in 2013, a design services firm focused on medium- and heavy-duty truck and bus development and electrification. Prior to these roles, Mr. Anderson served as Executive Vice President of Engineering and Director of Research and Development at DesignLine Corporation from 2009 to 2013 and served in various capacities at Transportation Techniques between 1999 and 2008, including as Chief Technology Officer and Vice President of Vehicle Development.

Mr. Anderson received his Bachelor of Science degree in Engineering from Harvey Mudd College. He is the co-inventor on twelve patents issued, including ten for electric vehicle and hybrid powertrain and controls for ground vehicles.

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Ryan W. Gaul

President, Commercial Trucks | Age: 47 | President, Commercial Trucks since: 2021

Mr. Gaul has more than 20 years of automotive experience with more than 15 of those years in senior management. Before joining Workhorse, Mr. Gaul was employed by Gentherm, Inc (NASDAQ: THRM) a leading automotive technology company where he served in various roles since 2000. He brings broad functional leadership experience, having led IT, Strategy, M&A, Business Development, Marketing, Manufacturing and Supply Chain. While at Gentherm, Mr. Gaul held various senior executive leadership roles, including international assignments in Germany and China, where he led Gentherm's lean manufacturing transformation and commercial and manufacturing expansion in Asia. As SVP of Global Manufacturing and Supply Chain, he led over 10,000 associates and 12 manufacturing sites. Mr. Gaul also brings significant commercial experience, having led Marketing, Business Development, Strategy and M&A functions at the senior executive level.

Mr. Gaul received a Bachelor of Arts in Philosophy from the University of Missouri, Columbia.

John W. Graber

President, Aerospace | Age: 66 | President, Aerospace since: 2021

Mr. Graber has more than 20 years of C-level experience in public and private companies engaged in the aerospace industry. Mr. Graber also has had leadership experience in corporate strategy, business development and M&A. Prior to his appointment as President, Aerospace, Mr. Graber had been leading the development of the Company's HorseFly™ last-mile drone delivery program since March 2020. Mr. Graber was Managing Partner of Master Aviation Group, an aerospace consulting business from 2014 through 2020. Prior to forming Master Aviation Group, Mr. Graber served as President and Chief Executive Officer of Global Aviation Holdings, as President of CHC Helicopter Services, President of ABX Air and Senior Vice President and Managing Director of ATA Airlines. Mr. Graber served as an Army Aviator for the US Army for 21 years and is a veteran of Operation Desert Storm.

Mr. Graber received a Bachelor of Arts from Thomas Edison State University and a Master of Business Administration from the University of Notre Dame.

James D. Harrington

General Counsel, Chief Compliance Officer and Secretary | Age: 62 | General Counsel and Secretary since: 2021

Mr. Harrington has more than 35 years of experience, including nearly 15 years as a general counsel of publicly traded corporations. He most recently served as Senior Vice President, General Counsel, Secretary and Chief Compliance Officer at Delphi Technologies Inc. (NYSE: DLPH) from 2017 to 2020 and held various roles within the legal department at Tenneco Inc. (NYSE: TEN) including Senior Vice President, General Counsel, Secretary and Chief Compliance Officer from 2009 to 2017.

Mr. Harrington received a Bachelor of Business Administration in Accounting from the University of Notre Dame, a Master of Business Administration from the University of Chicago and a Juris Doctor from Northwestern University. He is also a Certified Public Accountant.

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Stanley R. March

Vice President, Corporate Development and Communications | Age: 63 |
Vice President, Corporate Development and Communications since: 2021

Mr. March is a senior level executive with extensive experience in M&A activities, public affairs, investor relations and corporate communications. He leads strategic initiatives, mergers and acquisitions activities, public affairs, investor relations and corporate communications. Prior to joining the Company, he founded the March Group and served as Senior Vice President of Landis + Gyr (SWSIX: LAND), Group Vice President, Investor Relations, of STMircoelectronics (NYSE: STM), and in various management roles at Tenneco Inc. (NYSE: TEN).

Mr. March received a Bachelor of Science in General Engineering from the United States Military Academy at West Point and a Master of Science in Chemical Engineering from Vanderbilt University.

James C. Peters

Vice President, Supply Chain Management | Age: 62 | Vice President, Supply Chain Management since: 2021

Mr. Peters is a proven supply chain executive with extensive experience at both the automotive OEM and Tier 1 levels. Prior to joining Workhorse, he was Executive Director Global Purchasing and Supplier Quality at American Axle and Manufacturing. He began his career at the former Chrysler Corporation where he spent 17 years holding a series of increasingly responsible positions in the areas of vehicle manufacturing, quality systems, purchasing and supplier quality operations.

Mr. Peters received a Bachelor of Arts in Business Administration from Michigan State University.

Kerry K. Roraff

Chief Human Resources Officer | Age: 47 | Chief Human Resources Officer since: 2022

Kerry Roraff has over 20 years of progressive HR experience within the Automotive, Information Technology and Telecommunications industry. Prior to joining Workhorse, she worked for HARMAN for eight years as the Senior Director, North America Automotive where she was responsible for creating and executing the HR strategy in the areas of leadership development, talent acquisition, performance management, diversity, equity and inclusion, rewards, and organizational change management. In addition, she had global HR responsibility for a $2B infotainment business unit comprised of 1,700 employees. During her time with HARMAN, she held several HR leadership roles with increasing responsibility supporting supply chain, operations, sales, finance, strategy, and marketing.

Ms. Roraff received a Bachelor of Arts in Human Resources from Michigan State University.

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Delinquent Section 16 Reports

Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers and directors and persons who own more than 10% of any class of our equity securities to file forms with the SEC reporting their ownership and any changes in their ownership of those securities. These persons also must provide us with copies of these forms when filed. Based on a review of copies of those forms, our records, and written representations from our directors and executive officers that no other reports were required, the following filings were not reported timely due to administrative delays: the grant of shares to Austin Scott Miller on May 5, 2022 that was not reported until June 6, 2022, the disposition of shares to cover tax withholding obligations by James Harrington on March 15, 2022 that was not reported until March 28, 2022, the disposition of shares to cover tax withholding obligations by James Harrington on September 15, 2022 that was not reported until December 1, 2022, the initial filing statement for the promotion of James Peters on May 3, 2022 that was not reported until February 14, 2023, the disposition of shares to cover tax withholding obligations by James Peters on October 4, 2022 that was not reported until February 14, 2023, the disposition of shares to cover tax withholding obligations by John Graber on October 20, 2022 that was not reported until December 1, 2022, the initial filing statement for the hiring of Kerry Roraff on February 21, 2022 that was not reported until April 29, 2022, the grant of shares to Kerry Roraff on February 21, 2022 that was not reported until January 6, 2023, the grant of shares to Kerry Roraff on February 23, 2022 that was not reported until January 6, 2023, the disposition of shares to cover tax withholding obligations by Kerry Roraff on August 21, 2022 that was not reported until January 6, 2023, the open market purchase of shares by Pamela Mader on March 15, 2022 that was not reported until March 29, 2022, the disposition of shares to cover tax withholding obligations by Richard Dauch on March 1, 2022 that was not reported until March 28, 2022, the dispositions of shares to cover tax withholding obligations by Richard Dauch on April 30, September 1, and October 31, 2022, respectively, that were not reported until December 1, 2022, the initial filing statement for the hiring of Robert Ginnan on January 1, 2022 that was not reported until February 9, 2022, the grant of shares to Robert Ginnan on January 4, 2022 that was not reported until January 6, 2023, the disposition of shares to cover tax withholding obligations by Robert Ginnan on July 4, 2022 that was not reported until January 6, 2023, and the disposition of shares to cover tax withholding obligations by Ryan Gaul on October 22, 2022 that was not reported until December 1, 2022. Other than these instances, we believe that all Section 16(a) filing requirements were complied with during 2022.

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Compensation Discussion and Analysis (“CD&A”)

INTRODUCTION

This CD&A conveys our compensation philosophy, objectives, programs, policies, and critical factors behind recent executive compensation decisions. It discusses the Human Capital Management and Compensation Committee’s (the “Committee” in this CD&A) determination of how and why, in addition to what, compensation actions were taken during 2022 and early 2023 for our Chief Executive Officer and our next two highest paid executive officers (the “Named Executive Officers” or “NEOs”). Our 2022 NEOs are:

•	Richard F. Dauch, Chief Executive Officer and Director
•	Robert M. Ginnan, Chief Financial Officer
•	James D. Harrington, General Counsel and Chief Compliance Officer

OVERVIEW

2022 was a transition year. Our new management team repositioned the vehicle portfolio and finalized testing of commercially ready drones. Upgrading the Union City facility, launching Stables and Stalls, and settling class action and derivative stockholder litigation were other accomplishments setting a foundation for growth. The Committee approved, and the Executive team implemented, several key ESG policies that can be found in the “Environmental, Social and Governance” section of the proxy. On the other hand, revenues fell significantly short of expectations primarily due to supply chain and design delays for the W-series and the discontinuance of the C1000.

To enhance our operational, supply chain, and technical capabilities, Workhorse made more than 40 managerial additions throughout 2022. Despite the financial distress of many new EV players, automotive leadership talent is still in high demand. EVs remain a strategic focus for both new entrants and legacy manufacturers. Likewise, the demand for management, engineering and specialized aviation and aeronautics skills enabling our drone business is elevated. With the buildout of the senior leadership team nearly complete, the pace of new executive hires is expected to slow dramatically in 2023.

Against this backdrop, the Committee did not make significant executive program or individual compensation adjustments. While establishing the long-term incentive plans of the new executive team, the Committee continued to better align with market practices and awarded performance-based units in 2021 and 2022 with the intent of increasing their mix to 50% by 2024.

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ELEMENTS OF OUR EXECUTIVE COMPENSATION PROGRAM FOR 2022:

Workhorse’s executive compensation program for 2022 was composed of base salary, a short-term incentive, and long-term incentives as described below:

	REWARD ELEMENT	OBJECTIVE	KEY FEATURES	HOW VALUE IS DETERMINED	2022 DECISIONS AND 2023 CHANGES
Fixed compensation	Base Salary	Compensates executives based on their responsibilities, experience, and skillset	Fixed element paid in cash	Benchmarked against a group of comparably sized corporations and industry peers	No adjustments were made in 2022 or in early 2023
At risk compensation	Short-Term Incentive	To motivate and incentivize performance over a one-year period	Award values and measures are reviewed annually; targets are set at the beginning of the year	Performance measured against: • Net Cash Flow (50%) • Revenues (20%) • Strategic Initiatives (30%)	Bonus target amounts were set at market for our NEOs Individual Performance factor based on strategic initiatives.
	Long-Term Incentive	To motivate and incentivize sustained performance over the long-term; aligns interests of our NEOs with those of long-term stockholders	Value is delivered in the form of shares of restricted stock (70%) and performance-based units (30%)

Restricted stock has 3 year time-based vesting and value is share price driven

Our NEOs’ 2022 grants included performance-based awards measured against total shareholder return relative to that of an approved list of performance peer companies and EBITDA targets

Restricted stock awards were made at market competitive levels Vesting of new awards was changed from semi-annual to annual Performance-based units were increased to 40% of equity grants in 2023.

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Target NEO Compensation

We emphasized allocating a significant portion of our NEOs’ compensation to at-risk and variable pay. Approximately 86% of our CEO’s and 67% of our other two NEOs’ target total compensation qualifies as at-risk or variable in nature. The graphs below illustrate the allocation of our NEOs’ pay under our latest programs and awards:

NAMED EXECUTIVE OFFICERS

Our Named Executive Officers, along with other select members of the senior management team, participate in the compensation plans and programs described in this CD&A. While different in some respects, the compensation programs for the broader employee population at Workhorse are driven by consistent principles, which seek to compete effectively for talent in our industry and reward strong corporate and individual performance.

Name	Age	Position
Richard F. Dauch	62	Chief Executive Officer and Director
Robert M. Ginnan	59	Chief Financial Officer
James D. Harrington	62	General Counsel and Chief Compliance Officer

WORKHORSE’S EXECUTIVE COMPENSATION OBJECTIVES & PRACTICES

To ensure that our executive compensation program is consistent with our business strategy, we have developed the following objectives:

•	to attract, motivate, retain, and reward a knowledgeable and driven management team and to encourage them to exceed performance expectations within an acceptable risk tolerance; and
•	to reward each executive based on individual and corporate performance and to incentivize executives to drive growth and ESG objectives.

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These objectives are intended to promote our long-term success and are built on the following compensation principles:

•	compensation is designed to align executives with critical business objectives;
•	compensation should be fair and reasonable to stockholders and be set with reference to the local market and similar positions at comparable companies;
•	an appropriate portion of total compensation should be performance based, aligning the interest of executives with those of our stockholders; and
•	compensation should be transparent to the Board, executives, and our stockholders.

All elements of compensation are compared to the total compensation packages of a peer group of companies, which includes both competitors and companies representing our industry broadly to reflect the markets in which we compete for business and people.

COMPENSATION BEST PRACTICES

We have made significant efforts to align our executive compensation programs and practices with stockholder interests, and to incorporate strong governance standards within our compensation program, such as:

✔ What We Do	✘ What We Do Not Do
✔ Annual Incentives Based on Performance - Our program is based on our financial performance and the Committee’s assessment of individual performance.	✘ No Guaranteed Annual Salary Increases or Bonuses.
✔ Incentive Award Payouts are capped at 200% of target	✘ No Repricing or Exchange of Underwater Stock Options.
✔ Mix of Variable & Performance Based Compensation	✘ No Plans that Encourage Excessive Risk-Taking.
✔ Double Trigger on Change of Control Payments	✘ No Hedging or Pledging of Workhorse Securities.
✔ Recoupment Policy - Executive officers are subject to a	✘ No Excessive Perks.
recoupment policy on incentive awards in the event of a restatement of our financial statements.
✔ Stock Ownership Guidelines - CEO is six times his base salary; other NEOs are 3 times their base salaries.
✔ No Excise Tax Gross-Ups - No gross-ups for excise taxes in any executive employment agreement or severance program.
✔ Engagement of Independent Compensation Consultant - Retained by our Committee and does not provide any other services to management or the Company.

EXECUTIVE COMPENSATION RECOUPMENT POLICY

Under the Compensation Recoupment Policy, the Board can recoup all or part of any compensation paid to an executive officer in the event of a material restatement of the Company’s financial results. The Board will consider:

•	whether any executive officer received compensation based on the original consolidated financial statements because it appeared he or she achieved financial performance targets that in fact were not achieved based on the restatement; and
•	the accountability of any executive officer whose acts or omissions were responsible, in whole or in part, for the events that led to the restatement and whether such actions or omissions constituted misconduct.

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ROLE OF THE HUMAN CAPITAL MANAGEMENT AND COMPENSATION COMMITTEE IN SETTING COMPENSATION & OVERSIGHT OF OUR PROGRAMS

As discussed in more detail in the section entitled "Information About the Board of Directors — Human Capital Management and Compensation Committee," the Committee plays a critical role regarding our compensation programs. The Committee is responsible for developing the executive compensation philosophy and reviewing and recommending to the Board for approval all compensation policies and compensation programs for the executive team. The Committee is responsible for reviewing and recommending to our Board the compensation of our senior management, including salaries, bonuses, termination arrangements, and other executive officer benefits, as well as the compensation for our non-employee directors. The Committee also administers our equity incentive plans and approves employment and compensation agreements with our executive officers.

ROLE OF MANAGEMENT IN SETTING COMPENSATION

Our CEO is consulted in the Committee’s determination of compensation matters related to the executive officers reporting directly to the CEO. Each year, the CEO makes recommendations to the Committee regarding such components as salary adjustments, target annual incentive opportunities and the value of long-term incentive awards. In making his recommendations, the CEO considers such components as experience level, individual performance, overall contribution to Company performance and market data for similar positions. The Committee takes the CEO’s recommendations under advisement, but the Committee makes all final decisions regarding such individual compensation.

Our CEO’s compensation and performance are reviewed and discussed by the Committee, which then makes recommendations regarding his compensation to the independent members of our Board. Our Board ultimately makes decisions regarding the CEO’s compensation.

Our CEO attends Committee meetings as necessary. He is excused from any meeting when the Committee deems it advisable to meet in an executive session or when the Committee meets to discuss items that would impact the CEO’s compensation. The Committee may consult other employees, including the remaining NEOs, when making compensation decisions, but the Committee is under no obligation to involve the NEOs in its decision-making process. Our Chief Human Resources Officer serves as a coordinator at Committee meetings and provides requested information and analysis for discussion.

ROLE OF THE COMPENSATION CONSULTANT IN SETTING COMPENSATION

The Committee has engaged the services of Compensation Advisory Partners, LLC (“CAP”) as its independent executive compensation consultant. Certain of our Board members have worked with CAP in the past and value the firm’s collective knowledge and capabilities, as well as its ability to help us develop compensation programs that incentivize our executives and align performance with company strategies and stockholders’ interests.

CAP’s current role is to advise the Committee on matters relating to executive compensation to help guide, develop, and implement our executive compensation programs. CAP reports directly to the Committee. The Committee regularly reviews the services provided by CAP and believes the firm to be independent in providing executive compensation consulting services to us. A review of CAP’s relationship did not raise any conflicts of interest, consistent with the guidelines provided under the Dodd-Frank Act and by the SEC and Nasdaq. In making this determination, the Committee notes that during 2022:

•	CAP did not provide any services to the Company or management, other than services requested by or with the approval of the Committee, and its services were limited to executive and director compensation consulting with the exception of providing broad based long-term incentive award data.

•	The Committee or members of the Committee meet regularly in executive sessions with CAP, outside the presence of management;

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•	CAP maintains a conflicts policy, which was provided to the Committee with specific policies and procedures designed to ensure independence;
•	Fees paid to CAP by Workhorse during 2022 were less than 1% of CAP’s total revenue;
•	None of the CAP consultants working on matters with us otherwise had any previous business or personal relationships with Committee members;
•	None of the CAP consultants working on matters with us (or any consultants at CAP) had any previous business or personal relationships with any of our executive officers; and
•	None of the CAP consultants working on matters with us own shares of our common stock.

The Committee continues to monitor the independence of its compensation consultant on a periodic basis.

COMPENSATION PEER GROUP

We have developed a compensation peer group, which is composed of specific peer companies within our industry. Our peer group was developed with the assistance of CAP and is used to analyze our executive and director compensation levels and overall program design. This compensation peer group is used to determine market levels of the main elements of executive compensation (base salary, annual incentives/bonus, long-term incentives, as well as total direct compensation).

The peer group is also used to benchmark industry practices regarding the structure and mechanics of annual and long-term incentive plans, employment agreements, severance and change in control policies and employee benefits. The composition of the peer group is reviewed by the Committee on an annual basis to ensure we have and maintain an appropriate group of comparator companies.

In September 2022, with the assistance of CAP, the Committee reviewed the peer group for potential changes and ultimately approved the group of companies listed below for use as a source of executive compensation and practices data. Selected peer companies should reflect an optimum mix of the criteria listed below in their relative order of importance:

Competitive market:

•	Competitors—companies in the same or similar industry sector; and
•	Competing Industry—companies in the same general industry sector having similar talent pools.

Size and demographics:

•	Companies that are generally similar in revenue and/or market cap size and whose median revenue for the group approximates our revenue;
•	Firms with a competitive posture and comparable area of operations; and
•	Companies within our corporate headquarters region.

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The Committee, based on CAP’s analysis and our internal analysis, determined to use the following peer group of 16 companies to evaluate and compare our compensation practices in 2022 and 2023.

TICKER	PEER COMPANY	HQ LOCATION	~MILES TO WKHS	INSIDERS OWNERSHIP	POST IPO YRS	FISCAL YR END	↓TTM REVENUE ($)	% CHANGE TTM REV.	PRIMARY INDUSTRY	MARKET CAP ($)	TSR 1-YEAR	TSR 3-YEAR
SMP	Standard Motor Prod.	Long Island City, NY	557	10%	54.5	12/21	1,362.4	9.4%	Auto Parts & Equipment	982	6.4%	1.6%
THRM	Gentherm	Northville, MI	223	1%	29.1	12/22	1,020.0	-7.5%	Auto Parts & Equipment	2,068	-13.1%	14.3%
SHYF	The Shyft Group	Novi, MI	226	2%	38.0	12/21	989.0	21.1%	Const. Machinery/ Hvy Trucks	651	-48.6%	19.8%
CVGI	Commercial Vehicle Grp	New Albany, OH	95	5%	17.9	12/21	963.7	6.3%	Const. Machinery/ Hvy Trucks	192	-42.4%	-10.0%
SRI	Stoneridge	Novi, MI	226	5%	24.7	12/21	827.3	10.2%	Auto Parts & Equipment	468	-42.5%	-18.4%
MLR	Miller Industries	Ooltewah, TN	293	4%	26.5	12/21	783.5	12.3%	Const. Machinery/ Hvy Trucks	259	-40.8%	-7.6%
BLBD	Blue Bird Corp.	Macon, GA	446	2%	7.3	09/22	735.2	-4.9%	Const. Machinery/ Hvy Trucks	295	-62.4%	-22.4%
HZN	Horizon Global Corp.	Plymouth, MI	219	0%	7.0	12/21	722.9	-9.5%	Auto Parts & Equipment	45	-80.5%	-23.1%
MPAA	Motorcar Parts of Am.	Torrance, CA	>625	5%	28.3	03/22	665.3	11.9%	Auto Parts & Equipment	251	-41.7%	-15.1%
VOXX	VOXX Intl. Corp.	Orlando, FL	>625	16%	35.1	02/22	627.6	-0.2%	Consumer Electronics	223	-31.9%	30.8%
STRT	Strattec Security Corp.	Milwaukee, WI	324	6%	27.4	06/22	452.3	-6.8%	Auto Parts & Equipment	131	-25.7%	12.0%
AMOT	Allied Motion Tech.	Amherst, NY	383	13%	53.5	12/21	437.8	12.0%	Elect. Components & Equip.	354	-33.3%	-3.0%
ULBI	Ultralife Corp.	Newark, NY	456	38%	29.5	12/21	108.0	1.8%	Elect. Components & Equip.	73	-45.8%	-17.0%
SYPR	Sypris Solutions	Louisville, KY	107	32%	28.1	12/21	106.7	20.3%	Auto Parts & Equipment	51	-35.4%	44.1%
ZEV	Lightning eMotors	Loveland, CO	>625	8%	2.0	12/21	19.4	7.7%	Const. Machinery/ Hvy Trucks	209	-67.4%	N/A
SPRU	Spruce Power Holding Corporation	Wixom, MI	228	15%	2.8	12/21	19.0	-11.9%	Auto Parts & Equipment	163	-86.5%	N/A
75th Percentile							861.4	11.9%		383	-32.9%	13.7%
Median	Company Count = 16						694.1	7.0%		237	-42.1%	-5.3%
25th Percentile							355.4	-5.4%		155	-52.0%	-16.5%
WKHS	Workhorse Group Inc.	Sharonville, OH	—	4%	12.5	12/21	-2.5	N/A	Automobile Manufacturers	425	-84.9%	-4.0%
	Percentile Rank vs. Peers						Lowest	N/A		77%	2%	52%
TTM (Trailing Twelve Months) up to June 30, 2022	Information from Standard & Poor's Capital IQ
All dollar values are in millions (000s)	Current Market Cap and TSR as of June 30, 2022

We will continue to monitor this group each year to determine the best mix of companies to use as comparators for compensation related purposes.

COMPENSATION ELEMENTS AND RATIONALE

There are three basic components to our executive compensation program: base salary, our annual incentive program, and long-term incentive equity compensation. The Committee actively evaluates our executive compensation program design against best market practices given our growth profile and financial condition. A recent review of our executive compensation levels relative to market found that overall total compensation is at the 68th percentile in terms of total direct compensation using target total cash and equity awards. Executive base salaries (excluding the CEO) are generally at or below market

Workhorse Group	36	2023 Proxy Statement

median overall while we emphasize a pay for performance philosophy with above market median bonus targets that result in an opportunity to earn above median total cash.

Our CEO’s total target cash and equity compensation are above the 75th percentile of our compensation peer group and detailed within his employment agreement dated July 26, 2021. Mr. Dauch has nearly 30 years automotive and manufacturing experience including a proven track record of turnarounds at legacy auto suppliers. His experience and expertise is critical to the success of the Company during this critical time in our development and commands a competitive compensation package that is highly contingent upon performance.

The total target cash and equity compensation of our other NEOs, Mr. Ginnan and Mr. Harrington, are within the third and fourth quartiles of our compensation peer group and are detailed in their employment agreements dated January 4, 2022, and August 21, 2021, respectively. Their target cash compensation is within +/- 5% of the median of our compensation group. Their target equity compensation is above median of our compensation peer group increasing their total target compensation to the upper two quartiles. These compensation packages are necessary to attract accomplished executives to a company in the earlier stages of its life cycle. The higher mix of equity versus our compensation group peers conserves cash and enhances alignment with stockholders.

BASE SALARY

Base salary is the foundation of our compensation program. As previously mentioned, we benchmark base salaries with the assistance of our Compensation Consultant and set them to be competitive within the talent marketplace. Base salary is also a determinant of incentive compensation and benefits. The table below sets forth the annualized 2022 salaries for our NEOs.

NAME	POSITION	2022 SALARY
Richard F. Dauch	Chief Executive Officer and Director	$1,000,000
Robert M. Ginnan	Chief Financial Officer	$400,000
James D. Harrington	General Counsel and Chief Compliance Officer	$375,000

SHORT-TERM INCENTIVE PROGRAM (ANNUAL BONUS)

The Short-Term Incentive Plan (“STIP”) provides an opportunity for our NEOs to earn a cash bonus based upon achievement against key metrics. The STIP requires management to annually review the metrics and weightings to reflect critical business objectives and to obtain approval of the proposed framework from the Committee.

During the 1st quarter of 2022, the Committee established the 2022 STIP based on continued employment and achievement of the quantitative and qualitative performance metrics detailed below:

METRIC	WEIGHTING	THRESHOLD	TARGET	MAXIMUM	ACTUAL PERFORMANCE
Net Cash Flow (Millions)	50%	($136.7)	($118.9)	($103.8)	($109.0)
Revenue (Millions)	20%	$25.0	$78.9	$80.9	$5.0
Individual Strategic Initiatives	30%	n/a	n/a	n/a	n/a

Workhorse Group	37	2023 Proxy Statement

Net cash flow is a non-GAAP financial measure defined as cash flow from operations plus or minus cash flow from investing as disclosed in our Statement of Cash Flows (included in our Form 10-K). It excludes items that are unusual and non-recurring and do not reflect the efforts of the management team in the Committee’s judgment. Below is a reconciliation for Net Cash Flow used for the STIP to GAAP financial measures:

For 2022, the table below summarizes the reconciliation of our 2022 Free Cash Flow results (in millions):

Cash Balance 12/31/2021	$201.6
Cash Balance 12/31/2022	$99.3
ATM (deduct proceeds)	($12.9)
SEC Litigation Expenses (add back)	$6.1
Adjusted Cash Balance	$92.5
Cash Usage	($109.1)

For 2022, our NEOs’ STIP opportunities were based on market norms for their roles and their employment agreements. We tie our executive compensation to performance against defined metrics driven by strategic initiatives. The strategic metrics used in our NEOs’ awards under the STIP support building and selling commercial trucks and drones. While Mr. Dauch achieved a bonus at target, he voluntarily elected to reduce his bonus by 25 percent. The Committee also determined that an individual performance factor was warranted to Mr. Ginnan and Mr. Harrington for their exceptional efforts to mitigate financial risk and to settle the outstanding litigation and regulatory issues, respectively. The table below reflects 2022 STIP payout amounts.

NAME	INCENTIVE TARGET OPPORTUNITY	X	FINANCIAL & INDIVIDUAL FACTOR	=	STIP PAYOUT	+	INDIVIDUAL PERFORMANCE FACTOR	-	VOLUNTARY BONUS REDUCTION	=	FINAL BONUS PAYOUT
Richard F. Dauch	$1,250,000	x	100%	=	$1,250,000	+	$0	-	$312,500	=	$937,500
Robert M. Ginnan	$200,000	x	110%	=	$218,800	+	$50,000	-	0%	=	$268,800
James D. Harrington	$187,500	x	120%	=	$225,000	+	$100,000	-	0%	=	$325,000
Short-Term Incentive Plan Payouts = (((Net Cash Flow Achievement x Weight) + (Revenue Achievement x Weight) + (Individual Goal Achievement x Weight)) x Bonus Target) x Base Salary

2022 Short-Term Incentive Program Payouts

After the level of performance is determined by the Committee, the payout percentage for each individual metric is multiplied by its weight and added together to calculate the total payout percentage for each NEO. The tables below detail these calculations:

Richard F. Dauch Achievement Details
	NET CASH FLOW	REVENUE	INDIVIDUAL STRATEGIC INITIATIVE ACHIEVEMENT	FINAL ACHIEVEMENT
Target (Millions)	($118.90)	$78.90	100%
Weighting	50.0%	20.0%	30%
	x	x	x
Performance	139.0%	0.0%	102%
Total Weighted Performance	69.5%	0.0%	30.5%	100.0%

Workhorse Group	38	2023 Proxy Statement

Robert M. Ginnan Achievement Details
	NET CASH FLOW	REVENUE	INDIVIDUAL STRATEGIC INITIATIVE ACHIEVEMENT	FINAL ACHIEVEMENT
Target (Millions)	($118.90)	$78.90	100%
Weighting	50.0%	20.0%	30.0%
	x	x	x
Performance	165.0%	0.0%	91.7%
Total Weighted Performance	82.5%	0.0%	27.5%	110.0%

James D. Harrington Achievement Details
	NET CASH FLOW	REVENUE	INDIVIDUAL STRATEGIC INITIATIVE ACHIEVEMENT	FINAL ACHIEVEMENT
Target (Millions)	($118.90)	$78.90	100%
Weighting	50.0%	20.0%	30.0%
	x	x	x
Performance	165.0%	0.0%	125.0%
Total Weighted Performance	82.5%	0.0%	37.5%	120.0%

LONG-TERM INCENTIVE PROGRAM (EQUITY)

Our long-term incentive program (LTIP) uses performance share units, restricted stock, and option awards to both motivate and retain executives and to align their performance with stockholder value creation. In awarding long-term incentives, with the guidance of our Compensation Consultant, the Committee compares our long-term incentive program to those of comparable companies in our compensation peer group and evaluates factors such as: the value of awards granted to each executive position within the market; the number of shares available under our equity plans; and the number of outstanding award shares and proposed award shares relative to our total shares outstanding.

Each long-term incentive grant is based on the executive’s employment agreement, position level, and overall market competitiveness. The Committee also takes into consideration previous equity grants, as well as overall share usage and availability within our LTIP plan.

Each of the NEOs has a target LTIP value expressed as a percentage of base salary. These targets are reviewed on an annual basis and serve as a guide to the Committee in establishing grant values each year. Our 2022 LTIP award targets are shown in the table below.

NAME	POSITION	TARGET LTIP AWARD VALUE (% OF BASE SALARY)	TARGET LTIP AWARD GRANT DATE VALUE	RSAs	PSUs
Richard F. Dauch	Chief Executive Officer and Director	500%	$5,000,000	$3,500,000	$1,500,000
Robert M. Ginnan	Chief Financial Officer	150%	$600,000	$420,000	$180,000
James D. Harrington	General Counsel and Chief Compliance Officer	150%	$562,500	$393,750	$168,750

2022 ANNUAL LTIP AWARDS

Our NEOs were awarded restricted shares in accordance with our annual target award values described above. These shares vest ratably over a 3-year period from the date of grant. Details on the grant date value and number of shares awarded to each NEO are listed in the Grants of Plan-Based Awards table.

Workhorse Group	39	2023 Proxy Statement

2022 INDUCEMENT RELATED LTIP AWARD

Mr. Ginnan was hired in January 2022 and received a one-time, inducement award consisting of time-based restricted stock. The award will vest biannually over a 3-year period from the date of grant. The number of shares awarded was determined based on the closing stock price on the date of grant. Details on the shares awarded to Mr. Ginnan are provided in the Grants of Plan-Based Awards table.

2022 AND 2023 EXECUTIVE OFFICER LTIP AWARDS

In 2022, we introduced performance-based LTIP awards into our NEO grant mix. We started by allocating 30% of the total LTIP award value to performance-based awards and 70% to time-based restricted stock with a plan to have a balanced mix by 2024. 2023 LTIP awards will consist of 40% performance-based awards and 60% time-based. Our performance-based award payouts will be determined based on our Relative Total Shareholder Return (rTSR) and EBITDA performance throughout the 3-year performance period. We believe that performance awards provide balance to our award mix. Our restricted stock awards provide for retention of our executive talent while the performance-based awards will incentivize strong performance over the longer term. Both vehicles directly tie our executive interests to those of our stockholders through share ownership.

For our awards based on the measurement of relative TSR the Committee reviews and approves a group of performance peers against which the TSR performance of Workhorse will be compared. The table below lists the performance peers against which our performance is measured for 2022 awards.

TICKER	TYPE	PEER COMPANY NAME	HQ LOCATION	PRIMARY INDUSTRY
ARVL	~	Arrival	Luxembourg	Automobile Manufacturers
GOEV	~	Canoo	CA	Automobile Manufacturers
ELMS	~	Electric Last Mile Sols.	MI	Automobile Manufacturers
FSR	~	Fisker	CA	Automobile Manufacturers
ZEV	~	Lightning eMotors	CO	Const. Machinery & Heavy Trucks
LEV	~	Lion Electric Co., The	Canada	Const. Machinery & Heavy Trucks
RIDE	~	Lordstown Motors Corp.	OH	Automobile Manufacturers
NKLA	~	Nikola Corp.	AZ	Const. Machinery & Heavy Trucks
PTRA	~	Proterra Inc.	CA	Const. Machinery & Heavy Trucks
REE	~	REE Automotive Ltd.	Israel	Auto Parts & Equipment
SHYF	~	The Shyft Group	MI	Const. Machinery & Heavy Trucks
SPRU	~	Spruce Power	MI	Auto Parts & Equipment
Company Count = 12	= drone company ~= electric vehicle company

Workhorse Group	40	2023 Proxy Statement

The Committee reviewed the performance peer group again in early 2023 and approved the following group for 2023 performance awards. Certain changes to the composition of the group were made to filter out a handful of companies in distress and to add a couple of drone companies into the overall mix of peers. The list shown in the table below will be used to determine relative performance for our 2023 awards.

TICKER	TYPE	PEER COMPANY NAME	HQ LOCATION	PRIMARY INDUSTRY
AVAV		AeroVironment	VA	Aerospace & Defense
FSR	~	Fisker	CA	Automobile Manufacturers
LEV	~	The Lion Electric Co.	Canada	Const. Machinery & Heavy Trucks
RIDE	~	Lordstown Motors Corp.	OH	Automobile Manufacturers
NKLA	~	Nikola Corp.	AZ	Const. Machinery & Heavy Trucks
PTRA	~	Proterra Inc.	CA	Const. Machinery & Heavy Trucks
RCAT		Red Cat Holdings	PR	Electronic Equip. & Instruments
SHYF	~	The Shyft Group	MI	Const. Machinery & Heavy Trucks
XOS	~	Xos, Inc.	CA	Const. Machinery & Heavy Trucks
Company Count = 9	= drone company ~= electric vehicle company

NON-CASH COMPENSATION

The Company provides standard health benefits to its executives including medical, dental, and disability insurance intended to be competitive with comparable companies in our industry.

The Company provides a temporary housing allowance and travel, grossed up for taxes, for Mr. Dauch and Mr. Harrington.

COMPENSATION AND RISK

We do not believe that our compensation policies and practices are reasonably likely to have a material adverse effect. We have taken steps to ensure our executive compensation program does not incentivize risk inconsistent with the Company’s risk appetite. Several ways we currently manage compensation risk are:

•	appoint a Committee composed entirely of independent directors to oversee the executive compensation program;
•	award a mix of deferred equity compensation encouraging a focus on long-term performance versus short-term results and retention of key executive talent; and
•	disclose executive compensation to stakeholders.

CONSIDERATION OF MOST RECENT STOCKHOLDER ADVISORY VOTE ON EXECUTIVE COMPENSATION

As required by Section 14A of the Exchange Act, at our 2021 Annual Meeting of Stockholders our stockholders voted, in an advisory manner, on a proposal to approve our named executive officer compensation. This was our most recent stockholder advisory vote to approve named executive officer compensation. The proposal was approved by our stockholders, receiving approximately 84.53% of the vote of the stockholders who voted on this item.

Workhorse Group	41	2023 Proxy Statement

COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

No person who served as a member of our Human Capital Management and Compensation Committee during 2022 was a current or former officer or employee of our Company or engaged in certain transactions with our Company required to be disclosed by regulations of the SEC. Additionally, during the 2022 fiscal year there were no Committee “interlocks,” which generally means that no executive officer of our Company served: (a) as a member of the compensation committee (or other Board committee performing equivalent functions or, in the absence of any such committee, the entire Board) of another entity which had an executive officer serving as a member of our Committee; (b) as a director of another entity which had an executive officer serving as a member of our Company’s Compensation Committee; or (c) as a member of the compensation committee (or other Board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity which had an executive officer serving as a director of our Company.

HUMAN CAPITAL MANAGEMENT AND COMPENSATION COMMITTEE REPORT

The Committee has reviewed and discussed the foregoing compensation discussion and analysis with Company management. Based on that review and those discussions, the Committee recommended to the Board that the compensation discussion and analysis be included in the Company’s Form 10-K for the year ended December 31, 2022 and this proxy statement.

Respectfully submitted by the Human Capital Management and Compensation Committee,

Michael L. Clark, Chair
Harry DeMott
Pamela S. Mader
Austin Scott Miller
H. Benjamin Samuels

Workhorse Group	42	2023 Proxy Statement

SUMMARY COMPENSATION TABLE

The following summary compensation table sets out details of compensation paid to (a) our principal executive officer; (b) each of our two most highly compensated executive officers who served as executive officers during the fiscal year ended December 31, 2022; and (c) up to two additional individuals for whom disclosure would have been provided under (b) but for the fact that the individual was not serving as our executive officer at the end of the year ended December 31, 2022.

NAME AND PRINCIPAL POSITION	YEAR	SALARY ($)	BONUS ($)(1)	STOCK AWARDS ($)(2)	OPTION AWARDS ($)(2)	NON-EQUITY INCENTIVE PLAN COMPENSATION ($)(3)	CHANGE IN PENSION VALUE AND NONQUALIFIED DEFERRED COMPENSATION EARNINGS ($)	ALL OTHER COMPENSATION ($)(4)	TOTAL ($)
Richard F. Dauch	2022	1,000,000	—	5,000,000	—	937,500	—	142,302	7,079,802
Chief Executive Officer and Director	2021	442,250	1,250,000	7,220,000	3,000,000	11,998	—	38,403(3)	11,962,651
Robert M. Ginnan Chief Financial Officer	2022	392,312	50,000	1,050,001	—	218,800	—	32,185	1,743,298
James D. Harrington	2022	375,003	100,000	562,500	—	225,000	—	138,904	1,401,407
General Counsel, Chief Compliance Officer, and Secretary	2021	164,558	200,000	1,336,263	—	7,714	—	27,538(4)	1,736,073
1.	The amounts shown for 2022 for Mr. Ginnan and Mr. Harrington reflect a discretionary bonus for exceptional performance awarded in 2023 for work done in 2022.
2.	The amounts shown represent the aggregate grant date fair value of the award computed in accordance with FASB ASC Topic 718 to each of our Named Executive Officers. Additional information regarding the award can be found in “Compensation Discussion and Analysis—Long-Term Incentive Plan (Equity)” on page 39.
3.	The amounts shown represent the payout received in 2023 for performance in 2022 for our Short-Term Incentive Plan (see “Compensation Discussion and Analysis—Short-Term Incentive Program (Annual Bonus)” on page 37).
4.	The following table summarizes the amounts shown in the All Other Compensation Column.

NAME	EMPLOYER 401K MATCH ($)	EMPLOYER PAID HEALTH PREMIUMS ($)	EMPLOYER PAID GROUP TERM LIFE INSURANCE PREMIUMS ($)(I)	EMPLOYER PAID HOUSING & RELOCATION ($)	TAX OFFSET ($)(II)	OTHER ($)	TOTAL ($)
Richard F. Dauch	11,261	10,211	127	72,176	48,477	50	142,302
Robert M. Ginnan	18,300	13,692	116	—	27	50	32,185
James D. Harrington	18,300	18,849	—	54,618	47,087	50	138,904
i.	Amounts reflect the dollar value of premiums paid by the Company for life insurance in an amount equal to $100,000. Employees may purchase additional life insurance at the employee's expense. Any additional life insurance the employee may purchase through the Company is payroll deducted.
ii.	We provide tax benefits to employees who relocate or spend a significant amount of time at one of our Company's offices away from their typical work location.
Workhorse Group	43	2023 Proxy Statement

PAY VERSUS PERFORMANCE TABLE

YEAR	SUMMARY COMPENSATION TABLE TOTAL FOR MR. DAUCH	SUMMARY COMPENSATION TABLE TOTAL FOR MR. HUGHES	COMPENSATION ACTUALLY PAID TO MR. DAUCH	COMPENSATION ACTUALLY PAID TO MR. HUGHES	AVERAGE SUMMARY COMPENSATION TABLE TOTAL FOR NON-CEO NEOS	AVERAGE COMPENSATION ACTUALLY PAID TO NON-CEO NEOS	VALUE OF INITIAL FIXED $100 INVESTMENT BASED ON:	WORKHORSE GROUP GAAP NET LOSS ($mm)
							WORKHORSE GROUP TOTAL SHAREHOLDER RETURN
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
2022	$ 7,079,802	n/a	$(376,377)	n/a	$1,571,967	$772,624	$ 7.68	$(117.27)
2021	$11,962,651	$1,390,373	$9,024,116	$(3,433,936)	$1,034,416	$179,182	$ 22.04	$(401.34)

1.	Our Chief Executive Officer (“CEO”), Richard Dauch, served as our Principal Executive Officer in 2022 and for 5 months in 2021. Duane Hughes served as Principal Executive Officer for 7 months and as non-CEO contractor for two additional months in 2021. Our other NEOs (“Non-CEO NEOs”) included:
a.	For 2022, Robert Ginnan (who joined the Company as of January 4, 2022) and James Harrington
b.	For 2021, Greg Ackerson, James Harrington (who served 4.5 months in 2021), John Graber, Joshua Anderson (who served 3.5 months in 2021) and Steve Schrader (who served for 9 months in 2021)
2.	For each year, the values included in columns (d), (e) and (g) for the Compensation Actually Paid to our CEOs and the average Compensation Actually Paid to our non-CEO NEOs reflect the following adjustments to the values included in column (d), (e) and (g), respectively:

	2022		2021
RECONCILIATION OF SUMMARY COMPENSATION TOTALS AND COMPENSATION ACTUAL PAID	MR. DAUCH	AVERAGE NON-CEO NEOS	MR. DAUCH	MR. HUGHES	AVERAGE NON-CEO NEOS
Summary Compensation Table Total (columns (b), (c) and (f))	$ 7,079,802	$1,571,967	$ 11,962,651	$ 1,390,373	$ 1,034,416
- Deduction for Amounts Reported under the “Stock Awards” column in the Summary Compensation Table for Applicable FY	$(5,000,000)	$ (806,251)	$(7,220,000)	$ (150,000)	$ (665,718)
- Deduction for Amounts Reported under the “Option Awards” column in the Summary Compensation Table for Applicable FY	$ 0	$ 0	$(3,000,000)	$ 0	$ 0
+ Increase based on ASC 718 Fair Value of Awards Granted
during Applicable Fiscal Year (FY) that Remain Unvested as of Applicable Fiscal Year End (FYE), determined as of Applicable	$ 3,152,756	$ 386,283	$ 7,281,465	$ 0	$ 340,005
FYE(a)
+ Increase based on ASC 718 Fair Value of Awards Granted
during Applicable FY that Vested during Applicable FY, determined	$ 0	$ 21,667	$ 0	$ 92,587	$ 24,003
as of Vesting Date(b)
[+/-] Increase/Deduction for Awards Granted during Prior FY that
were Outstanding and Unvested as of Applicable FYE, determined based on change in ASC 718 Fair Value from Prior FYE to	$(5,245,321)	$ (369,510)	$ 0	$ 0	$ (90,491)
Applicable FYE(c)
[+/-] Increase/Deduction for Awards Granted during Prior FY that
Vested During Applicable FY, determined based on change in ASC	$ (363,614)	$ (31,531)	$ 0	$ (446,950)	$ (89,883)
718 Fair Value from Prior FYE to Vesting Date(d)
- Deduction for Awards Granted during Prior FY that Fail to Meet
the Applicable Vesting Conditions during the Applicable FY,	$ 0	$ 0	$ 0	$(4,319,947)	$ (373,150)
determined based on ASC 718 Fair Value as of Prior FYE(e)
Compensation Actually Paid (columns (d), (e) and (g))	$ (376,377)	$ 772,624	$ 9,024,116	$(3,433,936)	$ 179,182

a.	For each year, the calculated increase based on ASC 718 Fair Value of time-based restricted stock awards Granted during Applicable FY that Remain Unvested as of Applicable FYE, reflect the following assumptions:

AS OF FISCAL YEAR ENDING DECEMBER 31,	FYE PRICE PER SHARE
2022	$1.52
2021	$4.36

For each year, the calculated increase based on ASC 718 Fair Value of performance share units Granted during Applicable FY that Remain Unvested as of Applicable FYE, reflect the following assumptions:

AS OF FISCAL YEAR ENDING DECEMBER 31,	FYE PRICE PER SHARE	PROJECTED PERFORMANCE MULTIPLIER
2022	$1.52 – $2.61	100% – 158%
2021	$11.79	100%

Workhorse Group	44	2023 Proxy Statement

For each year, the calculated increase based on ASC 718 Fair Value of stock option awards Granted during Applicable FY that Remain Unvested as of Applicable FYE, reflect the following assumptions:

AS OF FISCAL YEAR ENDING DECEMBER 31,	FYE PRICE PER SHARE	EXPECTED LIFE	RISK-FREE RATE	VOLATILITY	DIVIDEND YIELD
2021	$4.36	5.08 – 6.33	1.27% – 1.38%	111.21% – 114.89%	0.00%

b.	For each year, the calculated increase based on ASC 718 Fair Value of time-based restricted stock awards Granted during Applicable FY that Vested during Applicable FY, determined as of Vesting Date:

AS OF FISCAL YEAR ENDING DECEMBER 31,	VESTING DATE PRICE PER SHARE
2022	$2.60
2021	$6.59 – $9.34

c.	For each year, the calculated increase (deduction) for time-based restricted stock awards granted during a Prior FY that were Outstanding and Unvested as of the Applicable FYE, determined based on change in ASC 718 Fair Value from the Prior FYE to Applicable FYE, reflect the following assumptions:

AS OF FISCAL YEAR ENDING DECEMBER 31,	FYE PRICE PER SHARE
2022	$1.52
2021	$4.36

For each year, the calculated increase (deduction) for performance share units granted during a Prior FY that were Outstanding and Unvested as of the Applicable FYE, determined based on change in ASC 718 Fair Value from the Prior FYE to Applicable FYE, reflect the following assumptions:

AS OF FISCAL YEAR ENDING DECEMBER 31,	FYE PRICE PER SHARE	PROJECTED PERFORMANCE MULTIPLIER
2022	$2.61	144.8%

For each year, the calculated increase (deduction) for stock option awards granted during a prior FY that were outstanding and unvested as of the applicable FYE, determined based on change in ASC 718 Fair Value from the prior FYE to applicable FYE, reflect the following assumptions:

AS OF FISCAL YEAR ENDING DECEMBER 31,	FYE PRICE PER SHARE	EXPECTED LIFE	RISK-FREE RATE	VOLATILITY	DIVIDEND YIELD
2022	$1.52	4.58 – 5.33	3.98% – 4.04%	114.09% – 121.10%	0.00%
2021	$4.36	0.92 – 2.12	0.36% – 0.76%	112.10% – 120.46%	0.00%

d.	For each year, the calculated increase (deduction) for time-based restricted stock awards granted during a Prior FY that were Vested as of the Applicable FYE, determined based on change in ASC 718 Fair Value from the Prior FYE to Applicable Vesting date, reflect the following assumptions:

AS OF FISCAL YEAR ENDING DECEMBER 31,	VESTING DATE PRICE PER SHARE
2022	$1.48 – $3.74
2021	$6.27 – $19.78

For each year, the calculated increase (deduction) for stock option awards granted during a Prior FY that were Vested as of the Applicable FYE, determined based on change in ASC 718 Fair Value from the Prior FYE to Applicable Vesting date, reflect the following assumptions:

AS OF FISCAL YEAR ENDING DECEMBER 31,	VESTING DATE PRICE PER SHARE	EXPECTED LIFE	RISK-FREE RATE	VOLATILITY	DIVIDEND YIELD
2022	$3.14 – $3.74	4.67 – 4.92	1.56% – 3.41%	116.10% – 119.38%	0.00%
2021	$4.36 – $36.19	0.88 – 3.13	0.05% – 0.35%	113.82% – 134.47%	0.00%

e.	For each year, the calculated deduction for time-based restricted stock awards granted during a Prior FY that Fail to meet the Applicable Vesting Conditions during the Applicable FY, determined based on ASC 718 Fair Value as of the Prior FYE, reflect the following assumptions:

AS OF FISCAL YEAR ENDING DECEMBER 31,	PRIOR FYE PRICE PER SHARE
2021	$19.78

For each year, the calculated deduction for stock option awards granted during a prior FY that Fail to meet the Applicable Vesting Conditions during the Applicable FY, determined based on ASC 718 Fair Value as of the Prior FYE, reflect the following assumptions:

AS OF FISCAL YEAR ENDING DECEMBER 31,	PRIOR FYE PRICE PER SHARE	EXPECTED LIFE	RISK-FREE RATE	VOLATILITY	DIVIDEND YIELD
2021	$19.78	2.12 – 3.12	0.13% – 0.18%	121.97% – 139.98%	0.00%

Workhorse Group	45	2023 Proxy Statement

PAY VERSUS PERFORMANCE RELATIONSHIP

The following comparisons describe the relationships between the amounts included in the Pay versus Performance Table for each of 2022 and 2021, including a comparison of Compensation Actually Paid to each of the CEOs and the average Compensation Actually Paid to our non-CEO NEOs, and each of the performance measures set forth in columns (h) and (i) of the Pay versus Performance Table.

Compensation Actually Paid vs. Indexed Total Shareholder Return

Compensation Actually Paid vs. Indexed GAAP Net Income

Workhorse Group	46	2023 Proxy Statement

PAY RATIO DISCLOSURE

The fiscal year 2022 total annual compensation of our Chief Executive Officer, Richard F. Dauch, was $7,079,775. The annual total compensation of our median compensated employee (other than our Chief Executive Officer) was $71,347. This resulted in a ratio of 99 to 1. To identify the median employee, we took into account the total taxable income earned by our employees in 2022, excluding Mr. Dauch, as of December 31, 2022. We annualized compensation for employees who did not work the entire year. The pay ratio reported above is a reasonable estimate calculated in a manner consistent with the SEC rules based on our internal records and the methodology described below. The SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s total taxable income allows companies to adopt a variety of methodologies, to apply certain exclusions and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. Therefore, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies have different employee populations and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

SEC rules provide that we may use the same median employee for three years before identifying a new median employee provided that during our last completed fiscal year there has been no change in our employee population or employee compensation arrangements that we reasonably believe would result in a significant change to our pay ratio disclosure. We do believe there has been significant amount of change in the past fiscal year to warrant recalculating and identifying a new median employee.

•	We used December 31, 2022 as the date to determine our workforce for purposes of determining the median compensated employee. As of December 31, 2022, our workforce consisted of approximately 333 employees all inside the United States.
•	In determining the median employee compensation (other than our CEO’s compensation), we used total taxable income of each employee as of December 31, 2022.
•	The total taxable income for employees who were on leave and received compensation in 2022 and employees who did not work the full fiscal year was annualized.

EMPLOYMENT AGREEMENTS AND POTENTIAL PAYMENTS ON CHANGE OF CONTROL AND TERMINATION

The Company has entered into employment agreements with each of its current named executive officers. These agreements define the position held by each named executive officer, as well as base salary level, eligibility to participate in the Company's short- and long-term incentive programs and potential payments upon termination, including upon a Change of Control (as defined below). The Company's entry into these agreements was conditioned upon each executive's entry into a non-compete agreement and an assignment of intellectual property and confidentiality agreement in favor of the Company.

Under the terms of the employment agreements, each current named executive officer is entitled to certain payments in the event of a (1) Change of Control and (2) either (A) the Company's termination of such named executive officer (except for Cause (as defined below)) or (B) the named executive officer's departure for Good Reason (as such term is defined below). In such event, the Company has agreed to provide to each such named executive officer (1) a cash severance payment equal to (A) such named executive officer's base salary for a period of 24 to 36 months, depending on the named executive officer, and (B) a cash bonus for the current year, which may be a prorated portion of such executive's expected bonus amount for such year or a multiplier of up to 3 times such bonus amount, depending on the named executive officer, (2) acceleration of all such executive's unvested, outstanding equity awards and (3) D&O Insurance coverage for 24 months.

In addition, each current named executive officer is entitled to certain payments in the event of an involuntary termination, which includes termination of such named executive officer by the Company without Cause or termination by such named executive officer for Good Reason, in either case when no Change of Control has occurred. In such an event, the Company has agreed to provide to each such named executive officer (1) a cash severance payment equal to (A) such named executive officer's base salary for a period of 12 to 24 months, depending on the named executive officer and (B) a cash bonus for the current year, which may be a prorated portion of such executive's expected bonus amount for such year or a multiplier of up to 1.5 times of such bonus amount, depending on the named executive officer, (2) prorated acceleration of such executive's unvested, outstanding equity awards to the date of such triggering event, including a good faith determination by the Board of performance vesting conditions, and (3) D&O Insurance coverage for 24 months.

Workhorse Group	47	2023 Proxy Statement

In the event of either a termination upon a Change of Control, without Cause or with Good Reason, cash payments are due from the Company in a lump sum within 30 days of the triggering event. In addition, Mr. Dauch is eligible for healthcare and life insurance benefits in a lump sum of $54,000.

In the event a named executive officer is terminated for Cause, the Company is required to pay all accrued amounts of base salary and previously granted and unpaid bonus, to the extent all conditions have been met. In addition, all equity vesting shall terminate immediately in connection with such event.

Each employment agreement defines a “Change of Control” as any of the following:

(a)	any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) becomes the "beneficial owner" (as defined in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of securities of the Company representing fifty (50%) percent or more of (i) the outstanding shares of common stock of the Company, or (ii) the combined voting power of the Company's outstanding securities;
(b)	the Company is party to a merger or consolidation, or series of related transactions, which results in the voting securities of the Company outstanding immediately prior thereto failing to continue to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity), directly or indirectly, more than fifty (50%) percent of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or
(c)	the sale or disposition of all or substantially all of the Company's assets, or consummation of any transaction, or series of related transactions, having similar effect (other than to a subsidiary of the Company).

Each employment agreement defines as “Cause” as any of the following:

(a)	the officer substantially failed to perform his duties or to follow the lawful written directions of the Board (other than any such failure resulting from incapacity due to physical or mental illness);
(b)	the officer engaged in willful misconduct or incompetence that is materially detrimental to the Company or any of its affiliates;
(c)	the officer failed to comply with the Employee Invention Assignment & Confidentiality Agreement, the Company's insider trading policy, the officer's non-compete agreement or any other policies of the Company where noncompliance would be materially detrimental to the Company or any of its affiliates; or
(d)	the officer's conviction of or plea of guilty or nolo contendere to a felony or crime involving moral turpitude (excluding drunk driving unless combined with other aggravating circumstances or offenses), or the officer's commission of any embezzlement, misappropriation, or fraud, whether or not related to the officer's employment with the Company or any of its affiliates.

Each employment agreement defines "Good Reason" as the occurrence of any of the following without such officer's consent:

(a)	A reduction in the officer's Base Salary or target Cash Bonus opportunity as a percentage of Base Salary; provided, however, that this Subsection, except in the event of a one-time reduction in the officer's Base Salary or target Cash Bonus opportunity as part of a Company-wide or executive team-wide cost-cutting measure or Company-wide or executive team-wide cutback as a result of overall Company performance.
(b)	The failure of the Company (i) to continue to provide the officer an opportunity to participate in any benefit or compensation plans provided to employees who hold positions with the Company comparable to the officer's position, (ii) to provide the officer all other fringe benefits (or the equivalent) in effect for the benefit of any employee group which includes any employee who hold a position with the Company comparable to the officer's position, where in the event of a Change of Control, such comparison shall be made relative to the period immediately prior to the public announcement of such Change of Control; or (iii) to continue to provide director's and officers' insurance, in each case if such failure causes a material reduction in the officer's overall compensation and benefits package.

Workhorse Group	48	2023 Proxy Statement

(c)	A material breach of the agreement by the Company including, in the event of a Change of Control, the failure of any successor to assume and agree to perform the obligations under the agreement in the same manner and to the same extent that the Company would be required to perform such obligations if no succession had taken place, except where such assumption occurs by operation of law.
(d)	A material, adverse change in the officer's authority, duties, or responsibilities (other than temporarily while the officer is physically or mentally incapacitated or as required by applicable law), taking into account the Company's size, status as a public company, and capitalization as of the effective date of the agreement, other than a change to a position that is a substantive functional equivalent.
(e)	A change in the officer's principal place of employment that is greater than 75 miles from the officer's principal place of employment as set forth in the agreement or, if his principal place of employment shall have been changed with his express or implied consent, a change to a principal place of employment other than such consented place, other than a change directed by the officer.

The summaries of these employment agreements are qualified in their entirety by the copies of these agreements filed as exhibits to the Company's Form 10-K for the year ended December 31, 2022.

GRANTS OF PLAN-BASED AWARDS

The following table provides information regarding grants of share-based awards to the Named Executive Officers in 2022:

			ESTIMATED FUTURE PAYOUTS UNDER NON-EQUITY INCENTIVE PLAN AWARDS			ESTIMATED FUTURE PAYOUTS UNDER EQUITY INCENTIVE PLAN AWARDS			ALL OTHER STOCK AWARDS: NUMBER OF SHARES OF STOCK OR UNITS (#)	ALL OTHER OPTION: AWARDS: NUMBER OF SECURITIES UNDERLYING OPTIONS (#)	EXERCISE OR BASE PRICE OF OPTION AWARDS ($/SH)	GRANT DATE FAIR VALUE OF STOCK AND OPTIONS AWARDS(1) ($)

NAME	AWARD TYPE	GRANT DATE	THRESHOLD ($)	TARGET ($)	MAXIMUM ($)	THRESHOLD (#)	TARGET (#)	MAXIMUM (#)
Richard F. Dauch	Restricted Stock	2/23/2022	—	—	—	—	—	—	1,155,115	—	—	3,499,998
	Performance Share Units	2/23/2022	—	—	—	247,525	495,049	990,098	—	—	—	1,500,002
	Short-Term Incentive Plan	2/23/2022	625,000	1,250,000	2,000,000
Robert M. Ginnan	Restricted Stock	1/4/2022	—	—	—	—	—	—	100,000	—	—	450,001
	Restricted Stock	2/23/2022	—	—	—	—	—	—	138,614	—	—	420,000
	Performance Share Units	2/23/2022	—	—	—	29,703	59,406	118,812	—	—	—	180,000
	Short-Term Incentive Plan	2/23/2022	100,000	200,000	400,000
James D. Harrington	Restricted Stock	2/23/2022	—	—	—	—	—	—	129,951	—	—	393,750
	Performance Share Units	2/23/2022	—	—	—	27,847	55,693	111,386	—	—	—	168,750
	Short-Term Incentive Plan	2/23/2022	93,750	187,500	375,000
1.	Represents the aggregate grant date fair value of the award computed in accordance with FASB ASC Topic 718.

Workhorse Group	49	2023 Proxy Statement

OUTSTANDING EQUITY AWARDS

The following table sets forth information with respect to the outstanding equity awards of our Named Executive Officers as of December 31, 2022:

	OPTION AWARDS					STOCK AWARDS
NAME	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS (#) EXERCISABLE	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS (#) UNEXERCISABLE	EQUITY INCENTIVE PLAN AWARDS: NUMBER OF SECURITIES UNDERLYING UNEXERCISED UNEARNED OPTIONS (#)	OPTIONS EXERCISE PRICE ($)	OPTION EXPIRATION DATE	NUMBER OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED (#)	MARKET VALUE OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED ($)(1)	EQUITY INCENTIVE PLAN AWARDS: NUMBER OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED (#)(1)	EQUITY INCENTIVE PLAN AWARDS: MARKET OR PAYOUT VALUE OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED ($)(1)
Richard F. Dauch	148,213	148,216	—	10.27	12/30/2031	333,334	506,668	250,000	380,000
						166,667	253,334
						1,155,115	1,755,775	495,050	752,476
Robert M. Ginnan	—	—				83,334	126,668
						138,614	210,693	59,406	90,297
James D. Harrington	—	—				66,667	101,334	36,197	55,019
						24,132	36,681
						129,951	197,526	55,693	84,653
1.	The market value of unvested restricted stock is computed based on the $1.52 closing price per share of our common stock on December 31, 2022. Assumes outstanding performance share units are earned at target (100%). The performance share units can be earned between 0% and 200%.

NO PENSION BENEFITS

The Company does not maintain any plan that provides for payments or other benefits to its executive officers at, following or in connection with retirement and including, without limitation, any tax-qualified defined benefit plans or supplemental executive retirement plans.

NO DEFERRED COMPENSATION

The Company does not maintain any defined contribution or other plan that provides for the deferral of compensation on a basis that is not tax-qualified.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table shows, as of March 6, 2023, information regarding outstanding awards available under our compensation plans (including individual compensation arrangement) under which our equity securities may be delivered:

PLAN CATEGORY	(A) NUMBER OF SECURITIES TO BE ISSUED UPON EXERCISE OF OUTSTANDING OPTIONS, WARRANTS AND RIGHTS	(B) WEIGHTED- AVERAGE EXERCISE PRICE OF OUTSTANDING OPTIONS, WARRANTS AND RIGHTS	(C) NUMBER OF SECURITIES AVAILABLE FOR FUTURE ISSUANCE (EXCLUDING SHARES IN COLUMN (A)
Equity compensation plans approved by security holders:
2017 Stock Plan(1)	255,447	$1.12	3,329
2019 Stock Plan(2)	1,534,723	$8.71	5,382
Total	1,790,170		8,711
1.	Includes 60,000 shares of stock issuable upon the exercise of outstanding options. Also includes 195,447 performance share units assuming target (100%) level performance. The performance share units can be earned between 0% and 200%. In general, these units are settled in cash. At the option of Workhorse, the units may be settled in shares of common stock. The weighted-average exercise price relates to outstanding options.
2.	Includes 363,426 shares of stock issuable upon the exercise of outstanding options. Also includes 1,171,297 performance share units assuming target (100%) level performance. The performance share units can be earned between 0% and 200%. In general, these units are settled in cash. At the option of Workhorse, the units may be settled in shares of common stock. The weighted-average exercise price relates to outstanding options.
Workhorse Group	50	2023 Proxy Statement

PROPOSAL NO. 2

Ratification of the Appointment of Independent Auditors

The Audit Committee of the Board has appointed Grant Thornton LLP (“GT”) as our independent registered public accounting firm to audit our consolidated financial statements for the fiscal year ending December 31, 2023.

At the Annual Meeting, stockholders will be asked to ratify the appointment of GT as our independent registered public accounting firm for the year ending December 31, 2023. Stockholder ratification of the appointment of our independent registered public accounting firm is not required by our bylaws or other applicable legal requirements. However, the Board submits the appointment of GT to our stockholders for ratification as a matter of good corporate governance. If this appointment is not ratified by the affirmative vote of a majority of the shares present in person or by proxy at the Annual Meeting and entitled to vote, the appointment will be reconsidered by our audit committee. Even if the appointment is ratified, our Audit Committee, in its sole discretion, may appoint another independent registered public accounting firm at any time during the fiscal year ending December 31, 2023 if our Audit Committee believes that such a change would be in the best interests of the Company and its stockholders. A representative of GT is expected to be present at the Annual Meeting, will have an opportunity to make a statement if he or she wishes to do so, and is expected to be available to respond to appropriate questions from stockholders.

FEES PAID TO INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Fees for professional services provided by our independent auditors, GT, in each of the last two years, in each of the following categories including expenses are:

	2022	2021
Audit fees	$301,000	$421,380
Audit-related fees	78,000	27,850
Tax fees	—	—
All other fees	—	—
Total fees	$379,000	$449,230

AUDIT FEES

Audit fees include the audit of the Annual Report on Form 10-K, including reviews of the Quarterly Reports on Form 10-Q and, for 2021, the audit of internal control over financial reporting. Audit related fees include work associated with registration statements. The policy of the Audit Committee is to approve the appointment of the principal auditing firm and any permissible audit-related services. Fees charged by GT were approved by the Board with engagement letters signed by Gerald Budde, Audit Committee Chairman.

The Audit Committee is responsible for the pre-approval of audit and permitted non-audit services to be performed by the Company’s independent auditors. The Audit Committee will, on an annual basis, consider and, if appropriate, approve the provision of audit and non-audit services by the independent auditors. Thereafter, the Audit Committee will, as necessary, consider and, if appropriate, approve the provision of additional audit and non-audit services by the independent auditors which are not encompassed by the Audit Committee’s annual pre-approval and are not prohibited by law. The Audit Committee has delegated to the Chair of the Audit Committee the authority to pre-approve, on a case-by-case basis, non-audit services to be performed by the independent auditors. The Audit Committee has approved all audit and permitted non-audit services performed by the independent auditors for the year ended December 31, 2022.

Workhorse Group	51	2023 Proxy Statement

REQUIRED VOTE

The ratification of the appointment of the Company’s independent auditors requires the receipt of the affirmative vote of a majority of the shares of the Company’s common stock present in person or by proxy and voting on this matter at the Annual Meeting.

RECOMMENDATION OF THE BOARD FOR PROPOSAL NO. 2:

The Board recommends a vote “FOR” ratification of appointment of Grant Thornton LLP as our independent auditors for the year ending December 31, 2023.

Workhorse Group	52	2023 Proxy Statement

PROPOSAL NO. 3

Approval of the Workhorse Group Inc. 2023 Long-Term Incentive Plan

We are asking our stockholders to approve the Workhorse Group 2023 Long-Term Incentive Plan (the "LTIP"), which, if approved, will provide that the number of shares available for issuance will be 5,000,000 shares. This represents an increase of approximately 4,991,289 from the combined number of shares available for issuance under the Workhorse Group Inc. 2017 Incentive Stock Plan and the Workhorse Group Inc. 2019 Incentive Stock Plan (collectively, the "Prior LTIPs") prior to the approval of the LTIP. Following approval of the LTIP, no awards will be made under the Prior LTIPs.

Our Board approved the LTIP to ensure our continued ability to offer equity-based incentives to (a) attract and retain directors, executives, employees, and consultants and reward them for making major contributions to the success of the Company,
(b) promote the long-term success of the Company and our affiliates, and (c) further align LTIP participants' interests with those of the Company's other stockholders and thereby promote the growth in value of the Company's equity and enhancement of long-term shareholder return. These objectives are accomplished by making long-term incentive awards under the LTIP, thereby providing participants with a proprietary interest in the growth and performance of the Company. Our Board believes this type of compensation is critical to our ability to attract and retain highly qualified individuals and otherwise attain our goals, while also aligning these individuals' interests with those of our stockholders. However, our Board does not believe we have sufficient shares available for future delivery under the Prior LTIPs to accomplish these purposes. Accordingly, we are seeking approval of the LTIP in order to have shares available to issue equity awards to appropriately retain and incentivize our employees.

The following table includes information regarding outstanding equity awards and shares available for future awards under the Prior LTIPs as of March 6, 2023:

Total stock options outstanding	423,426
Weighted-average exercise price of stock options outstanding	$7.63
Weighted-average remaining contractual term of stock options outstanding	6.30
Total full value awards outstanding(1)	6,044,661
Shares remaining available for grant under the Prior LTIPs(2)	8,711
Total shares of common stock outstanding	170,823,669
1.	Includes 4,677,917 outstanding shares of restricted stock and 1,366,744 shares underlying outstanding unvested performance share unit awards. The number of shares subject to outstanding performance share unit awards assumes performance at target (100%). The performance share unit awards can be earned between 0% and 200%.
2.	Assumes outstanding performance share unit awards vest at the target level and are settled in cash.

The number of shares currently available for grant under the Prior LTIPs, based on the rate at which we used shares under the Prior LTIPs for the last five years, will be exhausted in 2023. In developing the size of the share pool and request for additional shares under the LTIP, we were mindful of the pool's potentially dilutive impact on our stockholders. In that regard, we are proposing a share pool that, in terms of size and expected duration, falls within industry practice.

Workhorse Group	53	2023 Proxy Statement

Accordingly, on February 22, 2023 our Board approved and adopted the LTIP, subject to approval at the Annual Meeting.

Our Board is submitting the LTIP as a single proposal to our stockholders for approval at the Annual Meeting. Stockholder approval of the LTIP is required by the rules of NASDAQ.

SUMMARY OF THE TERMS OF THE LTIP

The following is a summary of the principal features of the LTIP. If approved at the Annual Meeting, the effective date of the LTIP will be the date of the Annual Meeting (sometimes referred to as the "Effective Date"). A copy of the LTIP is attached hereto as Annex A and is hereby incorporated into this proxy statement by reference. Stockholders are urged to read the actual text of the LTIP in its entirety.

TYPES OF AWARDS

The grant of a benefit or award under the LTIP is referred to as an "Award." The types of Awards that may be granted under the LTIP are incentive stock options ("ISOs"), non-qualified stock options ("NQOs", which together with ISOs are referred to collectively as "Options"), stock appreciation rights ("SARs"), and Full Value Awards (including restricted stock, restricted stock units, performance shares and performance units), each as described in more detail below.

ADMINISTRATION OF THE LTIP; PARTICIPATION

The authority to control and manage the operation and administration of the LTIP generally will be vested in a committee of our Board (the "Committee"), which is selected by our Board and must consist of two or more members of our Board and persons who are independent for purposes of applicable securities exchange listing requirements. Unless removed by our Board or unless said Committee no longer exists or does not satisfy the securities exchange listing requirements or for other reasons determined by our Board, our Human Capital Management and Compensation Committee will be the Committee for purposes of this LTIP. For any reason determined by the Board, the Board may take any actions under the LTIP that would otherwise be the responsibility of the Committee; provided, however, that only members of our Board who are independent directors will take action with respect to grants to employees. In no event will the Committee's duties under the LTIP exceed the duties of the Committee in the applicable charter documents and to the extent that LTIP provides for allocation to the Committee of duties that exceed such authority, the actions of the Committee under the LTIP will be taken by the Board.

Subject to the terms of the LTIP, the Committee selects the Eligible Persons (as defined below) who will receive Awards, to determine the time or times of receipt of Awards, to determine the types of Awards and the number of shares of our common stock ("Stock") or other amounts covered by the Awards, to establish the terms, conditions, performance measures and targets, restrictions and other provisions of such Awards, to cancel or suspend Awards, modify the terms of, reissue or repurchase Awards, and accelerate the exercisability or vesting of any Award. The Committee also has the authority to establish, amend and rescind any rules and regulations relating to the LTIP, make all other determinations that may be necessary or advisable for the administration of the LTIP, and conclusively interpret the LTIP. Except to the extent prohibited by applicable law or the applicable rules of a securities exchange, the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it, which allocation or delegation may be revoked by the Committee at any time.

The persons eligible to receive Awards ("Eligible Persons") are employees of ours or our affiliates, consultants, or other persons providing services to us or our affiliates and members of our Board; provided that ISOs may only be granted to our employees or certain of our corporate subsidiaries.

As of March 6, 2023, there were approximately 333 persons who would be considered Eligible Persons for purposes of the LTIP, although under our existing policies there are only 218 employee participants and nine outside director participants in the Prior LTIPs as of such date (which Prior LTIPs has the same eligibility provisions as the LTIP). The consideration to be received by us for the granting of Awards under the LTIP is service to us or our affiliates. An Eligible Person who is granted an Award under the LTIP is referred to as a “participant” in the LTIP.

Workhorse Group	54	2023 Proxy Statement

AVAILABLE SHARES AND SHARE INFORMATION; LIMITATIONS ON AWARDS

If approval of the LTIP is obtained, the total number of shares of Stock that will be available for issuance under the LTIP will be equal to 5,000,000. Shares covered by an Award will only be counted as used to the extent they are actually used. A share of Stock issued in connection with any Award under the LTIP will reduce the total number of shares under the LTIP by one. Any shares of Stock that (1) are subject to an Award under the LTIP or (2) are subject to awards that were granted under the Prior LTIPs and that are outstanding on the Effective Date, in any case that terminate by reason of expiration, forfeiture, cancellation, or otherwise, without the issuance of such shares, or that are settled in cash (collectively referred to as "Recycled Shares") will be available for grant under the LTIP. Shares that are not issued or delivered as the result of the net settlement of an Option or SAR, shares tendered or withheld to pay the exercise price or withholding taxes relating to an Award, shares repurchased on the open market with the proceeds of the Option exercise price, or shares subject to Substitute Awards (defined below) are not treated as Recycled Shares and will not again be available for Awards under the LTIP. To the extent provided by the Committee, any Award under the LTIP may be settled in cash rather than shares of Stock. Substitute Awards shall not reduce the number of share of Stock that may be issued under the LTIP.

The term "Substitute Award" means an Award granted or shares of Stock issued by the Company in assumption of, or in substitution or exchange for, an Award previously granted, or the right or obligation to make a future Award, in all cases by a Company acquired by us or any of our Affiliates or with which we or any of our affiliates combines. In no event shall the issuance of Substitute Awards change the terms of such previously granted Awards such that the change, if applied to a current Award, would be prohibited under the provisions of the LTIP relating to prohibitions on repricing of Awards.

The maximum number of shares that may be delivered under the LTIP pursuant to ISOs is the total number of shares reserved for issuance under the LTIP. In addition, the sum of any cash compensation or other compensation and the value of any Awards granted to an outside director (that is, a director of the Company who is not an officer or employee of the Company or any of its affiliates) as compensation for services as an outside director during the period beginning on the date of one regular annual meeting of our stockholders until the date of the next regular annual meeting of our stockholders may not exceed $350,000. The Committee may make exceptions to this limit for individual outside directors in exceptional circumstances, as the Committee may determine in its sole discretion, provided that the outside director receiving such additional compensation may not participate in the decision to award such compensation. If the delivery of shares of Stock or cash is deferred until after the Stock has been earned, any adjustment in the amount delivered to reflect actual or deemed earnings or other investment experience during the deferral period will be disregarded for purpose of the applying the limitations on outside director awards.

The shares with respect to which Awards may be made under the LTIP will be shares of Stock currently authorized but unissued or currently held or, to the extent permitted by applicable law, subsequently acquired by us as treasury shares, including shares of Stock purchased in the open market or in private transactions.

Subject to the other terms and conditions of the LTIP, and except for Awards granted under the LTIP with respect to shares of Stock which do not exceed, in the aggregate, five percent (5%) of the total number of shares of Stock reserved for issuance under the LTIP, or, if provided by the Committee, in the event of termination due to death, disability, involuntary termination or retirement, the required period of service for any Award in which shares of Stock may be issued upon settlement will be at least one year.

As of March 6, 2023, we had an aggregate of 170,823,669 shares of Stock outstanding. The closing price per share of Stock on March 6, 2023, as reported by the Nasdaq was $1.89.

OPTIONS AND SARS

The grant of an "Option" under the LTIP entitles the participant to purchase shares of Stock at an exercise price established by the Committee. The Committee also will determine whether an Option is an ISO or an NQO, provided that an Option will be deemed to be an NQO unless it is specifically designated by the Committee as an ISO and/or to the extent it does not otherwise satisfy the requirements for an ISO. An SAR entitles the participant to receive, in cash or shares of Stock, value equal to the excess of: (i) the fair market value of a specific number of shares of Stock at the time of exercise; over (ii) an exercise price established by the Committee.

The "Exercise Price" of each Option and SAR granted is established by the Committee or determined by a method established by the Committee at the time the Option or SAR is granted; provided, however, that no Exercise Price may be less than 100% of the Fair Market Value (as determined in accordance with the LTIP and generally equal to the closing price of a share of Stock on the date of the determination) of a share of Stock on the date of grant (or, if greater, the par value of a share of Stock).

Workhorse Group	55	2023 Proxy Statement

The expiration date with respect to an Option or SAR will be established by the Committee at the time of the grant, but will not be later than the earliest to occur of the ten-year anniversary of the date on which the Option or SAR is granted or the following dates (unless otherwise determined by the Committee): (a) if the participant's termination occurs by reason of death or disability, the six-month anniversary of such termination; (b) if the participant's termination occurs for reasons other than death, disability or cause, the one-month anniversary of the termination date; and (c) if the participant's termination occurs for reasons of cause, the participant's termination date.

Options and SARs may be subject to such other terms and conditions, not inconsistent with the LTIP, as determined by the Committee.

NO REPRICING

The exercise price for any outstanding Option or SAR may not be decreased after the date of grant nor may an outstanding Option or SAR granted under the LTIP be surrendered to us as consideration for the grant of a replacement Option or SAR with a lower exercise price or a Full Value Award (except for either adjustments related to the corporate transactions or reductions in the exercise price approved by our stockholders). Unless approved by our stockholders, no Option or SAR granted under the LTIP may be surrendered to us in consideration for a cash payment if, at the time of surrender, the exercise price of the Option or SAR is greater than the then current fair market value of a share of Stock.

FULL VALUE AWARDS AND CASH INCENTIVE AWARDS

A "Full Value Award" is a grant of one or more shares of Stock or a right to receive one or more shares of Stock (or cash based on the value of shares of Stock) in the future (including restricted stock, restricted stock units, performance shares and performance units) which is contingent on continuing service, the achievement of performance objectives during a specified period performance, or other restrictions as determined by the Committee or in consideration of a participant's previously performed services or surrender or other compensation that may be due.

These Awards may also be subject to other conditions or restrictions as determined by the Committee. Notwithstanding the foregoing, no dividends or dividend equivalent rights will be paid or settled on Full Value Awards that have not been earned or vested.

TRANSFERABILITY

Except as otherwise provided by the Committee, Awards under the LTIP are not transferable except as designated by the participant by will or by the laws of descent and distribution.

CERTAIN ADJUSTMENTS

In the event of a corporate transaction involving us (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares), the Committee will adjust the terms of the LTIP and Awards to preserve the benefits or potential benefits of the LTIP or the Awards as determined in the sole discretion of the Committee. Action by the Committee with respect to the LTIP or Awards may include: (i) adjustment of the number and kind of shares which may be delivered under the LTIP (including adjustments to the number and kind of shares that may be granted to an individual during a specified time); (ii) adjustment of the number and kind of shares subject to outstanding Awards; (iii) adjustment of the Exercise Price of outstanding Options and SARs; and (iv) any other adjustments that the Committee determines to be equitable (which may include, without limitation, (I) replacement of Awards with other Awards which the Committee determines have comparable value and which are based on stock of a Company resulting from the transaction, and (II) cancellation of the Award in return for a cash payment of the current value of the Award, determined as though the Award is fully vested at the time of payment, provided that in the case of an Option or SAR, the amount of such payment may be the excess of the value of the Stock subject to the Option or SAR at the time of the transaction over the Exercise Price).

AMENDMENT OR TERMINATION

Our Board may, at any time, amend or terminate the LTIP, and the Board or the Committee may amend any Award, provided that, except in limited circumstances, no amendment or termination may, in the absence of written consent to the change by the affected participant (or, if the participant is not then living, the affected beneficiary), adversely affect the rights of any participant or beneficiary under any Award granted under the LTIP prior to the date such amendment is adopted. Adjustments made as a result of certain corporate events (described above) are not subject to the foregoing limitations. Notwithstanding the foregoing, amendments to the LTIP that (i) increase the number of shares subject to the LTIP (including ISOs), (ii) modify the anti-repricing provisions, (iii) change the class of persons who are eligible to participate in the LTIP, and (iv) amendments for which approval of our stockholders is required by law or the rules of any stock exchange on which the Stock is listed, in any case, will not be effective unless approved by our stockholders.

Workhorse Group	56	2023 Proxy Statement

CHANGE IN CONTROL

Subject to the adjustments to Awards in the event of certain corporate transactions and unless otherwise specifically prohibited under applicable law or by the rules and regulations of any applicable governmental agencies or national securities exchange, or unless otherwise provided by the Committee in the award agreement or in an individual severance, employment or other agreement with a participant, the following provisions summarize the treatment of outstanding awards in the event of a change in control.

Performance Awards. Upon a change in control, (i) any performance conditions applicable to Full Value Awards outstanding under the LTIP as of the date of the change in control will be deemed to have been achieved at the higher of (A) the target level of performance for the performance period in effect on the date of the change in control or (B) the actual level of performance measured as of the date of the change in control, and, in any case, such Awards will thereafter not be subject to any performance conditions, and any service-based conditions applicable to such Awards will continue to apply as if the change in control had not occurred.

Continuation, Assumption or Replacement of Awards. If, upon a change in control, then outstanding Awards under the LTIP are continued under the LTIP or are assumed by a successor to the Company and/or awards in other shares or securities are substituted for then outstanding Awards, then the outstanding Awards will continue in accordance with their terms (taking into account the treatment of performance awards described above) and if the participant's termination date occurs by reason of termination by the Company without cause (as defined in the LTIP) or termination by the participant for good reason (as defined in the LTIP) on or within 24 months following the change in control, then (i) all of the participant's outstanding Awards that are Full Value Awards will be fully vested upon his or her termination date and will be settled or paid within 30 days after the termination date (or if required by applicable tax laws, on the date that settlement or payment would have otherwise occurred under the terms of the Award) and (ii) in the case of any Awards that are Options or SARs, the Award will be fully vested and exercisable as of the termination date and the exercise period will extend for 24 months following the termination date or, if earlier, the expiration date of the Option or SAR.

Termination/Acceleration. If, upon a change in control, then outstanding Awards under the LTIP are not continued under the LTIP or are not assumed by a successor to the Company and/or awards in other shares or securities are not substituted for then outstanding Awards, all then outstanding Awards will become fully vested (taking into account the treatment of performance awards described above) and will be cancelled in exchange for a cash payment or other consideration generally provided to stockholders in the change in control equal to the then current value of the Award, determined as though the Award was fully vested and exercisable (as applicable) and any restrictions applicable to such Award had lapsed immediately prior to the change in control; provided, however, that in the case of an Option or SAR, the amount of such payment may be equal to the excess of the aggregate per share consideration to be paid with respect to the cancellation of the Option or SAR over the aggregate exercise price of the Option or SAR (but not less than zero). In the case of any Option or SAR with an exercise price that is greater than the per share consideration to be paid with respect to the cancellation of the Option or SAR, the consideration to be paid with respect to cancellation of the Option or SAR may be zero. For outstanding Awards that become fully vested and subsequently cancelled in accordance with the procedures outlined in this paragraph, payment or settlement will be made within 30 days after the change in control, or if required by applicable tax law, on the date that payment or settlement would have otherwise occurred under the terms of the Award.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

See “Securities Authorized for Issuance under Equity Compensation Plans” on page 50.

Workhorse Group	57	2023 Proxy Statement

NEW PLAN BENEFITS

On February 22, 2023, the Board made the following grants, each effective as of the date the LTIP is approved by our stockholders.

NAME AND POSITION	Shares of RESTRICTED stock (#)	PERFORMANCE SHARE UNITS (#)
Named Executive Officers
Richard Dauch (CEO and Director)	1,485,149	990,100
Robert Ginnan (Chief Financial Officer)	—	118,812
James Harrington (General Counsel and Chief Compliance Officer)	—	111,387
Executive Group(1)	1,485,149	1,487,527
Non-Executive Director Group	—	—
Non-Executive Officer Employee Group	—	289,307
1.	Includes the grants made to the Named Executive Officers.

FEDERAL INCOME TAX CONSEQUENCES

The following is a brief summary of the U.S. federal income tax rules relevant to Awards under the LTIP, based upon the Code as currently in effect. These rules are highly technical and subject to change in the future, and the discussion does not purport to be a complete description of the tax aspects of the LTIP. Moreover, the following summary relates only to U.S. federal income tax treatment, and the state, local and foreign tax consequences may be substantially different.

ISOs. Generally, the grant of an ISO will not result in taxable income to the participant or a deduction for us. The exercise of an ISO will not result in taxable income to the participant or a deduction for us provided that the participant was, without a break in service, an employee of ours or our eligible corporate subsidiaries during the period beginning on the date of the grant of the ISO and ending on the date three months prior to the date of exercise (one year prior to the date of exercise if the participant is disabled, as that term is defined in the Code).

The excess of the fair market value of the shares of Stock at the time of the exercise of an ISO over the exercise price is an adjustment that is included in the calculation of the participant's alternative minimum taxable income for the tax year in which the ISO is exercised. For purposes of determining the participant's alternative minimum tax liability for the year of disposition of the shares of Stock acquired pursuant to the ISO exercise, the participant will have a basis in those shares of Stock equal to the fair market value of the shares of Stock at the time of exercise.

If the participant does not sell or otherwise dispose of the shares of Stock within two years from the date of the grant of the ISO or within one year after receiving the transfer of such shares of Stock, then, upon disposition of such shares of Stock, any amount realized in excess of the exercise price will be taxed to the participant as capital gain, and we will not be entitled to any deduction for Federal income tax purposes. The participant will recognize a capital loss to the extent that the amount realized is less than the exercise price.

If the foregoing holding period requirements are not met, the participant will generally realize ordinary income, and a corresponding deduction will be allowed to us, at the time of the disposition of the shares of Stock, in an amount equal to the lesser of (a) the excess of the fair market value of the shares of Stock on the date of exercise over the exercise price, or (b) the excess, if any, of the amount realized upon disposition of the shares of Stock over the exercise price. If the amount realized exceeds the value of the shares of Stock on the date of exercise, any additional amount will be capital gain. If the amount realized is less than the exercise price, the participant will recognize no income, and a capital loss will be recognized equal to the excess of the exercise price over the amount realized upon the disposition of the shares of Stock.

The exercise of an ISO through the exchange of previously acquired stock will generally be treated in the same manner as such an exchange would be treated in connection with the exercise of an NQO; that is, as a non-taxable, like-kind exchange as to the number of shares of Stock given up and the identical number of shares of Stock received under the Option. That number of shares of Stock will take the same basis and, for capital gain purposes, the same holding period as the shares of Stock that are given up. However, such holding period will not be credited for purposes of the one-year holding period required for the new shares of Stock to receive ISO treatment. Stock received in excess of the number of shares of Stock given up will have a new holding period and will have a basis of zero or, if any

Workhorse Group	58	2023 Proxy Statement

cash was paid as part of the exercise price, the excess shares of Stock received will have a basis equal to the amount of the cash. If a disqualifying disposition (a disposition before the end of the applicable holding period) occurs with respect to any of the shares of Stock received from the exchange, it will be treated as a disqualifying disposition of the shares of Stock with the lowest basis.

If the exercise price of an ISO is paid with shares of Stock acquired through a prior exercise of an ISO, gain will be realized on the shares of Stock given up (and will be taxed as ordinary income) if those shares of Stock have not been held for the minimum ISO holding period (two years from the date of grant and one year from the date of transfer), but the exchange will not affect the tax treatment, as described in the immediately preceding paragraph, of the shares of Stock received.

NQOs. Generally, the grant of an NQO will not result in taxable income to the participant or a deduction for us. Except as described below, the participant will realize ordinary income at the time of exercise in an amount equal to the excess of the fair market value of the shares of Stock acquired over the exercise price for those shares of Stock, and we will be entitled to a corresponding deduction. Gains or losses realized by the participant upon disposition of such shares of Stock will be treated as capital gains and losses, with the basis in such shares of Stock equal to the fair market value of the shares of Stock at the time of exercise.

The exercise of an NQO through the delivery of previously acquired Stock will generally be treated as a non-taxable, like-kind exchange as to the number of shares of Stock surrendered and the identical number of shares of Stock received under the Option. That number of shares of Stock will take the same basis and, for capital gains purposes, the same holding period as the shares of Stock that are given up. The value of the shares of Stock received upon such an exchange that are in excess of the number given up will be includible as ordinary income to the participant at the time of the exercise. The excess shares of Stock will have a new holding period for capital gain purposes and a basis equal to the value of such shares of Stock determined at the time of exercise.

SARs. Generally, a participant will not realize any taxable income upon the grant of a SAR and we will not be entitled to a deduction. Upon the exercise of the SAR, the participant will recognize ordinary income in an amount equal to the amount of cash and/or the fair market value, at the date of such exercise, of the shares of Stock received by the participant as a result of such exercise. We will generally be entitled to a deduction in the same amount as the ordinary income realized by the participant.

Full Value Awards. The federal income tax consequences of a Full Value Award will depend on the type of award. The tax treatment of the grant of shares of Stock depends on whether the shares are subject to a substantial risk of forfeiture (determined under Code rules) at the time of the grant. If the shares are subject to a substantial risk of forfeiture, the participant will not recognize taxable income at the time of the grant and when the restrictions on the shares lapse (that is, when the shares are no longer subject to a substantial risk of forfeiture), the participant will recognize ordinary taxable income in an amount equal to the fair market value of the shares at that time and we will be entitled to a corresponding deduction. If the shares are not subject to a substantial risk of forfeiture or if the participant elects to be taxed at the time of the grant of such shares under Code Section 83(b), the participant will recognize taxable income at the time of the grant of shares in an amount equal to the fair market value of such shares at that time, determined without regard to any of the restrictions and we will be entitled to a corresponding deduction. If the shares are forfeited before the restrictions lapse, the participant will be entitled to no deduction on account thereof. The participant's tax basis in the shares is the amount recognized by him or her as income attributable to such shares. Gain or loss recognized by the participant on a subsequent disposition of any such shares is capital gain or loss if the shares are otherwise capital assets.

In the case of other Full Value Awards, such as restricted stock units or performance share units, the participant generally will not have taxable income and we will not be entitled to a deduction upon the grant of the award. Participants will generally recognize ordinary income and we will be entitled to a corresponding deduction when the award is settled. At that time, the participant will recognize taxable income equal to the cash or the then fair market value of the shares issuable in payment of such award, and such amount will be the tax basis for any shares received.

REQUIRED VOTE

The approval of the LTIP requires the receipt of the affirmative vote of a majority of the shares of the Company's common stock present in person or by proxy and voting on this matter at the Annual Meeting.

RECOMMENDATION OF THE BOARD FOR PROPOSAL NO. 3:

The Board recommends that you vote “FOR” approval of the LTIP.

Workhorse Group	59	2023 Proxy Statement

Other Matters

The Board knows of no other business which will be presented at the Annual Meeting. If any other matters properly come before the meeting, the persons named in the enclosed Proxy, or their substitutes, will vote the shares represented thereby in accordance with their judgment on such matters.

Additional Information

TRANSACTIONS WITH RELATED PERSONS

The Company obtains its general liability, property and casualty, and directors and officers liability insurance through AssuredPartners NL, LLC (“Assured”). Gerald B. Budde, a director of the Company, is currently the Chief Financial Officer of Accretive Insurance Solutions Inc. (“Accretive”). Assured and Accretive are both subsidiaries of AssuredPartners Capital, Inc. The placement of insurance was completed by an Assured agent and Mr. Budde did not participate in any decisions about insurance, nor was he paid any portion of the brokerage fee. Assured earned brokerage fees of approximately $0.3 million and $0.2 million for the years ended December 31, 2022 and 2021, respectively.

During 2022, the Company sold certain inventory in connection with its decision related to the C-1000 vehicle platform. The Company received net proceeds of approximately $13.4 million, net of a selling commission of approximately $0.5 million. The commission was paid to Anthony Furey, a former executive officer of the Company.

Other than noted above, at no other time during the last two fiscal years has any executive officer, director or any member of these individuals' immediate families, any corporation or organization with whom any of these individuals is an affiliate or any trust or estate in which any of these individuals serves as a trustee or in a similar capacity or has a substantial beneficial interest been indebted to the Company or was involved in any transaction in which the amount exceeded $120,000 and such person had a direct or indirect material interest.

PROCEDURES FOR APPROVAL OF RELATED PARTY TRANSACTIONS

The Audit Committee of the Board is charged with reviewing and approving all potential related party transactions. All such related party transactions must then be reported under applicable SEC rules. We have not adopted other procedures for review, or standards for approval, of such transactions, but instead review them on a case-by-case basis.

DIRECTOR INDEPENDENCE

The Board has determined that Raymond J. Chess, Gerald B. Budde, H. Benjamin Samuels, Michael L. Clark, Harry DeMott, Pamela S. Mader, Jacqueline A. Dedo, William G. Quigley III and Austin Scott Miller and director nominees, Dr. Jean Botti and Brandon Torres Declet, each qualifies as an independent director under the Nasdaq listing standards.

ANNUAL REPORTS ON FORM 10-K

Additional copies of Workhorse's Annual Report on Form 10-K for the fiscal year ended December 31, 2022 may be obtained without charge by writing to the General Counsel, Workhorse Group Inc., 3600 Park 42 Drive, Suite 160E, Sharonville, Ohio 45241. Workhorse's Annual Report on Form 10-K can also be found on Workhorse's website: www.workhorse.com.

Workhorse Group	60	2023 Proxy Statement

STOCKHOLDER PROPOSALS FOR THE 2024 ANNUAL MEETING

Stockholder proposals intended to be presented at the Company's 2024 annual meeting must be received by the Company no later than February 1, 2024. Proposals should be addressed to Workhorse Group Inc., Attn. James D. Harrington, General Counsel, Chief Compliance Officer and Secretary, 3600 Park 42 Drive, Suite 160E, Sharonville, Ohio 45241.

For any proposal that is not submitted for inclusion in next year’s proxy statement (as described in the preceding paragraph), but is instead sought to be presented directly at the 2024 annual meeting, the federal securities laws require stockholders to give advance notice of such proposals. The required notice must (pursuant to Rule 14a-8 of the Exchange Act) be given a reasonable time before we expect to mail proxy statements for our 2024 annual meeting. Accordingly, with respect to the Company’s 2024 annual meeting of stockholders, notice must be provided to Workhorse Group Inc., Attn. General Counsel, 3600 Park 42 Drive, Suite 160E, Sharonville, Ohio 45241 no later than November 23, 2023. If a stockholder fails to provide timely notice of a proposal to be presented at the 2024 annual meeting, the chair of the meeting will declare it out of order and disregard any such matter. In addition, to comply with the universal proxy rules under the Exchange Act, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees at the 2024 annual meeting must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act in addition to the information required under our First Amended and Restated Bylaws.

HOUSEHOLDING

Under SEC rules, only one annual report, proxy statement or Notice of Internet Availability of Proxy Materials, as applicable, need be sent to any household at which two or more of our stockholders reside if they appear to be members of the same family and contrary instructions have not been received from an affected stockholder. This procedure, referred to as householding, reduces the volume of duplicate information stockholders receive and reduces mailing and printing expenses for us. Brokers with account holders who are our stockholders may be householding these materials. Once you have received notice from your broker that it will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, now or at any time in the future, you no longer wish to participate in householding and would like to receive a separate annual report, proxy statement or Notice of Internet Availability of Proxy Materials, or if you currently receive multiple copies of these documents at your address and would prefer that the communications be householded, you should contact us at jim.harrington@workhorse.com or James D. Harrington, General Counsel, Chief Compliance Officer and Secretary, Workhorse Group Inc., 3600 Park 42 Drive, Suite 160E, Sharonville, Ohio 45241.

PROXY SOLICITATION COSTS

The proxies being solicited hereby are being solicited by the Company. The Company will bear the entire cost of solicitation of proxies including preparation, assembly, printing and mailing of the Notice, the Proxy Statement, the Proxy card and establishment of the Internet site hosting the proxy material. We have engaged Morrow Sodali to assist us in the solicitation of votes described above. We will bear the costs of the fees for the solicitation agent, which includes a fee of $10,000 and a fee of $6.50 per proxy solicitation call with our stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of common stock beneficially owned by others to forward to such beneficial owners. Officers and regular employees of the Company may, but without compensation other than their regular compensation, solicit proxies by further mailing or personal conversations, or by telephone, telex, facsimile or electronic means. We will, upon request, reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation material to the beneficial owners of stock.

By Order of the Board of Directors,

Raymond Chess
Chairman of the Board of Directors

Workhorse Group	61	2023 Proxy Statement

Appendix A

WORKHORSE GROUP INC.
2023 LONG-TERM INCENTIVE PLAN

(Effective as of May 2, 2023)

1.	Purpose. Workhorse Group Inc. (the “Company”) has established the Workhorse Group Inc. 2023 Long-Term Incentive Plan (the “Plan”) to (a) attract and retain directors, executives, employees, and consultants and reward them for making major contributions to the success of the Company, (b) promote the long-term success of the Company and its Affiliates, and (c) further align Participants’ interests with those of the Company’s other stockholders and thereby promote the growth in value of the Company’s equity and enhancement of long-term shareholder return. These objectives are accomplished by making long-term incentive awards under the Plan thereby providing Participants with a proprietary interest in the growth and performance of the Company. The Plan will be effective as of the date on which it is approved by the Company’s stockholders (and is conditioned on such approval), which date will be the “Effective Date” of the Plan as set forth herein.
2.	Definitions. As used in this Plan, the following capitalized terms will have the meanings set forth or referenced below.
(a)	“Affiliate” means any corporation, partnership, joint venture or other entity during any period in which at least a fifty percent (50%) voting or profits interest is owned, directly or indirectly, by the Company (or by any entity that is a successor to the Company), and any other business venture designated by the Committee in which the Company (or any entity that is a successor to the Company) has a significant interest, as determined in the discretion of the Committee.
(b)	“Award” means the grant of any Option, SAR, Full Value Award or other benefit granted singly, in combination, or in tandem, to an Eligible Person pursuant to such terms, conditions and limitations as the Committee may establish in accordance with the terms of the Plan.
(c)	“Award Agreement” means an agreement, in the form specified by the Committee, between the Company and a Participant that sets forth the terms, conditions and limitations applicable to an Award. At the time of an Award to a Participant under the Plan, the Committee may require a Participant to enter into an Award Agreement agreeing to the terms and conditions of the Plan and to such additional terms and conditions, not inconsistent with the Plan, as the Committee may, in its sole discretion, prescribe. Any such document is an Award Agreement regardless of whether any Participant signature is required.
(d)	“Board” means the Board of Directors of the Company.
(e)	“Cause” means, with respect to a Participant, the Participant’s:
(i)	substantial failure to perform his or her duties or to follow the lawful written directions of the Company’s Chief Executive Officer or Board (other than any such failure resulting from incapacity due to physical or mental illness);
(ii)	engagement in willful misconduct or incompetence that is materially detrimental to the Company or any of its Affiliates;
(iii)	failure to comply with any agreement to which he or she is a party with the Company or any of its Affiliates, including any invention assignment and confidentiality agreement or noncompete agreement, the Company’s insider trading policy, or any other policies of the Company where non-compliance would be materially detrimental to the Company or any of its Affiliates; or
(iv)	conviction of, or plea of guilty or nolo contendre to, a felony or crime involving moral turpitude (excluding drunk driving unless combined with aggravating circumstances or offenses), or commission of any embezzlement, misappropriation, or fraud, whether or not related to the Participant’s employment or service with the Company or any of its Affiliates.
Workhorse Group	A-1	2023 Proxy Statement

(f)	“Change in Control” means any of the following events (but no event other than one of the following events):
(i)	any person (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of (A) the outstanding shares of Stock, or (B) the combined voting power of the Company’s outstanding securities;
(ii)	the Company is a party to a merger or consolidation or a series of related transactions, which results in the voting securities of the Company outstanding immediately prior thereto failing to continue to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity), directly or indirectly, more than fifty percent (50%) of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or
(iii)	the sale or disposition of all or substantially all of the Company’s assets, or consummation of any transaction, or series of related transactions, having similar effect (other than to a subsidiary of the Company).
(g)	“Code” means the Internal Revenue Code of 1986, as amended from time to time.
(h)	“Committee” means, so long as the Company is subject to Section 16 of the Exchange Act, the committee selected by the Board and consisting of not fewer than two members of the Board or such greater number as may be required for compliance with Rule 16b-3 and comprised of persons who are independent for purposes of applicable securities exchange listing requirements. In the event a committee is selected, until said committee is removed by the Board or unless said committee no longer exists or does not satisfy the foregoing requirements or for other reasons determined by the Board, the Company’s Human Capital Management and Compensation Committee will be the Committee for purposes of this Plan. For any reason determined by the Board, the Board may take any action under the Plan that would otherwise be the responsibility of the Committee; provided, however, that only members of the Board who are independent directors will take action pursuant to this sentence with respect to grants to employees.
(i)	“Company” is defined in Section 1.
(j)	“Disability” means, with respect to a Participant, the date on which Participant becomes disabled within the meaning of Code Section 22(e)(3).
(k)	“Effective Date” is defined in Section 1.
(l)	“Eligible Person” means any employee of the Company or an Affiliate, any consultant or other person providing services to the Company or an Affiliate and any member of the Board; provided, however, that an Incentive Stock Option may only be granted to an employee of the Company or a Subsidiary. A consultant will be an Eligible Person if the person is not an employee or director of the Company or an Affiliate and is engaged to render services to the Company or any of its Affiliates.
(m)	“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.
(n)	“Exercise Price” means, with respect to an Option or SAR granted under the Plan, the price per share established by the Committee or determined by a method established by the Committee at the time the Option or SAR is granted; provided, however, that the Exercise Price will not be less than one hundred percent (100%) of the Fair Market Value of a share of Stock on the date of grant (or, if greater, the par value of a share of Stock). In the case of the grant of an Incentive Stock Option to a Ten Percent Stockholder, the Exercise Price will be not less than one hundred and ten percent (110%) of the Fair Market Value of a share of Stock on the date of grant.

(o) “Expiration Date” is defined in subsection 6(f).

(p) “Fair Market Value” of a share of Stock as of any date means the fair market value as determined in good faith by the Board or Committee. Unless otherwise required by any applicable provision of the Code or any regulations issued thereunder or as determined by the Committee, for the purposes of determining the Exercise Price of an Option or SAR, “Fair Market Value” of a share of Stock as of any date will mean (i) if the Stock is listed on a national securities exchange, the closing price of the Stock on the principal trading market for the Stock on such date, as reported by the exchange

Workhorse Group	A-2	2023 Proxy Statement

(or on the last preceding trading date if such Stock was not traded on such date); (ii) if the Stock is not listed on a national securities exchange, but is traded in the over-the-counter market, the average of the bid and asked prices on such date, as reported by the OTC Bulletin Board or the OTC Markets Inc. or similar publisher of such quotations; and (iii) if the Fair Market Value of the Stock cannot be determined pursuant to paragraph (i) or (ii) above or if there is no or limited trading volume or limited liquidity in the Stock as determined by the Board in its sole discretion, the Fair Market Value will be determined by the Board, which determination will be conclusive and binding.

(q)	“Full Value Award” means the grant of one or more shares of Stock or a right to receive one or more shares of Stock (or cash based on the value of Stock) in the future (including restricted stock, restricted stock units, performance shares, and performance units).
(r)	“Good Reason” means the occurrence of any of the following conditions that occur without the Participant’s written consent:
(i)	a reduction in the Participant’s base compensation or target cash bonus opportunity as a percentage of base salary of more than ten percent (10%) from the base compensation or target cash bonus opportunity in effect immediately prior to a Change in Control;
(ii)	a material reduction in the Participant’s overall compensation and benefits package from that in effect immediately prior to a Change in Control;
(iii)	a material breach by the Company or any of its Affiliates of any employment or service agreement with the Participant;
(iv)	a material adverse change in the Participant’s authority, duties or responsibilities (other than temporarily while the Participant is physically or mentally incapacitated or as required by applicable law) from those applicable immediately prior to a Change in Control, taking into account the Company’s size, status as a public company, and capitalization immediately prior to the Change in Control, other than a change to a position that is a Substantial Functional Equivalent; or
(v)	a change in the Participant’s principal place of employment that is greater than seventy five (75) miles from the Participant’s principal place of employment immediately prior to the Change in Control.

A Qualifying Termination will not occur as a result of Good Reason unless, within ninety (90) days following the occurrence of any of the foregoing events, the Participant notifies the Company of the specific event that forms the basis for the Participant’s belief that Good Reason exists, the event is not cured within thirty (30) days after receipt of such notice, and the Participant’s Termination Date occurs at the end of such thirty (30) day cure period.

(s)	“Incentive Stock Option means an Option that is intended to satisfy the requirements applicable to an “incentive stock option” described in Code Section 422(b).
(t)	“Nonstatutory Stock Option” means an Option that is not intended to be or that does not (or to the extent that it does not) satisfy the requirements of an Incentive Stock Option.
(u)	“Option” means an Award under the Plan that entitles Participant to purchase shares of Stock at the Exercise Price established by the Committee. Any Option granted under the Plan may be either an Incentive Stock Option or a Nonstatutory Stock Option as determined in the discretion of the Committee. Notwithstanding the foregoing, an Option will be deemed to be a Nonstatutory Stock Option unless it is specifically designated by the Committee as an Incentive Stock Option and/or to the extent that it does not otherwise satisfy the requirements for an Incentive Stock Option.
(v)	“Outside Director” means a director of the Company who is not an officer or employee of the Company or any of its Affiliates.
(w)	“Participant” means an Eligible Person to whom an Award has been granted under the Plan.
(x)	“Plan” means the Workhorse Group Inc. 2023 Long-Term Incentive Plan, as amended from time to time.
(y)	“Prior Plans” means the Workhorse Group Inc. 2017 Incentive Stock Plan and the Workhorse Group Inc. 2019 Stock Incentive Plan, each as amended from time to time.
Workhorse Group	A-3	2023 Proxy Statement

(z)	“Qualifying Termination” means a Participant’s Termination Date that occurs by reason of (i) termination by the Company or any of its Affiliates (or a successor thereto) without Cause or (ii) termination by the Participant for Good Reason.
(aa)	“Recycled Shares” is defined in subsection 5(c).
(bb)	“Replacement Award” is defined in Section 8(c).
(cc)	“Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act.
(dd)	“SAR” means an Award under the Plan that entitles the Participant to receive, in cash or shares of Stock, value equal to the excess of: (i) the Fair Market Value of a specified number of shares of Stock at the time of exercise over (ii) the Exercise Price of the SAR established by the Committee.
(ee)	“Stock” means the common stock of the Company.
(ff)	“Subsidiary” means a subsidiary corporation within the meaning of Code Section 424(f).
(gg)	“Substantial Functional Equivalent” means a position that:
(i)	is in a substantive area of the Participant’s competence (e.g., financial or executive management) and is not materially different from the position held by the Participant immediately prior to the Change in Control;
(ii)	allows the Participant to serve in a role and perform duties functionally equivalent to those performed immediately prior to the Change in Control; and
(iii)	does not otherwise constitute a material adverse change in authority, title, status, responsibilities or duties from those of the Participant immediately prior to the Change in Control, causing the Participant to be of materially lesser rank or responsibility, including a material adverse change in the Participant’s reporting responsibilities from those in effect immediately prior to the Change in Control.
(hh)	“Substitute Award” means an Award granted or shares of Stock issued by the Company in assumption of, or in substitution or exchange for, an award previously granted, or the right or obligation to make a future award, in all cases by a company acquired by the Company or any Affiliate or with which the Company or any Affiliate combines. In no event will the issuance of Substitute Awards change the terms of such previously granted awards such that the change, if applied to a current Award, would be prohibited under the provisions of subsection 6(e).
(ii)	“Ten Percent Stockholder” means a person who, as of the date an Incentive Stock Option is granted, owns (or is deemed to own pursuant to Code Section 424(d)) stock possessing more than ten percent (10%) of the total combined voting power or value of all classes of stock of the Company and its Subsidiaries.
(jj)	“Termination Date” means, with respect to any Participant, the date on which Participant both ceases to be an employee of the Company and its Affiliates and ceases to perform material services for the Company and its Affiliates (whether as a director or otherwise), regardless of the reason for the cessation; provided, however, that a Participant’s “Termination Date” will not be considered to have occurred during the period in which the reason for the cessation of services is a leave of absence approved by the Company or an Affiliate which was the recipient of Participant’s services; and provided, further that, with respect to an Outside Director, “Termination Date” means date on which the Outside Director’s service as a director terminates for any reason.
3.	Participation. Subject to the terms and conditions of the Plan, the Committee will determine and designate, from time to time, from among the Eligible Persons those persons who will be granted one or more Awards under the Plan, and thereby become “Participants” in the Plan.
4.	Administration.
(a)	Administration. The authority to control and manage the operation and administration of the Plan will be vested in the Committee. Notwithstanding the foregoing, in no event will the Committee’s duties under the Plan exceed the duties of the Committee in the applicable charter documents and, to the extent that the Plan provides for allocation to the Committee of duties that exceed such authority, the actions of the Committee under the Plan will be taken by the Board.
Workhorse Group	A-4	2023 Proxy Statement

(b)	Powers of Committee. The Committee’s administration of the Plan will be subject to the following:
(i)	Subject to the terms and conditions of the Plan, the Committee will have the authority and discretion to select from among the Eligible Persons those persons who will receive Awards, to determine the time or times of receipt of Awards, to determine the types of Awards and the number of shares of Stock or other amounts covered by the Awards, to establish the terms, conditions, performance measures and targets, restrictions and other provisions of such Awards, to cancel or suspend Awards, modify the terms of, reissue or repurchase Awards, and accelerate the exercisability or vesting of any Award. Without limiting the generality of the foregoing, unless an agreement with a Participant specifies otherwise, the Committee may cancel any unexpired, unpaid, or deferred Awards at any time if Participant is not in compliance with all applicable provisions of the Award Agreement and/or the Plan.
(ii)	Subject to the terms and conditions of the Plan, the Committee will have the authority and discretion to conclusively interpret the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, to determine the terms and provisions of any Award made pursuant to the Plan and to make all other determinations that may be necessary or advisable for the administration of the Plan.
(iii)	Any interpretation of the Plan by the Committee and any decision made by it under the Plan is final and binding on all persons.
(iv)	In controlling and managing the operation and administration of the Plan, the Committee will take action in a manner that conforms to the articles of incorporation and by-laws of the Company, and applicable state corporate law.
(c)	Delegation by Committee. Except to the extent prohibited by applicable law or the applicable rules of a securities exchange, the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it. Any such allocation or delegation may be revoked by the Committee at any time.
(d)	Information to be Furnished to Committee. The Company and Affiliates will furnish the Committee with such data and information as it determines may be required for it to discharge its duties. The records of the Company and Affiliates as to an individual’s employment or service, termination of employment or service, leave of absence, reemployment or recommencement of service and compensation will be conclusive on all persons unless determined to be incorrect. Participants and other persons entitled to benefits under the Plan must furnish the Committee such evidence, data or information as the Committee considers desirable to carry out the terms of the Plan.
(e)	Limitation on Liability and Indemnification of Committee. No member or authorized delegate of the Committee will be liable to any person for any action taken or omitted in connection with the administration of the Plan unless attributable to his own fraud or willful misconduct; nor will the Company or any Affiliate be liable to any person for any such action unless attributable to fraud or willful misconduct on the part of a director or employee of the Company or Affiliate. The Committee, the individual members thereof, and persons acting as the authorized delegates of the Committee under the Plan, will be indemnified by the Company against any and all liabilities, losses, costs and expenses (including legal fees and expenses) of whatsoever kind and nature which may be imposed on, incurred by or asserted against the Committee or its members or authorized delegates by reason of the performance of a Committee function if the Committee or its members or authorized delegates did not act dishonestly or in willful violation of the law or regulation under which such liability, loss, cost or expense arises. This indemnification will not duplicate but may supplement any coverage available under any applicable insurance.
5.	Shares Reserved and Limitations.
(a)	Authorized Stock. Stock subject to Awards will be shares of Stock currently authorized but unissued or currently held or, to the extent permitted by applicable law, subsequently acquired by the Company as treasury shares, including shares of Stock purchased in the open market or in private transactions.
(b)	Maximum Number of Shares. Subject to the terms and conditions of the Plan, including the following provisions of this Section 5, the total number of shares of Stock which may be delivered with respect to Awards under the Plan will be equal to 5,000,000. Shares of Stock covered by an Award will only be counted as used to the extent that they are actually used.
Workhorse Group	A-5	2023 Proxy Statement

A share of Stock issued in connection with any Award under the Plan will reduce the total number of shares of Common Stock available for issuance under the Plan by one. Shares of Stock covered by an Award will only be counted as used to the extent that they are actually used.

(c)	Reuse of Shares. Notwithstanding the provisions of Section 5(b) but subject to the other terms and conditions of the Plan:
(i)	Any shares of Stock (A) that are subject to Awards granted under the Plan or (B) that are subject to awards that were granted under the Prior Plans and that are outstanding on the Effective Date, in any case that terminate by reason of expiration, forfeiture, cancellation, or otherwise, without the issuance of such shares, or that are settled in cash (the shares described in subparagraphs (A) and (B) are collectively referred to as “Recycled Shares”) will again be available for grant under the Plan and will be added back to the shares reserved for issuance under the Plan on a one for one basis.
(ii)	The following shares of Stock may not be treated as Recycled Shares and may not again be made available for issuance as Awards under the Plan pursuant to this subsection 5(c): (A) shares of Stock not issued or delivered as a result of the net settlement of an outstanding Option or SAR; (B) shares of Common Stock tendered or withheld to pay the Exercise Price of an Option or withholding taxes relating to an outstanding Award; (C) shares of Stock repurchased on the open market with the proceeds of the Exercise Price of an Option , and (D) shares subject to Substitute Awards.
(d)	Incentive Stock Options. The maximum number of shares of Stock that may be delivered to Participants pursuant to Incentive Stock Options is equal to the number of shares reserved for issuance under subsection 5(b); provided, however, that to the extent that shares not delivered must be counted against this limit as a condition of satisfying the rules applicable to Incentive Stock Options, such rules will apply to the limit on Incentive Stock Options granted under the Plan.
(e)	Substitute Awards. Substitute Awards will not reduce the number of shares of Stock that may be issued under the Plan.
(f)	Form of Settlement. To the extent provided by the Committee, any Award may be settled in cash rather than shares of Stock or vice versa.
(g)	Limits on Outside Director Compensation. Subject to subsection 5(h), the sum of any cash compensation or other compensation and the value of any Awards granted to an Outside Director as compensation for services as an Outside Director during the period beginning on the date of one regular annual meeting of the Company’s stockholders until the date of the next regular annual meeting of the Company’s stockholders may not exceed $350,000. The Committee may make exceptions to this limit for individual Outside Directors in exceptional circumstances, as the Committee may determine in its sole discretion, provided that the Outside Director receiving such additional compensation may not participate in the decision to award such compensation. If the delivery of Stock or cash is deferred until after the Stock has been earned, any adjustment in the amount delivered to reflect actual or deemed earnings or other investment experience during the deferral period will be disregarded in applying the foregoing limitations.
(h)	Adjustments. In the event of a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares), the Committee will adjust the terms of the Plan and Awards to preserve the benefits or potential benefits of the Plan or the Awards as determined in the sole discretion of the Committee. Action by the Committee with respect to the Plan or Awards under this subsection 5(h) may include, in its sole discretion: (i) adjustment of the number and kind of shares which may be delivered under the Plan (including adjustments to the number and kind of shares that may be granted to an individual during any specified time as described above); (ii) adjustment of the number and kind of shares subject to outstanding Awards; (iii) adjustment of the Exercise Price of outstanding Options and SARs; and (iv) any other adjustments that the Committee determines to be equitable (which may include, without limitation, (1) replacement of Awards with other Awards which the Committee determines have comparable value and which are based on stock of a company resulting from the transaction; and (2) cancellation of the Award in return for a cash payment of the current value of the Award, determined as though the Award is fully vested at the time of payment, provided that in the case of an Option or SAR, the amount of such payment may be the excess of the value of the Stock subject to the Option or SAR at the time of the transaction over the Exercise Price).
Workhorse Group	A-6	2023 Proxy Statement

(i)	Special Vesting Rules. Subject to the other terms and conditions of the Plan, and except for Awards granted under the Plan with respect to shares of Stock which do not exceed, in the aggregate, five percent (5%) of the total number of shares of Stock reserved for issuance pursuant to subsection 5(b), or, if provided by the Committee, in the event of termination due to death, Disability, involuntary termination or retirement, the required period of service for any Award in which shares of Stock may be issued upon settlement will be at least one year.
6.	Options and SARs.
(a)	Eligibility. The Committee will designate Eligible Persons to whom Options or SARs are to be granted under this Section 6 and will determine the number of shares of Stock subject to each such Option or SAR, the Exercise Price of the Option or SAR, and the other terms and conditions thereof, in any case not inconsistent with the Plan. No dividend or dividend equivalent rights may be granted with respect to an Option or SAR.
(b)	Exercise. An Option or SAR granted under this Section 6 will be exercisable in accordance with such terms and conditions and during such periods as may be established by the Committee not inconsistent with the Plan; provided, however, that no Option or SAR will be exercisable after the Expiration Date with respect thereto.
(c)	Payment of Exercise Price. The payment of the Exercise Price of an Option granted under this Section 6 will be subject to the following:
(i)	Subject to the following provisions of this subsection 6(c), the full Exercise Price for shares of Stock purchased upon the exercise of any Option will be paid at the time of such exercise (except that, in the case of an exercise arrangement approved by the Committee and described in clause 6(c)(ii)(D), payment may be made as soon as practicable after the exercise).
(ii)	Subject to applicable law, the Exercise Price will be payable to the Company in full in (A) cash or its equivalent; (B) by tendering (either by actual delivery or attestation) previously acquired shares of Stock having an aggregate fair market value at the time of exercise equal to the total Exercise Price; (C) by a combination of cash or its equivalent and shares as described in clauses (A) and B); (D) by irrevocably authorizing a third party to sell shares of Stock (or a sufficient portion of the shares of Stock) acquired upon exercise of the Option and remit to the Company a sufficient portion of the sale proceeds to pay the entire Exercise Price and any tax withholding resulting from such exercise; or (E) by any other method approved by the Committee in its sole discretion at the time of grant and as set forth in the Award Agreement; provided, however, that shares of Stock may not be used to pay any portion of the Exercise Price unless the holder thereof has good title, free and clear of all liens and encumbrances.
(d)	Delivery of Shares. As soon as practicable following exercise of an Option or SAR (if payable in shares of Stock), including payment of the Exercise Price if applicable, shares of Stock so purchased or deliverable will be delivered to the person entitled thereto or shares of Stock so purchased or deliverable will otherwise be registered in the name of Participant on the records of the Company’s transfer agent and credited to Participant’s account.
(e)	No Repricing. Except for either adjustments pursuant to subsection 5(h) (relating to the adjustment of shares), or reductions of the Exercise Price approved by the Company’s stockholders, the Exercise Price for any outstanding Option or SAR may not be decreased after the date of grant nor may an outstanding Option or SAR granted under the Plan be surrendered to the Company as consideration for the grant of a replacement Option or SAR with a lower exercise price or a Full Value Award. Except as approved by the Company’s stockholders, in no event will any Option or SAR granted under the Plan be surrendered to the Company in consideration for a cash payment if, at the time of such surrender, the Exercise Price of the Option or SAR is greater than the then current Fair Market Value of a share of Stock.
(f)	Expiration Date. The “Expiration Date” with respect to an Option or SAR means the date established as the Expiration Date by the Committee at the time of the grant (as the same may be modified in accordance with the terms of the Plan); provided, however, that the Expiration Date with respect to any Option or SAR will not be later than the earliest to occur of the ten-year anniversary of the date on which the Option or SAR is granted or the following dates, unless the following dates are determined otherwise by the Committee:
(i)	if Participant’s Termination Date occurs by reason of death or Disability, the six (6)-month anniversary of such Termination Date;
Workhorse Group	A-7	2023 Proxy Statement

(ii)	if Participant’s Termination Date occurs for reasons other than death, Disability, or Cause, the one (1)-month anniversary of the Termination Date; or
(iii)	if Participant’s Termination Date occurs for reasons of Cause, Participant’s Termination Date.

In no event will the Expiration Date of an Option or SAR be later than the ten-year anniversary of the date on which the Option or SAR is granted (or such shorter period required by law or the rules of any securities exchange on which the Stock is listed).

(g)	Rights as a Stockholder. A Participant will have no rights as a stockholder with respect to any shares of Stock covered by an Option or SAR until the effective date of the issuance of the shares following exercise of such Option or SAR by Participant.
7.	Full Value Awards.
(a)	Generally. A Full Value Award will be granted to a Participant contingent on continuing service, the achievement of performance objectives during a specified period performance, or other restrictions as determined by the Committee or in consideration of a Participant’s previously performed services or surrender or other compensation that may be due. The grant of Full Value Awards may also be subject to such other conditions, restrictions and contingencies, as determined by the Committee, including provisions relating to dividend or dividend equivalent rights and deferred payment or settlement.
(b)	Dividends and Dividend Equivalents. A Full Value Award may provide a Participant with the right to receive dividend payments, dividend equivalent payments or dividend equivalent units with respect to shares of Stock subject to the Award (both for periods before and after the shares of Stock subject to the Award are earned, vested, or acquired), which payments may be either made currently as they are earned or vested or credited to an account for Participant, and may be settled in cash or shares of Stock as determined by the Committee. Any such settlements, and any such crediting of dividends or dividend equivalents or reinvestment in shares of Stock or Stock equivalents, may be subject to such conditions, restrictions and contingencies as the Committee will establish, including the reinvestment of such credited amounts in Stock equivalents. Notwithstanding the foregoing, no dividends or dividend equivalent rights will be paid or settled on Awards that have not been earned or vested.
8.	Change in Control.
(a)	Generally. Subject to the provisions of subsection 5(h) (relating to certain adjustments to shares) and unless otherwise specifically prohibited under applicable laws or by the rules and regulations of any applicable governmental agencies or national securities exchange, or unless otherwise provided by the Committee in the Award Agreement or in an individual severance, employment or other agreement between the Company (or Subsidiary) and a Participant, the provisions of this Section 8 will apply in the event of a Change in Control.
(b)	Performance Awards. Upon a Change in Control, (i) any performance conditions applicable to Full Value Awards outstanding under the Plan as of the date of the Change in Control will be deemed to have been achieved at the higher of (A) the target level of performance for the performance period in effect on the date of the Change in Control or (B) the actual level of performance measured as of the date of the Change in Control, and, in any case, such Awards will thereafter not be subject to any performance conditions, and (ii) subject to the terms and conditions of this Section 8, any service-based conditions applicable to such Awards will continue to apply as if the Change in Control had not occurred. The provisions of this subsection 8(b) will be applied prior to the provisions of subsection 8(c) or (d) as applicable.
(c)	Continuation, Assumption, and/or Replacement of Awards. If, upon a Change in Control, then outstanding Awards under the Plan are continued under the Plan or are assumed by a successor to the Company and/or awards in other shares or securities are substituted for then outstanding Awards under the Plan pursuant to subsection 5(h) or otherwise (which continued, assumed, and/or substituted awards are referred to collectively herein as “Replacement Awards”) then:
(i)	each Participant’s Replacement Awards will continue in accordance with their terms; and
(ii)	with respect to any Participant whose Termination Date has not occurred as of the Change in Control, if the Participant’s Termination Date occurs by reason of a Qualifying Termination on or within twenty four (24) months following the Change in Control, then (A) all of the Participant’s outstanding Replacement Awards that are Full Value
Workhorse Group	A-8	2023 Proxy Statement

Awards will be fully vested upon his or her Termination Date and will be settled or paid within thirty (30) days after the Termination Date or, if required by Code Section 409A, on the date that settlement or payment would have otherwise occurred under the terms of the Award and (B) in the case of any Replacement Awards that are Options or SARs, the Replacement Award will be fully vested and exercisable as of the Termination Date and the exercise period will extend for twenty four (24) months following the Termination Date or, if earlier, the expiration date of the Option or SAR.

Any Replacement Award that is substituted for an Award under the Plan will be an award of the same type and of substantially equivalent value as the Award for which the Replacement Award is substituted.

(d)	Termination/Acceleration. If, upon a Change in Control, the provisions of subsection 8(c) do not apply, all then outstanding Awards will become fully vested immediately prior to the Change in Control and will be cancelled in exchange for a cash payment or other consideration generally provided to stockholders in the Change in Control equal to the then current value of the Award, determined as though the Award was fully vested and exercisable (as applicable) and any restrictions applicable to such Award had lapsed immediately prior to the Change in Control; provided, however, that in the case of an Option or SAR, the amount of such payment may be equal to the excess of the aggregate per share consideration to be paid with respect to the cancellation of the Option or SAR over the aggregate Exercise Price of the Option or SAR (but not less than zero). For the avoidance of doubt, in the case of any Option or SAR with an Exercise Price that is greater than the per share consideration to be paid with respect to the cancellation of the Option or SAR pursuant to this subsection 8(d), the consideration to be paid with respect to cancellation of the Option or SAR may be zero. Any payment or settlement pursuant to this subsection 8(d) will be made within thirty (30) days after the Change in Control or, if required by Code Section 409A, on the date that payment or settlement would have otherwise occurred under the terms of the Award.
9.	Miscellaneous.
(a)	Term. The Plan will be unlimited in duration and, in the event of Plan termination, will remain in effect as long as any Awards under it are outstanding; provided, however, that no Awards may be made under the Plan after the tenth (10th) anniversary of the Effective Date and any Awards granted prior to the Effective Date will not be effective until the Effective Date. Any Awards made under the Prior Plans will continue to be subject to the terms of the Prior Plans. No awards will be granted under the Prior Plans after the Effective Date.
(b)	General Restrictions. Delivery of shares of Stock or other amounts under the Plan will be subject to the following:
(i)	Notwithstanding any other provision of the Plan, the Company will have no liability to deliver any shares of Stock under the Plan or make any other distribution of benefits under the Plan unless such delivery or distribution would comply with all applicable laws (including, without limitation, the requirements of the Securities Act of 1933, as amended), and the applicable requirements of any securities exchange or similar entity.
(ii)	In the case of a Participant who is subject to Section 16(a) and 16(b) of the Exchange Act, the Committee may, at any time, add such conditions and limitations to any Award to such Participant, or any feature of any such Award, as the Committee, in its sole discretion, deems necessary or desirable to comply with Section 16(a) or 16(b) and the rules and regulations thereunder or to obtain any exemption therefrom.
(iii)	To the extent that the Plan provides for issuance of certificates to reflect the issuance of shares of Stock, the issuance may be effected on a non-certificated basis, to the extent not prohibited by applicable law or the applicable rules of any securities exchange.
(c)	Tax Withholding. All payments and distributions under the Plan will be subject to withholding of all applicable taxes, and the Committee may condition the delivery of any shares or other benefits under the Plan on satisfaction of the applicable withholding obligations. Except as otherwise provided by the Committee, such withholding obligations may be satisfied (i) through cash payment by Participant; (ii) through the surrender of shares of Stock which Participant already owns; or (iii) through the surrender of shares of Stock to which Participant is otherwise entitled under the Plan (including by means of net withholding); provided, however, that (A) the amount withheld in the form of shares of Stock under this subsection 9(c) may not exceed the minimum statutory withholding obligation (based on the minimum statutory withholding rates for Federal and state purposes, including, without limitation, payroll taxes) unless otherwise elected by Participant; (B) in no event will Participant be permitted to elect less than the minimum statutory withholding obligation; and (C) in no event will
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Participant be permitted to elect to have an amount withheld in the form of shares of Stock pursuant to this subsection 9(c) that exceeds the maximum individual tax rate for the employee in applicable jurisdictions.

(d)	Grant and Use of Awards. Subject to the terms and conditions of the Plan, in the discretion of the Committee, a Participant may be granted any Award permitted under the provisions of the Plan, and more than one Award may be granted to a Participant. Awards may be granted as alternatives to or replacement of Awards granted or outstanding under the Plan, or any other plan or arrangement of the Company or an Affiliate (including a plan or arrangement of a business or entity, all or a portion shares of common stock of which is acquired by the Company or an Affiliate). The Committee may use available shares of Stock hereunder as the form of payment for compensation, grants or rights earned or due under any other compensation plans or arrangements of the Company or an Affiliate, including the plans and arrangements of the Company or an Affiliate assumed in business combinations.
(e)	Restrictions on Shares and Awards. The Committee, in its discretion, may impose such restrictions on shares of Stock or cash acquired pursuant to the Plan, whether pursuant to the exercise of an Option or SAR, settlement of a Full Value Award or otherwise, as it determines to be desirable, including, without limitation, restrictions relating to disposition of the shares or cash and forfeiture restrictions based on service, performance, Stock ownership by Participant, conformity with the Company’s recoupment, compensation recovery, or clawback policies and such other factors as the Committee determines to be appropriate. Without limiting the generality of the foregoing, unless otherwise specified by the Committee, any awards under the Plan and any shares of Stock or cash issued pursuant to the Plan will be subject to the Company’s compensation recovery, clawback, and recoupment policies as in effect from time to time.
(f)	Settlement and Payments. Awards may be settled through cash payments, the delivery of shares of Stock, the granting of replacement Awards, or combination thereof as the Committee will determine. Any Award settlement, including payment deferrals, may be subject to such conditions, restrictions and contingencies as the Committee will determine. The Committee may permit or require the deferral of any Award payment (other than an Option or SAR and then only to the extent permitted by Code Section 409A), subject to such rules and procedures as it may establish, which may include provisions for the payment or crediting of interest, or dividend equivalents, including converting such credits into deferred Stock equivalents. Each Affiliate will be liable for payment of cash due under the Plan with respect to any Participant to the extent that such benefits are attributable to the services rendered for that Affiliate by Participant. Any disputes relating to liability of an Affiliate for cash payments will be resolved by the Committee.
(g)	Transferability. Except as otherwise provided by the Committee, Awards under the Plan are not transferable except as designated by Participant by will or by the laws of descent and distribution.
(h)	Form and Time of Elections; Notices. Unless otherwise specified herein, each election required or permitted to be made by any Participant or other person entitled to benefits under the Plan, and any permitted modification or revocation thereof, will be in writing filed with the Committee at such times, in such form and subject to such restrictions and limitations, not inconsistent with the terms of the Plan, as the Committee will require. Any notice or document required to be filed with the Committee or the Participant under the Plan will be properly filed if delivered in person, (including by e-mail notification with receipt requested), mailed by registered mail, postage prepaid, or sent by nationally recognized courier service to the Participant at the Participant’s most current address on file with the Company and, if to the Board or Committee, in care of the Company at its principal executive offices to the attention of the Company’s Chief Legal Officer or Chief Human Resources Officer. The Company may, by advance written notice to affected persons, revise such notice procedure from time to time. Any notice required under the Plan (other than a notice of election) may be waived by the person entitled to notice.
(i)	Action by Company or Affiliate. Any action required or permitted to be taken by the Company or any Affiliate will be by resolution of its board of directors, or by action of one or more members of the board (including a committee of the board) who are duly authorized to act for the board, or (except to the extent prohibited by applicable law or applicable rules of any securities exchange) by a duly authorized officer of such company.
(j)	Gender and Number. Where the context admits, words in any gender will include any other gender (or no gender), words in the singular will include the plural and the plural will include the singular.
(k)	Limitation of Implied Rights.
(i)	Neither a Participant nor any other person will, by reason of participation in the Plan, acquire any right in or title to any assets, funds or property of the Company or any Affiliate whatsoever, including, without limitation, any specific funds, assets
Workhorse Group	A-10	2023 Proxy Statement

or other property which the Company or any Affiliate, in its sole discretion, may set aside in anticipation of a liability under the Plan. A Participant will have only a contractual right to the shares of Stock or amounts, if any, payable under the Plan, unsecured by any assets of the Company or any Affiliate, and nothing contained in the Plan will constitute a guarantee that the assets of the Company or any Affiliate will be sufficient to pay any benefits to any person.

(ii)	The Plan does not constitute a contract of employment or continued service, and selection as a Participant will not give any participating individual the right to be retained in the employ or continued service of the Company or any Affiliate, nor any right or claim to any benefit under the Plan, unless such right or claim has specifically accrued under the terms of the Plan. Except as otherwise provided in the Plan, no Award under the Plan will confer upon the holder thereof any rights as a stockholder of the Company prior to the date on which the individual fulfills all conditions for receipt of such rights and shares of Stock are registered in his name.
(l)	Evidence. Evidence required of anyone under the Plan may be by certificate, affidavit, document or other information which the person acting on it considers pertinent and reliable, and signed, made or presented by the proper party or parties.
(m)	Governing Law. The Plan and all determinations made and actions taken pursuant hereto, to the extent not otherwise governed by the Code or the securities laws of the United States, will be governed by the law of the State of Nevada and construed accordingly.
(n)	Severability. If for any reason any provision or provisions of the Plan are determined invalid or unenforceable, the validity and effect of the other provisions of the Plan will not be affected thereby.
(o)	Foreign Individuals. Notwithstanding any other provision of the Plan to the contrary, the Committee may grant Awards to eligible persons who are foreign nationals on such terms and conditions different from those specified in the Plan as may, in the judgment of the Committee, be necessary or desirable to foster and promote achievement of the purposes of the Plan. In furtherance of such purposes, the Committee may make such modifications, amendments, procedures and subplans as may be necessary or advisable to comply with provisions of laws in other countries or jurisdictions in which the Company or an Affiliate operates or has employees. The foregoing provisions of this subsection 9(o) will not be applied to increase the share limitations of Section 5 or to otherwise change any provision of the Plan that would otherwise require the approval of the Company’s shareholders.
(p)	Code Section 409A. It is the intention of the Company that, to the extent that any provisions of this Plan or any Awards granted hereunder are subject to Code Section 409A, the Plan and the Awards comply with the requirements of Code Section 409A and that the Board shall have the authority to amend the Plan as it deems necessary or desirable to conform to Code Section 409A. Notwithstanding the foregoing, the Company does not guarantee that the Plan or Awards under the Plan will comply with Code Section 409A and the Committee is under no obligation to make any changes to the Plan or any Award to cause such compliance. Neither the Company, its Affiliates, nor their respective directors, officers, employees or advisers will be liable to any Participant (or any other individual claiming a benefit through Participant) for any tax, interest, or penalties Participant may owe as a result of participation in the Plan, and the Company and its Affiliates will have no obligation to indemnify or otherwise protect any Participant from the obligation to pay any taxes pursuant to Code Section 409A.
10.	Amendment, Modification, Suspension or Discontinuance of the Plan. The Board may, suspend, amend, or terminate the Plan, and the Board or Committee may amend any Award; provided, however, that, except for amendments to conform the Plan or an Award to the requirements of Code Section 409A, no amendment or termination of the Plan or amendment of any Award may, in the absence of written consent to the change by the affected Participant (or, if Participant is not then living, the affected beneficiary), adversely affect the rights of any Participant or beneficiary under any Award granted under the Plan prior to the date such amendment is adopted by the Board (or Committee, as applicable). Notwithstanding the foregoing, (a) adjustments pursuant to subsection 5(h) will not be subject to the foregoing limitations of this Section 10, (b) except that without the approval of the stockholders of the Company, no such amendment of the Plan will (i) increase the number of shares subject to the Plan (including with respect to Incentive Stock Options); (ii) be made to subsection 6(e) (relating to Option and SAR repricing); (iii) change the class of persons who are Eligible Persons; or (iv) effect any other change to the Plan if approval of the Company’s stockholders is required by law or the rules of any stock exchange on which the Stock is listed.
Workhorse Group	A-11	2023 Proxy Statement

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 05/01/2023. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/WKHS2023**
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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE "FOR" THE ELECTION OF THE NAMED NOMINEES AS DIRECTORS.

1. Election of Directors

Nominees	For	Against	Abstain
1a. Raymond J. Chess	☐	☐	☐
1b. Richard F. Dauch	☐	☐	☐
1c. Jacqueline A. Dedo	☐	☐	☐
1d. Pamela S. Mader	☐	☐	☐
1e. William G. Quigley III	☐	☐	☐
1f. Austin S. Miller	☐	☐	☐
1g. Brandon Torres Declet	☐	☐	☐
1h. Dr. Jean Botti	☐	☐	☐

THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE "FOR" PROPOSALS 2 AND 3.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

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Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com

Workhorse Group Inc.
PROXY FOR ANNUAL MEETING TO BE HELD ON MAY 2, 2023
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder hereby appoints Richard Dauch, Chief Executive Officer, and James Harrington, General Counsel, Chief Compliance Officer and Secretary, or either of them (each with full power to act alone), as attorneys and proxies for the undersigned, with the power to appoint his substitute, to represent and to vote all the shares of the common stock of Workhorse Group Inc. (the "Company"), which the undersigned would be entitled to vote, at the Company's Annual Meeting of Stockholders to be held on, May 2, 2023, at 10:30 a.m., Eastern Time, and any adjournments thereof, subject to the directions indicated on the reverse side hereof. **The Annual Meeting will be held in a virtual meeting format at www.virtualshareholdermeeting.com/WKHS2023.**

In their discretion, the Proxy is authorized to vote upon any other matter that may properly come before the meeting or any adjournments thereof.

This proxy, when properly executed, will be voted in the manner directed on the reverse side by the undersigned stockholder. **If no direction is made, this proxy will be voted FOR the election of the named nominees as directors and FOR Proposals 2 and 3.**

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

Continued and to be signed on reverse side

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